UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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Fox Corporation
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2025 Notice of Annual Meeting of Stockholders and Proxy Statement

November 14, 2025 at 10:00 a.m. (Pacific Standard Time)
Virtual Meeting Site: www.virtualshareholdermeeting.com/FOX2025

Fox Corporation 1211 Avenue of the Americas New York, New York 10036 (212) 852-7000
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on November 14, 2025, 10:00 a.m. (Pacific Standard Time)
Dear Stockholder:
The Annual Meeting of Stockholders of Fox Corporation (the “Company”) will be held on November 14, 2025 at 10:00 a.m. (Pacific Standard Time) exclusively via live webcast at www.virtualshareholdermeeting.com/FOX2025.
At the virtual Annual Meeting, the Company’s stockholders will be asked to:
•elect the seven Director nominees identified in this proxy statement to the Company’s Board of Directors;
•ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2026;
•approve, on an advisory basis, named executive officer compensation;
•approve, on an advisory basis, the frequency of future advisory votes to approve named executive officer compensation; and
•vote on two shareholder proposals, if properly presented at the Annual Meeting.
We will also consider any other business properly brought before the Annual Meeting and any adjournment or postponement thereof.
The foregoing items of business are more fully described in the Company’s proxy statement.
Participating in the Annual Meeting
All holders of the Company’s common stock as of the Record Date are invited to virtually attend and ask questions at the Annual Meeting. To participate, you will need the unique control number that was included in your proxy materials. If your shares of common stock are held in ‘‘street name,’’ meaning your shares are held in a brokerage account or by a bank or other nominee, and your proxy materials do not include a control number, you should contact the broker, bank or other nominee that holds your shares with any questions about obtaining a control number. Class B Common Stockholders may also vote at the Annual Meeting by following the instructions provided on the meeting website during the Annual Meeting. There will be no physical location for the Annual Meeting this year, and you will not be able to attend the Annual Meeting in person. For more information, please see the section of the proxy statement titled "Information About the Annual Meeting — Participating in the Annual Meeting."
Eligibility to Vote
While all of the Company’s stockholders are invited to virtually attend and ask questions at the Annual Meeting, only stockholders of record of the Company’s Class B Common Stock (“Class B Common Stock”) at the close of business on September 22, 2025 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Holders of the Company’s Class A Common Stock are not entitled to notice and to vote on the matters to be presented at the Annual Meeting or any adjournment or postponement thereof.

YOUR VOTE IS IMPORTANT Even if you plan to participate in the Annual Meeting virtually, we encourage you to vote and submit your proxy in advance by:

visiting www.proxyvote.com	returning your signed proxy card or voting instruction form	calling 1-800-690-6903 toll-free from the United States, U.S. territories and Canada

Advance voting deadlines are noted in the section of the proxy statement titled “Information About the Annual Meeting — Voting and Submission of Proxies.”

Important Information for Holders of Class B Common Stock
It is important that your shares of Class B Common Stock be represented and voted at the Annual Meeting. If you are a holder of shares of Class B Common Stock, you may submit a proxy for those shares by telephone or the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials, or if you requested a paper proxy card, you may submit your proxy by mail if you prefer. Please review the instructions on the proxy card or the information forwarded by your broker, bank or other nominee regarding the voting instructions. You may also vote your shares of Class B Common Stock at the Annual Meeting (even if you previously submitted a proxy) by following the instructions provided on the meeting website during the Annual Meeting. For more information, please see the section of the proxy statement titled "Information About the Annual Meeting — Voting and Submission of Proxies." Whether or not you plan to attend the virtual Annual Meeting, we urge you to submit a proxy for your shares of Class B Common Stock by telephone or the Internet or, if you requested a paper proxy card, by completing and returning the proxy card as promptly as possible prior to the Annual Meeting to ensure that your shares will be represented at the Annual Meeting.

Technical Assistance during the Annual Meeting
If you encounter any difficulties accessing the virtual Annual Meeting webcast, please call the technical support number that will be posted on the Annual Meeting Website log-in page beginning at 9:45 a.m. (Pacific Standard Time) on November 14, 2025.
You may vote your shares before the Annual Meeting by following the instructions described in the section of the proxy statement titled "Information About the Annual Meeting — Voting and Submission of Proxies." You do not need to access the Annual Meeting webcast to vote if you submitted your vote via proxy in advance of the Annual Meeting.

If you would like to register to receive materials relating to next year’s annual meeting of stockholders electronically instead of by mail, please select the “Electronic Delivery” link in the “Resources” section of the Company’s website at investor.foxcorporation.com. We highly recommend that you consider electronic delivery of these documents as it reduces the amount of paper used and mailed to your home.

Laura A. Cleveland Senior Vice President and Corporate Secretary New York, New York September 25, 2025

YOUR VOTE IS IMPORTANT
REGARDLESS OF HOW MANY SHARES OF CLASS B COMMON STOCK YOU OWN AS OF THE RECORD DATE, PLEASE SUBMIT A PROXY FOR YOUR SHARES BY TELEPHONE OR INTERNET OR, IF YOU HAVE REQUESTED A PAPER PROXY CARD, BY COMPLETING, SIGNING AND DATING THE PROXY CARD AND RETURNING IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, THE COMPANY ASKS YOUR COOPERATION IN PROMPTLY SUBMITTING YOUR PROXY BY TELEPHONE, INTERNET OR PROXY CARD.

i	2025 Proxy Statement

2025 Proxy Statement	ii

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical or current fact are “forward-looking statements” for purposes of federal and state securities laws. Forward-looking statements may include, among others, the words “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook” or any other similar words. Although the Company’s management believes that the expectations reflected in any of the Company’s forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any forward-looking statements. The Company’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties. Important factors that could cause the Company’s actual results, performance and achievements to differ materially from those estimates or projections contained in the Company’s forward-looking statements include, but are not limited to, government regulation, economic, strategic, political and social conditions. For more detailed information about these factors, see Item 1A, “Risk Factors” and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Caution Concerning Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025.
Forward-looking statements in this proxy statement speak only as of the date hereof. The Company does not undertake any obligation to update or release any revisions to any forward-looking statement made herein or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or to conform such statements to actual results or changes in our expectations, except as required by law.
We are providing our website address in this proxy statement solely for the information of investors. We do not intend the address to be an active link or to otherwise incorporate the contents of the website, including any reports that are noted in this proxy statement as being posted on the website, into this proxy statement or into any of our other filings with the Securities and Exchange Commission (“SEC”).

iii	2025 Proxy Statement

EXECUTIVE SUMMARY
This proxy statement is first being made available to stockholders on or about September 25, 2025 in connection with the solicitation by the Board of Directors (the “Board”) of Fox Corporation of proxies for use at the Company’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”). Except as otherwise indicated or where the context otherwise requires, in this proxy statement, “FOX,” the “Company,” “we,” “us” and “our” refer to Fox Corporation; “you,” “your,” “yours” and other words of similar import refer to holders of Class B Common Stock; and “fiscal” refers to the applicable fiscal year ended June 30.
We provide below highlights of certain information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider before you decide how to vote. You should read the entire proxy statement carefully before voting.

2025 Annual Meeting of Stockholders

Date and Time:	November 14, 2025 at 10:00 a.m. (Pacific Standard Time)
Virtual Meeting Location:
The Annual Meeting will be held exclusively via live webcast at www.virtualshareholdermeeting.com/FOX2025. For further information about participating in the Annual Meeting please see “Information About the Annual Meeting — Participating in the Annual Meeting.”

Record Date:	September 22, 2025
Voting:
Holders of Class B Common Stock, par value $0.01 per share (“Class B Common Stock”), are entitled to one vote per share on all matters to be presented at the Annual Meeting and may vote on the Internet at www.proxyvote.com, by telephone at 1-800-690-6903 or by completing and returning their proxy card or voting instruction form by 11:59 p.m. (Eastern Standard Time) on November 13, 2025; or by participating in the Annual Meeting at www.virtualshareholdermeeting.com/FOX2025.
Holders of Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), are not entitled to vote on the matters to be presented at the Annual Meeting. The Class A Common Stock and Class B Common Stock are referred to collectively in this proxy statement as the “Common Stock.”

Meeting Agenda Items

Proposal	Page Number	Voting Standard	Board Vote Recommendation
Management Proposals
Proposal No. 1: Election of Directors	5	Majority of votes cast	FOR each Director nominee
Proposal No. 2: Ratification of Selection of Independent Registered Public Accounting Firm for Fiscal Year Ending June 30, 2026	15	Majority of votes cast	FOR
Proposal No. 3: Advisory Vote to Approve Named Executive Officer Compensation	19	Majority of votes cast	FOR
Proposal No. 4: Advisory Vote to Approve the Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation	52	Plurality of votes cast	"1 YEAR"
Proposal No. 5: Improve Executive Compensation Program	53	Majority of votes cast	AGAINST
Proposal No. 6: Simple Majority Vote	55	Majority of votes cast	AGAINST

Board Nominees

Director Nominee	Director Since	Independent	Committee Memberships
			A	C	NCG
Lachlan K. Murdoch	2019
Tony Abbott AC	2023	✓			✓
William A. Burck	2021	✓		Chair	✓
Chase Carey	2019	✓	✓	✓
Roland A. Hernandez	2019	✓	Chair		✓
Margaret “Peggy” L. Johnson	2023	✓	✓	✓
Paul D. Ryan	2019	✓		✓	Chair
A = Audit Committee C = Compensation Committee NCG = Nominating and Corporate Governance Committee

2025 Proxy Statement	1

Board Skills, Independence and Age
Our Board is comprised of seven highly skilled directors, six of whom are independent, who bring a diverse range of skills and experiences to the Board’s oversight role. The following table summarizes the key skills and experiences the Board considers important in its decision to nominate or re-nominate individuals to the Board. Additional details about each individual Director nominee’s experiences and qualifications are presented in his or her biography.

	Executive Management Experience	Public Company Board Experience	Media Industry Experience	Finance & Accounting	Corporate Strategy	Technology	Risk Management & ESG	Business Development, M&A & Capital Markets	Government & Public Policy	Non-Profit, Education & Philanthropic Experience
Directors:
Lachlan Murdoch	✓	✓	✓	✓	✓	✓	✓	✓		✓
Tony Abbott	✓		✓		✓		✓	✓	✓	✓
William A. Burck	✓	✓	✓		✓		✓		✓	✓
Chase Carey	✓	✓	✓	✓	✓	✓	✓	✓		✓
Roland A. Hernandez	✓	✓	✓	✓	✓	✓	✓	✓		✓
Margaret “Peggy” L. Johnson	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Paul D. Ryan	✓	✓	✓		✓		✓	✓	✓	✓

85.7% Independent

Average: 62 years

Fiscal 2025 Business Highlights
FOX once again delivered strong operational and financial results in fiscal 2025, including record annual revenue, Adjusted EBITDA and Free Cash Flow. The Company focuses on producing and distributing quality news, sports and entertainment content that engages and informs audiences and deepens consumer relationships through its iconic brands, including FOX News Media, FOX Sports, Tubi Media Group, FOX Entertainment and FOX Television Stations. FOX also continued to focus on its long-term growth in fiscal 2025, investing in organic initiatives, while delivering meaningful returns of capital to stockholders.
During the fiscal year, FOX continued to reach and, in some cases, exceed its strategic goals, all pursuant to its fundamental priorities of delivering quality live and on-demand programming to large and engaged audiences, securing value for its market-leading brands and content and positioning itself for long-term growth. Fiscal 2025 highlights include:
•FOX News finished fiscal 2025 as the #1 cable network in Monday to Friday primetime and total day viewing among total viewers for the tenth consecutive year. For the fiscal year, FOX News delivered primetime total viewership that exceeded the combined viewership of other cable news channels, delivered ratings that were comparable to ratings delivered by the four broadcast networks in weekday primetime viewing, and was the #1 rated news network among all major political parties among adults 25-54. FOX Business finished as the most-watched business network among total business day viewers during fiscal 2025. Additionally, FOX News Media continued to enhance its digital footprint through the FOX Nation subscription video-on-demand (“SVOD”) service, which grew subscribers by over 34% compared to the prior year, and the FOX Weather free advertising-supported streaming television (“FAST”) service, which doubled its total view time (the total number of hours watched) compared to the prior year. FOX News Digital remained the most-engaged brand in digital news, leading in total views, minutes spent and social interactions in fiscal 2025.

2	2025 Proxy Statement

•FOX Sports was the industry leader in live events during the fiscal year with over 250 billion minutes of live sports event viewing on the FOX Network. During the fiscal year, the NFL regular season on FOX averaged over 18 million viewers, while the three NFC postseason games on FOX averaged over 38 million viewers, and Super Bowl LIX averaged nearly 128 million viewers across all platforms, making it the most-watched telecast in U.S. history. FOX’s America’s Game of the Week ranked as the #2 program on television among total viewers. The 2024 World Series on FOX averaged over 15 million viewers, the most watched World Series in seven years. In college football, the Michigan versus Ohio State game continues to stand as FOX’s most-watched regular season college football game. FOX’s inaugural broadcast of the Indy 500 drew over 7 million viewers, the highest for the race in 17 years. FOX’s Summer of Soccer featuring UEFA EURO 2024 and CONMEBOL Copa América 2024 was the most watched in U.S. English language TV history. Additionally, FOX aired the most-watched regular season women’s college basketball game on any network in the 2024-2025 season.
•In fiscal 2025, Tubi delivered record revenues, which grew 29% compared to the prior fiscal year and exceeded $1 billion for the first time. Total view time reached approximately 11 billion hours over the course of fiscal 2025, a record and an increase of 13% compared to the prior fiscal year. According to Nielsen’s The Gauge, Tubi finished the fiscal year among the most-watched free ad-supported streaming services in the U.S., reaching approximately 2.2% of all television viewing. Tubi partnered with FOX Sports to simulcast Super Bowl LIX, which averaged nearly 14 million Tubi viewers, setting a record for Super Bowl streaming viewership while peaking at 15.5 million concurrent streaming viewers. Tubi expanded its content offerings to nearly 300,000 movies and television episodes, including the premiere of over 70 new original titles throughout the fiscal year. Tubi also grew its linear streaming offerings to supplement its on-demand service with the launch of 40 sports, entertainment and local news channels to bring its total offering to over 320 channels as of the end of fiscal 2025.
•FOX Entertainment remained a leader in programming during the 2024-2025 broadcast season. In the key Adults 18-49 demographic, the FOX Network also featured the season’s #1 comedy program Universal Basic Guys, #1 unscripted debut Extracted, #1 game show The Floor, and television’s three highest-rated and most watched cooking shows with Gordon Ramsay’s Next Level Chef, Hell’s Kitchen and Kitchen Nightmares. The premiere of FOX Entertainment’s new hit medical drama Doc delivered 18 million viewers across platforms, ranking it as FOX Entertainment’s most-watched debut in five years. In addition, FOX Entertainment Studios produced or co-produced original content for third parties, including many of the leading SVOD services (Netflix, Amazon Prime Video, Hulu and Apple TV+).
•FOX Television Stations remains a leader in local news coverage, producing over 1,350 hours of local news coverage each week across 18 markets, including 14 of the top 15 Nielsen-designated market areas (“DMAs”). In fiscal 2025, FOX Television Stations achieved record political advertising revenues from the 2024 presidential election cycle. During the fiscal year, FOX Television Stations grew and enhanced its digital offerings through the continued rollout of local news content on connected televisions and FAST services in a number of markets as well as the expansion and success of the FOX Local Extension (FLX) digital advertising platform. FOX Television Stations’ total view time through connected televisions for the fiscal year grew 90% compared to the prior fiscal year and LiveNOW from FOX grew approximately 200% compared to the prior fiscal year. These initiatives led to Fox Television Stations digital advertising revenue growth of 29% as compared to the prior fiscal year.
•The Company generated healthy affiliate fee revenue growth of 5% due to higher average rates per subscriber and fees received from television stations that are affiliated with the FOX Network. Additionally, the Company’s key networks continue to be distributed on all major traditional and virtual multi-channel video programming distributor (“MVPD”) services, reflecting the highly coveted nature of the Company’s content.
•The Company generated robust advertising revenue growth of 26% as its portfolio of leading live news and sports brands continued to deliver engaged, real-time audiences at scale. During the fiscal year, the Company saw record revenues from both the U.S. presidential election cycle and the broadcast of Super Bowl LIX.
•The Company ended the fiscal year with approximately $5.4 billion of cash and cash equivalents on its balance sheet while returning approximately $1.25 billion of capital to its stockholders through the Company’s cash dividend and its stock repurchase program and retiring $600 million of debt in fiscal 2025. As of June 30, 2025, the Company has repurchased approximately $6.6 billion (approximately 190 million shares) under the stock repurchase program since the program’s launch in November 2019, with approximately $1 billion repurchased during fiscal 2025.
•FOX continues to broaden and deepen its corporate social responsibility efforts, with a focus on local community engagement. Our recent environmental, social and governance achievements are highlighted in FOX’s annual Corporate Social Responsibility Report, published in August 2025.

Corporate Governance
The Board has adopted a Statement of Corporate Governance that, in conjunction with the Company’s Amended and Restated Certificate of Incorporation, Amended and Restated By-Laws (the “By-laws”), other corporate governance documents and all applicable laws, provides a framework within which the Board may conduct its business and provides the appropriate oversight of management. Highlights of the Board’s approach to corporate governance include:
•Director Accountability. Each member of the Board (“Director”) is elected annually with a majority vote standard in uncontested elections, which includes a Director resignation policy as set forth in the Statement of Corporate Governance.
•Independent Board Oversight. As outlined in the Statement of Corporate Governance, the independent Directors of the Board annually elect a Lead Independent Director who has substantive responsibilities and significant authority including over meeting schedules, agendas and information sent to the Board. The Board holds regular executive sessions of the independent Directors without management present and the Lead Independent Director presides over such sessions.

2025 Proxy Statement	3

•Independent Board Committees. Only independent Directors serve on the Board’s key committees.
•Dual-Class Capital Structure. The Nominating and Corporate Governance Committee continues to consider the benefits and considerations of multi-class capital structures, including their effects on economic performance and investment in innovation, and the protections that such structures allow media companies to pursue independent journalism, and it continues to believe that a dual-class capital structure remains appropriate and in the best long-term interests of our stockholders.
•Board Oversight of Risk. The Board oversees the identification, monitoring and management of the Company’s risks and, with or through its committees as appropriate, regularly receives periodic updates from, and discusses with, senior management risks the Company faces, including operational, strategic, legal and regulatory, financial, reputational and sustainability and corporate social responsibility risks, and the plans to address them. The independent Directors also discuss the Company’s significant risks when they meet in executive session without management. In addition, each of the Board’s committees assists the Board in overseeing the management of the Company’s risks within the areas delegated to that committee by providing guidance and reports to the full Board with respect to these risks as appropriate.
•Stock Ownership Requirements. The Compensation Committee maintains stock ownership guidelines for our named executive officers and non-executive Directors to ensure the close alignment of their interests with those of other long-term stockholders.
•Prohibition on Hedging and Pledging. To further align interests and protect against unnecessary risk-taking, the Board has adopted a policy that prohibits all Directors and employees, including our named executive officers, from hedging and pledging Company securities and other actions as described in the section titled “Corporate Governance” below.
•Insider Trading Policy. The Company maintains a policy governing the purchase, sale, and other transactions in the Company’s securities, which applies to the members of the Board, director emeriti and employees, as well as certain family members and controlled entities. The policy also addresses Company repurchases of its own securities, including through stock repurchase programs authorized by the Board. For more information, please refer to the section titled “Corporate Governance” below.

Executive Compensation
The Company has established a compensation program that seeks to closely align the interests of its named executive officers with the interests of its stockholders.
•The Company’s executive compensation program is designed to attract, retain and motivate top executive talent, drive performance without encouraging unnecessary or excessive risk-taking and support both short-term and long-term value creation for stockholders.
•The Company’s annual bonus program and long-term equity-based program under the Fox Corporation 2019 Shareholder Alignment Plan (the “2019 SAP”) for its named executive officers rely on a number of diversified performance metrics. Collectively, the annual bonus program and equity-based awards granted under the 2019 SAP result in a significant portion of each named executive officer’s total compensation opportunity being dependent upon achievement of targeted levels of financial performance, stock price appreciation, relative total shareholder returns and individual and group contributions.
•The Company has strong governance policies related to executive compensation. The Compensation Committee is comprised entirely of independent Directors. In addition, the Company’s named executive officer compensation programs include risk mitigation features, such as Compensation Committee discretion and oversight, a balance of annual and long-term incentives, the use of multiple performance metrics and performance measurement periods, award opportunities that are fixed or capped and recoupment provisions for performance-based compensation. The Compensation Committee annually oversees an assessment of risks related to compensation policies and practices and considers the input of its independent compensation consultant regarding our named executive officer and non-executive Director compensation practices and framework.
•As described above, the Compensation Committee maintains stock ownership guidelines that apply to the Company’s named executive officers, and the Company prohibits hedging and pledging of the Company’s securities by all Directors and employees, including the named executive officers.
•To comply with the clawback rules under the Exchange Act and the associated SEC rules and Nasdaq listing standards, the Board maintains the Fox Corporation Clawback Policy (the “Clawback Policy”). The Clawback Policy provides for the mandatory recovery of erroneously awarded incentive-based compensation (if any) from current and former executive officers of the Company (“Covered Officers”) in the event that the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws. In addition, the Clawback Policy goes beyond the SEC rules and Nasdaq listing standards and provides the Compensation Committee with the discretion to require reimbursement of all or any portion of any bonus paid to the Covered Officers with respect to the period in which the executive engaged in harassment, discrimination and/or retaliation, including the failure to respond to allegations or complaints of such behaviors.
The “Compensation Discussion and Analysis” begins on page 20 and the “Executive Compensation” section, which includes the fiscal year ended June 30, 2025 Summary Compensation Table and other related tables and disclosure, begins on page 34.

4	2025 Proxy Statement

PROPOSAL NO. 1: ELECTION OF DIRECTORS
The Board has nominated seven Director nominees for election at this Annual Meeting to hold office until the next annual meeting or until his or her successor is duly elected and qualified. If, for any reason, any of the Director nominees become unavailable for election, the proxy holders may exercise discretion to vote for a substitute nominee proposed by the Board. The information with respect to principal occupation or employment, other affiliations and business experience was furnished to the Company by the respective Director nominee. The ages shown are as of September 22, 2025. Each of the Director nominees has indicated that he or she will be able to serve if elected and has agreed to do so.

Lachlan K. Murdoch Age: 54 Director Since: 2019
Lachlan K. Murdoch has been Executive Chair of the Board since January 2019 and Chief Executive Officer of the Company since October 2018. Mr. L.K. Murdoch served as Executive Chairman of Twenty-First Century Fox, Inc. (“21CF”), the Company’s former parent, from 2015 to March 2019, its Co-Chairman from 2014 to 2015 and a Director since 1996. He served as Executive Chairman of NOVA Entertainment, an Australian media company, from 2009 to 2022 and has served as the Executive Chairman of Illyria Pty Ltd, a private company, since 2005. Mr. L.K. Murdoch was a Director of Ten Network Holdings Limited, an Australian media company, from 2010 to 2014 and its Non-Executive Chairman from 2012 to 2014, after serving as its Acting Chief Executive Officer from 2011 to 2012. He has served as a Director of News Corporation (“News Corp”) since 2013, where he served as its Co-Chairman from 2014 to 2023 and its Chair since 2023. Mr. L.K. Murdoch is the son of Mr. K. Rupert Murdoch, who stepped down as Chair and was appointed Chairman Emeritus of the Company in November 2023.
Mr. L.K. Murdoch brings to the Board a wealth of knowledge regarding the Company’s operations and the media industry, as well as management and strategic skills. With his extensive experience leading the Company and 21CF and his expertise in the media industry, Mr. L.K. Murdoch leads the Board in developing corporate strategies, directing the corporate agenda and overseeing the Company’s operations.

Tony Abbott AC Age: 67 Director Since: 2023
Tony Abbott AC has been a Director of the Company since November 2023 and serves as a member of the Nominating and Corporate Governance Committee. Mr. Abbott served as the 28th Prime Minister of Australia from 2013 to 2015. Mr. Abbott was Leader of the Liberal Party of Australia from 2009 to 2015 and a member of parliament from 1994 to 2019. Mr. Abbott was an advisor to the UK Board of Trade from September 2020 to August 2024. In addition, he has served as the Australian Commissioner of the Global Tech Security Commission since 2023 and served on the Board of Trustees of the Global Warming Policy Foundation since 2023, the Advisory Board of The Alliance for Responsible Citizenship since 2023, the Council for the Australian War Memorial since 2019 and the Board of the Ramsay Center for Western Civilisation since 2016.
Mr. Abbott brings to the Board decades of executive leadership, expertise in matters of trade, economic and public policy, and a strong international business development network.

William A. Burck Age: 54 Director Since: 2021
William A. Burck has been a Director of the Company since June 2021 and serves as Chair of the Compensation Committee and as a member of the Nominating and Corporate Governance Committee. Mr. Burck is Global Co-Managing Partner of the law firm Quinn Emanuel Urquhart & Sullivan, LLP, where he has been a partner since 2012. Mr. Burck served as Deputy Staff Secretary, Special Counsel and Deputy White House Counsel to President George W. Bush from 2005 to 2009. Mr. Burck previously served in the Criminal Division of the U.S. Department of Justice, as an Assistant United States Attorney in the Southern District of New York, and as a law clerk for Supreme Court Justice Anthony M. Kennedy.
Mr. Burck is a leading trial lawyer and corporate counselor who brings to the Board his decades of experience advising companies, boards of directors, senior executives and government officials in complex litigation and business matters. His experience, including government service, strengthens the Board’s insight on regulatory issues and important constitutional questions.

2025 Proxy Statement	5

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Chase Carey Age: 71 Director Since: 2019
Chase Carey has been a Director of the Company since March 2019. Mr. Carey is the Lead Independent Director and serves as a member of the Audit Committee and the Compensation Committee. Mr. Carey has served on the Board of Directors of Liberty Media Corporation since January 2025. He served as Chief Executive Officer of Formula 1 Group from 2017 to 2021 and as its Chairman from 2016 to 2022. Mr. Carey served 21CF in numerous roles, including as Vice Chairman of the 21CF Board from July 2016 to March 2019, Executive Vice Chairman from July 2015 through June 2016, President and Chief Operating Officer and Deputy Chairman from 2009 through June 2015, Co-Chief Operating Officer from 1996 to 2002, a consultant from 2016 to 2018 and a Director from 1996 to 2007. Mr. Carey served on the Supervisory Board of Sky Deutschland, a German media company, from 2010 to 2014 and as its Chairman from 2010 to 2013. Mr. Carey was a Director of Sky plc from 2003 to 2009 and from 2013 to 2018. He was a Director of Saban Capital Acquisition Corp. from 2016 to 2019 and Chief Executive Officer, President and a Director of DIRECTV from 2003 to 2009.
Mr. Carey provides the Board with extensive executive experience and operational expertise in the media and sports industries. Having served in a variety of leadership positions at 21CF and its affiliates for over 30 years, Mr. Carey has a broad and deep understanding of the Company and its operations.

Roland A. Hernandez Age: 67 Director Since: 2019
Roland A. Hernandez has been a Director of the Company since March 2019 and serves as Chair of the Audit Committee and as a member of the Nominating and Corporate Governance Committee. Since 2001, Mr. Hernandez has been the Founding Principal and Chief Executive Officer of Hernandez Media Ventures, a company engaged in the acquisition and management of media assets. Mr. Hernandez was President and Chief Executive Officer of Telemundo Group, Inc. from 1995 to 2000 and its Chairman from 1998 to 2000. Mr. Hernandez also serves on the Board of Directors of U.S. Bancorp and Take-Two Interactive Software, Inc. Mr. Hernandez previously served on the Boards of Directors of Belmond Ltd., MGM Resorts International, The Ryland Group, Inc., Sony Corporation, Vail Resorts, Inc. and Wal-Mart Stores Inc. He serves on the Advisory Board of Harvard Law School.
As a veteran media owner and executive, Mr. Hernandez offers strong leadership, operational and strategic expertise. His significant experience on public company boards of directors is a valuable resource to the Board, in particular relating to financial reporting, accounting and corporate governance matters.

Margaret “Peggy” L. Johnson Age: 63 Director Since: 2023
Margaret “Peggy” L. Johnson has been a Director of the Company since November 2023 and serves as a member of the Audit Committee and the Compensation Committee. Ms. Johnson has been the Chief Executive Officer of Agility Robotics, a robotics engineering company, since March 2024. Ms. Johnson previously served as the Chief Executive Officer of Magic Leap, Inc., a U.S. augmented reality company, from August 2020 to October 2023. She served as Executive Vice President of Business Development at Microsoft Corporation, where she was responsible for strategic deals and partnerships across various industries, from 2014 to 2020. Before Microsoft, Ms. Johnson was Executive Vice President of Qualcomm Technologies, Inc. and President of Global Market Development at Qualcomm Incorporated. Ms. Johnson has served on the Board of Directors of BlackRock, Inc. since 2018 and served on the Board of Directors of Live Nation Entertainment, Inc. from 2013 to 2018. She was an Advisor to Huntington’s Disease Society of America, San Diego Chapter from 2010 to 2020.
Ms. Johnson brings to the Board a wealth of expertise and leadership experience across the technology sector, providing the Company with unique insight into emerging technologies and over three decades of business operations and strategic development experience.

Paul D. Ryan Age: 55 Director Since: 2019
Paul D. Ryan has been a Director of the Company since March 2019 and serves as Chair of the Nominating and Corporate Governance Committee and a member of the Compensation Committee. He is a General Partner of the private equity firm Solamere Capital, LLC and Chair of the firm’s Executive Partner Group. He is Vice Chairman of Teneo Strategy LLC and also serves on the Advisory Boards of Robert Bosch Gmbh and Paradigm Operations L.P. and the Boards of Directors of Xactus (formerly UniversalCIS) and SHINE Medical Technologies, LLC. Mr. Ryan served as Chairman of the Board of Directors of Executive Network Partnering Corporation from 2020 to 2022. He has been a Professor of the Practice, Political Science and Economics, at the University of Notre Dame since 2019. Mr. Ryan was the 54th Speaker of the U.S. House of Representatives from 2015 to 2019, Chairman of the House Ways and Means Committee from January 2015 to October 2015 and Chairman of the House Budget Committee from 2011 to 2015. Mr. Ryan served as a Member of the U.S. House of Representatives from 1999 to 2019. In 2012, he was selected to serve as former Governor Mitt Romney’s Vice-Presidential nominee.
A proven leader and policy expert, Mr. Ryan’s extensive experience provides the Company with perspectives on strategy and operations in regulated industries. He offers the Board valuable insight on leadership, public policy and strategic development.

The Board unanimously recommends a vote “FOR” the election of each of the nominees listed above.

6	2025 Proxy Statement

CORPORATE GOVERNANCE
Commitment to Corporate Governance and Ethical Compliance. The Company is committed to maintaining robust governance practices and a strong ethical culture that benefit the long-term interests of our stockholders. The Company, along with the Board, regularly reviews, updates and enhances its corporate governance practices and compliance and training programs, as appropriate, in light of stockholder and director feedback, changes in applicable laws, regulations and stock exchange requirements, and the evolving needs of the Company’s business. The Company’s corporate governance and compliance practices include:
•Director Accountability. Each Board member is elected annually with a majority vote standard in uncontested elections, which includes a Director resignation policy as set forth in the Statement of Corporate Governance.
•Independent Board Oversight. As outlined in the Statement of Corporate Governance, the independent Directors of the Board annually elect a Lead Independent Director who has substantive responsibilities and significant authority including over meeting schedules, agendas and information sent to the Board. The Board holds regular executive sessions of the independent Directors without management present and the Lead Independent Director presides over such sessions.
•Independent Board Committees. Only independent Directors serve on the Board’s key committees.
•Dual-Class Capital Structure. The Nominating and Corporate Governance Committee continues to consider the benefits and considerations of multi-class capital structures, including their effects on economic performance and investment in innovation, and the protections that such structures allow media companies to pursue independent journalism, and it continues to believe that a dual-class capital structure remains appropriate and in the best long-term interests of our stockholders.
•Board Oversight of Risk. Although risk management is primarily the responsibility of the Company’s management, the Board is responsible for overseeing management’s identification, monitoring and management of risk. The Board does not view risk in isolation; it considers risks in making significant business decisions and as part of the Company’s overall business strategy.
•The Board, with or through its committees as appropriate, regularly has discussions with and receives periodic updates from the Company’s Executive Chair and Chief Executive Officer, President and Chief Operating Officer, Chief Legal and Policy Officer, Chief Financial Officer and other members of senior management regarding significant risks to the Company, including in connection with the annual review of the Company’s business plan and its review of budgets, strategy and major transactions. These discussions include operational, strategic, legal and regulatory, financial, reputational and sustainability and corporate social responsibility risks, and the plans to address these risks. The independent Directors also discuss the Company’s significant risks when they meet in executive session without management.
•In addition, each of the Board’s committees assists the Board in overseeing the management of the Company’s risks within the areas delegated to that committee by providing guidance and reports to the full Board with respect to these risks as appropriate. The Audit Committee is responsible for (i) overseeing the Company’s policies and practices with respect to risk assessment and risk management, including with respect to cybersecurity and the use of artificial intelligence, (ii) overseeing the Company’s financial and other major risk exposures and the steps taken to monitor and control them, and (iii) providing guidance to the Board on such matters. The Compensation Committee has responsibility for monitoring risks associated with the design and administration of the Company’s compensation programs, and the Nominating and Corporate Governance Committee oversees risks relating to the Company’s corporate governance processes and sustainability and corporate social responsibility. Each committee has full access to management, as well as the ability to engage advisors. Each of the Board’s committees reviews its charter and responsibilities annually.
•Board Oversight of Human Capital Management and Sustainability and Corporate Social Responsibility Matters. The Compensation Committee assists the Board in reviewing and assessing the Company’s strategies and policies related to human capital management and oversight of the Company’s stockholder engagement efforts with respect to human capital management matters, together with the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee also oversees, reviews and monitors the Company’s sustainability and corporate social responsibility efforts, as well as the related risks and the Company’s reporting with respect to such matters.
•Political Activities. The Nominating and Corporate Governance Committee reviews and oversees compliance with the Company’s Political Activities Policy and reviews and oversees its Political Activities Report. In direct response to stockholder feedback and as part of our efforts to promote transparency and accountability, the Company adopted significant updates to its Political Activities Policy and enhanced its political activities disclosures by publishing its first annual Political Activities Report in 2022. Both the Political Activities Policy and the Political Activities Report are reviewed and updated on at least an annual basis and are available on the Company’s website at foxcorporation.com.
•Stock Ownership Requirements. The Compensation Committee maintains stock ownership guidelines for our named executive officers and non-executive Directors to ensure the close alignment of their interests with those of other long-term stockholders.

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CORPORATE GOVERNANCE
•Prohibition on Hedging and Pledging. To further align interests and protect against unnecessary risk-taking, the Board has adopted a policy that prohibits all Directors and employees, including our named executive officers, from engaging in short sales of the Company’s securities and investing in Company-based derivative securities. In addition, the policy prohibits all Directors and employees, including our named executive officers, from pledging any Company securities that they hold directly, hedging any Company securities that they hold directly or indirectly, or hedging or pledging equity compensation. The Compensation Committee periodically reviews the Company’s hedging and pledging policies.
•Insider Trading Policy. The Company maintains a policy governing the purchase, sale, and other transactions in the Company’s securities, which applies to the members of the Board, director emeriti and employees, as well as certain family members and controlled entities. Our policy (i) provides broad prohibitions against the illegal and unauthorized use and disclosure of material non-public information about FOX as well as other companies, and (ii) subjects our directors, officers and certain other designated individuals to additional trading restrictions. The policy also addresses Company repurchases of its own securities, including through stock repurchase programs authorized by the Board. We believe our policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the listing standards applicable to the Company.
•Codes of Conduct and Other Corporate Governance Policies. The Board has adopted a Statement of Corporate Governance, Standards of Business Conduct and charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, each of which assist the Board in the exercise of its responsibilities and serve as a framework for the effective governance of the Company. The Board supervises the enforcement of the Standards of Business Conduct and other Company policies through the Company’s Ethics and Compliance Program, with the assistance of the Audit Committee, which oversees the content and operation of the program.
•Harassment or Discrimination Based on Sex, Race or Other Protected Categories. The Nominating and Corporate Governance Committee oversees the Company’s business practice and corporate value of zero tolerance for sexual harassment, race discrimination and all other forms of discrimination. The Standards of Business Conduct, together with the Preventing Harassment, Discrimination and Retaliation Policy, provide the Company with a framework for handling discrimination or harassment complaints and taking remedial measures if the Company determines that there has been a violation of the Company’s policies against such conduct. In addition, the Company’s Clawback Policy goes beyond the SEC rules and Nasdaq listing standards and provides the Compensation Committee with the discretion to require reimbursement of all or any portion of any bonus paid to the Covered Officers with respect to the period in which the executive engaged in harassment, discrimination and/or retaliation, including the failure to respond to allegations or complaints of such behaviors.
•Workplace Civility and Respect. The Standards of Business Conduct, Statement of Corporate Governance and Preventing Harassment, Discrimination and Retaliation Policy affirm the Company’s commitment to corporate policies that create a safe, productive and welcoming workplace for all of the Company’s employees and foster an environment of trust. FOX supports multiple employee resource groups, established based on common identities or interests, to enhance career development, enable company-wide networking, cultivate respect within the workplace and promote belonging.
•Oversight and Ongoing Enhancement of Compliance Programs. The Company has adopted several operational compliance policies and programs to effectuate and supplement the principles set forth in the Standards of Business Conduct, including a Global Anti-Bribery and Anti-Corruption Policy, an Insider Trading and Confidentiality Policy, a Political Activities Policy, a Global Sanctions, Anti-Boycott and Import/Export Policy, a Human Rights Statement, a Preventing Harassment, Discrimination and Retaliation Policy, Supplier and Subcontractor Standards titled “Doing Business with FOX” and Principles Governing Fair Competition. In addition, the Board has also adopted and oversees the Company’s Ethics and Compliance Program to enforce the Standards of Business Conduct and these policies. The Audit Committee assists the Board by reviewing the content and operation of the Ethics and Compliance Program, including the content of the Standards of Business Conduct. All employees, officers and Directors are required to complete periodic training on the key elements of these policies and the Standards of Business Conduct. The Company has established internal controls to monitor and evaluate ongoing compliance with these policies. These policies and controls are regularly reviewed and audited to evaluate their effectiveness and adequacy to address potential compliance risks posed by factual and legal developments.
•Independent, Anonymous Complaint Process. The Company maintains a third-party managed hotline (“Alertline”) that permits the anonymous reporting of compliance and other concerns by employees and non-employees. All Alertline submissions are reviewed and investigated by appropriate members of management. The results of all such investigations are reported to senior management and the Audit Committee on a quarterly basis.
Independent Directors. The Board considers the criteria contained in the definition of “Independent Director” as set forth in Nasdaq Listing Rule 5605(a)(2) in its determination of whether a Director shall be deemed to be independent of the Company. However, the Board may determine that a Director is not independent for any reason it deems appropriate.
During its review of Director independence, the Board considers all relevant facts and circumstances. The Board considers transactions and relationships between each Director, or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The Board also examines transactions and relationships between the Directors or their affiliates and members of the Company’s senior management or their affiliates. The purpose of this review is to determine whether any such relationships or transactions are inconsistent with a determination that the Director is independent.
As a result of its review, the Board affirmatively determined that Mr. Abbott, Mr. Burck, Mr. Carey, Mr. Hernandez, Ms. Johnson and Mr. Ryan are independent of the Company and its management under the standards set forth in the Nasdaq listing rules. A majority of Directors are independent as required under applicable Nasdaq listing rules and by the Statement of Corporate Governance, and only independent directors serve on the Board's key committees.

8	2025 Proxy Statement

CORPORATE GOVERNANCE
Board Leadership Structure. The Board is responsible for establishing and maintaining the most effective leadership structure for the Company. To retain flexibility in carrying out this responsibility, the Board has not adopted a policy that expressly requires that the Chair of the Board shall be an independent member of the Board. However, pursuant to the Statement of Corporate Governance, if the Chair is not an independent Director, an independent, non-executive Director shall be elected annually by a majority of the independent, non-executive Directors of the Board as Lead Independent Director. Since March 19, 2019, the date on which the Company became a standalone publicly traded company, Mr. L.K. Murdoch serves as Executive Chair and Chief Executive Officer of the Company.
The independent Directors have elected Mr. Carey to serve as the Lead Independent Director. As set forth in the Statement of Corporate Governance, the Lead Independent Director’s responsibilities include:
•presiding over all meetings of the Board at which the Chair of the Board is not present, including executive sessions of the non-executive Directors and the independent Directors;
•communicating to the Chair of the Board feedback from executive sessions as appropriate;
•serving as liaison between the Chair of the Board and the independent Directors;
•approving information sent to the Board and meeting agendas for the Board;
•approving meeting schedules to assure that there is sufficient time for discussion of all agenda items;
•calling meetings of the non-executive Directors and/or independent Directors, if desired;
•participating in the Compensation Committee’s evaluation of the performance of the Chief Executive Officer;
•supervising the self-evaluations of the Directors in coordination with the Nominating and Corporate Governance Committee;
•supervising the Board’s determination of the independence of its Directors; and
•ensuring his or her availability for consultation and direct communications, if requested by major stockholders.
The Board believes that this management and Board leadership structure, combined with the oversight of the Board comprised of a majority of independent Directors, a Lead Independent Director role with significant responsibilities and the Company’s robust corporate governance policies and procedures, effectively maintains independent oversight of management and is in the best interests of the Company’s stockholders. Having Mr. Murdoch, who is deeply involved with the Company’s businesses, serve as Executive Chair and Chief Executive Officer, provides strong leadership to the Board in the execution of the Company’s strategy and facilitates the flow of information between the Board and management.
The Board reviews its leadership structure at least annually taking into account the responsibilities of the leadership positions and the Directors qualified to hold such positions. In conducting this review, the Board considers, among other things: (i) the policies and practices in place that provide independent Board oversight; (ii) the Company’s performance and the effect a particular leadership structure may have on that performance; (iii) the structure that serves the best interests of the Company’s stockholders; and (iv) any relevant legislative or regulatory developments.
CEO and Senior Management Succession Planning. The Board, with the assistance of the Compensation Committee, oversees succession planning for the Chief Executive Officer and other members of senior management. As set forth in the Statement of Corporate Governance, the Board, in coordination with the Compensation Committee, also sees that the Company has in place appropriate steps to address emergency CEO succession in the event of extraordinary circumstances.
As part of the succession planning process, on an annual basis at a regularly scheduled meeting, the Chief Executive Officer provides the Compensation Committee recommendations and evaluations of candidates and their succession potential to the Chief Executive Officer and other senior management positions. The Compensation Committee reviews potential candidates with the Chief Executive Officer or other members of senior management as the Compensation Committee considers appropriate, which covers development needs and progress with respect to specific individuals. Directors engage with potential candidates at Board and committee meetings and periodically in less formal settings to allow personal assessment of candidates. Further, the Compensation Committee periodically reviews the qualifications, tenure and experience of members of senior management. The Lead Independent Director also participates in the Compensation Committee’s evaluation of the performance of the Chief Executive Officer.
Emergency CEO succession planning enables the Company to respond to an unexpected vacancy in the Chief Executive Officer position while continuing the effective operation of the Company and minimizing any potential disruption to the Company’s business and operations, including in the case of a major catastrophe.
Stockholder Engagement. The Board values engaging directly with the Company’s stockholders. The Company has participated in several investor conferences and has held numerous meetings with retail and institutional stockholders to discuss various topics, including its financial performance, strategy, corporate governance and executive compensation program. The Company's engagement efforts take place through telephone calls, in-person meetings and correspondence with our investors. For further information, please see “Compensation Discussion and Analysis—Engagement with Stockholders and Compensation Committee’s Annual Review of its Compensation Practices.”

2025 Proxy Statement	9

CORPORATE GOVERNANCE
Statement of Corporate Governance. The Board has adopted a Statement of Corporate Governance that sets forth the Company’s corporate governance guidelines and practices. The full text of the Statement of Corporate Governance may be found on the Company’s website at foxcorporation.com/corporate-governance/statement-corporate-governance and is available in print to any stockholder from the Secretary of the Company. Each Director has certified that he or she has reviewed the Statement of Corporate Governance, has complied with it and will comply with it.
Standards of Business Conduct. The Board has adopted a code of ethics, the Standards of Business Conduct. The Standards of Business Conduct confirm the Company’s policy to conduct its affairs in compliance with all applicable laws and regulations and observe the highest standards of business ethics. The Standards of Business Conduct also apply to ensure compliance with stock exchange requirements and to ensure accountability at a senior management level for that compliance. The Company intends that the spirit, as well as the letter, of the Standards of Business Conduct be followed by all Directors, officers and employees of the Company, its subsidiaries and divisions, including the Company’s principal executive officer and principal financial and accounting officers. This is communicated to each new Director, officer and employee and was communicated to those in such positions at the time the Standards of Business Conduct were adopted. The Board has also adopted and, with the assistance of the Audit Committee, oversees the Company’s Ethics and Compliance Program to enforce the Standards of Business Conduct and other Company policies. The full text of the Standards of Business Conduct may be found on the Company’s website at foxcorporation.com/corporate-governance/sobc and is available in print to any stockholder from the Secretary of the Company. Amendments to the Standards of Business Conduct or any waiver from a provision of the Standards of Business Conduct requiring disclosure under applicable SEC rules will also be disclosed on the Company’s website.
Director Nomination Process. The Nominating and Corporate Governance Committee develops criteria for filling vacant Board positions, taking into consideration such factors as it deems appropriate, including the candidate’s education and background; his or her leadership and ability to exercise sound judgment; his or her general business experience and familiarity with the Company’s businesses; and whether he or she possesses unique expertise or perspective that will be of value to the Company. Candidates should not have any interests that would materially impair their ability to exercise independent judgment or otherwise discharge the fiduciary duties owed as a Director to the Company and its stockholders. All candidates must be individuals of personal integrity and ethical character, and who value and appreciate these qualities in others. It is expected that each Director will devote the necessary time to the fulfillment of his or her duties as a Director. In this regard, the Nominating and Corporate Governance Committee will consider the number and nature of each Director’s other commitments, including other directorships. The Nominating and Corporate Governance Committee seeks to promote a wide range of professional backgrounds, expertise and perspectives among Board members.
Russell Reynolds Associates Inc. has been retained in the past to assist the Nominating and Corporate Governance Committee in its work in identifying and vetting candidates from time to time. The Nominating and Corporate Governance Committee makes its recommendation to the full Board, which makes the final determination whether to nominate or appoint Director candidates.
Stockholder Nomination Procedure. The Company’s By-laws provide procedures for stockholders to nominate persons for election as Directors.
Pursuant to the By-laws, to be timely for the 2026 Annual Meeting (as defined below), stockholder nominations must be in writing and received by the Company’s Secretary at the Company’s principal executive offices between 5:00 p.m. (New York Time) on July 17, 2026 and 5:00 p.m. (New York Time) on August 14, 2026. Stockholder nominations must contain all information relating to the stockholder and the stockholder nominee as would be required pursuant to the By-laws. For further information, please see “2026 Annual Meeting of Stockholders” below.
Director candidates recommended by stockholders should meet the Director qualifications set forth under the heading “Director Nomination Process.” Director candidates recommended by stockholders who meet these Director qualifications will be considered by the Chair of the Nominating and Corporate Governance Committee, who will present the information on the candidate to the entire Nominating and Corporate Governance Committee. All Director candidates recommended by stockholders will be considered by the Nominating and Corporate Governance Committee in the same manner as any other candidate.
Communication with the Board. Stockholders play an integral part in corporate governance and the Board ensures that stockholders are kept fully informed through:
•information provided on the Company’s website foxcorporation.com, including the Company’s annual report which is distributed to all stockholders electing to receive it and which is available to all stockholders on request, as set forth under the heading “Annual Report;”
•reports and other disclosures made periodically to the SEC and Nasdaq; and
•notices and proxy statements of special and annual meetings of stockholders.
It is the policy of the Company to facilitate communications of stockholders and other interested parties with the Board and its various committees. Stockholders may raise matters of concern at the annual meetings of stockholders. In addition, any stockholder or other interested party wishing to communicate with any Director, including the Lead Independent Director, any committee of the Board or the Board as a whole, may do so by submitting such communication in writing and sending it by regular mail to the attention of the appropriate party or to the Board of Directors, Fox Corporation, 1211 Avenue of the Americas, New York, New York 10036. This information is also posted on the Company’s website at foxcorporation.com.
Director Evaluation Policy. The Lead Independent Director and the Nominating and Corporate Governance Committee are responsible for conducting an annual review and evaluation of the Board’s conduct and performance through a self-evaluation form that assesses, among other things, Board structure and composition, Board responsibilities, Board meetings and materials and

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CORPORATE GOVERNANCE
Board and management interactions. The review seeks to identify specific areas, if any, in need of improvement or strengthening and culminates in a discussion by the full Board, as well as a separate discussion among the independent Directors, of the results and any actions to be taken. In addition, each standing committee of the Board evaluates its performance annually and reports to the Board on such evaluation.

Committees and Meetings of the Board of Directors
During fiscal 2025, the Board held a total of four meetings. All of the Directors attended at least 75% of the regularly scheduled and special meetings of the Board that each was eligible to attend and the meetings of the committees on which each served.
It is the policy of the Board to hold regular executive sessions of the independent Directors without management present. During fiscal 2025, the independent Directors of the Board met four times without management present. Mr. Carey currently serves as the Lead Independent Director and presides over executive sessions. Directors are encouraged to attend and participate in the Company’s annual meetings of stockholders. All of the Directors attended the Company’s 2024 annual meeting of stockholders, with the exception of Margaret “Peggy” L. Johnson.
The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. These committees are comprised entirely of independent Directors, as required under the rules of the Exchange Act and Nasdaq. Each committee is governed by a written charter approved by the Board. These charters are available on the Company’s website at foxcorporation.com/corporate-governance/board-committees and are available in print to any stockholder from the Corporate Secretary of the Company.
Audit Committee. The Audit Committee consists of Mr. Hernandez, who serves as Chair, Mr. Carey and Ms. Johnson.
The Audit Committee assists the Board in its oversight of:
•the integrity of the Company’s financial statements and the Company’s financial reporting processes and systems of internal control;
•the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the Company’s corporate auditors and corporate audit function;
•the Company’s compliance with legal and regulatory requirements involving financial, accounting and internal control matters;
•investigations into complaints concerning financial matters;
•the Company’s policies and practices with respect to risk assessment and risk management, including with respect to cybersecurity and the use of artificial intelligence, and the Company’s major financial and other risk exposures and the steps taken to monitor and control them, and it provides guidance to the Board on such matters;
•the review, approval and ratification of transactions with related parties; and
•the content and operation of the Company’s Ethics and Compliance Program, including the Company’s Standards of Business Conduct.
The Audit Committee provides an avenue of communication among management, the independent registered public accounting firm, the corporate auditors and the Board. During fiscal 2025, the Audit Committee held six meetings. The Audit Committee’s report required by the SEC rules is included in this proxy statement under the heading “Report of the Audit Committee.”
The Audit Committee Charter provides that its members shall consist entirely of Directors who the Board determines are “independent” in accordance with the Nasdaq listing rules. The Board determined that each member of the Audit Committee meets the foregoing independence requirements and that each member of the Audit Committee is financially sophisticated in accordance with the Nasdaq listing rules. The Board also determined that Mr. Carey, Mr. Hernandez and Ms. Johnson are “audit committee financial experts” as defined under the SEC rules.
Compensation Committee. The Compensation Committee consists of Mr. Burck, who serves as Chair, Mr. Carey, Ms. Johnson and Mr. Ryan. The primary responsibilities of the Compensation Committee are:
•to review and approve goals and objectives relevant to the compensation of the Chief Executive Officer, to evaluate the performance of the Chief Executive Officer in light of these goals and objectives and other factors the Compensation Committee deems appropriate, and, based on this review and evaluation, determine the compensation of the Chief Executive Officer;
•to consider, authorize and oversee the incentive compensation plans in which the Company’s executive officers participate and the Company’s equity-based plans and recommend changes in such plans to the Board as needed, and to exercise all authority of the Board with respect to the administration of such plans, including the granting of awards under the Company’s incentive compensation plans and equity-based plans;
•to review and approve equity awards and other fixed and performance-based compensation, benefits and terms of employment of the Company’s executive officers (as defined by SEC rules) and such other senior executives identified by the Compensation Committee after consultation with the Company’s Chief Executive Officer and other members of management;

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CORPORATE GOVERNANCE
•to review and approve employment and severance arrangements and obligations for executive officers, including employment agreements, separation agreements and similar plans or agreements;
•to review and approve or ratify the principal employment terms for each other employment arrangement (excluding arrangements for talent) where the sum of the base salary, bonus target and long-term incentive target for the contract period is equal to or greater than a threshold amount set by the Compensation Committee;
•to review and approve other separation obligations that exceed by more than a certain amount set by the Compensation Committee those contractually provided for in an employment agreement approved or ratified by the Compensation Committee as described above;
•to review the Company’s recruitment, retention, compensation, termination and severance policies for senior executives;
•to review and assist with the development of executive succession plans and to consult with the Chief Executive Officer and other executive officers regarding the selection of senior executives;
•to review at least annually the form and amount of compensation of non-executive Directors for service on the Board and its committees and recommend changes in such compensation to the Board as appropriate;
•to review the Company’s compensation policies and practices applicable to all employees to determine whether they create risk-taking incentives that are reasonably likely to have a material adverse impact on the Company;
•to consider the results of the most recent stockholder advisory vote on executive compensation matters in evaluating and determining the compensation of the Company’s Chief Executive Officer and in establishing and determining compensation of the Company’s other named executive officers;
•in coordination with the Nominating and Corporate Governance Committee, to oversee and make recommendations to the Board regarding the Company’s stockholder engagement with respect to compensation and human capital management matters;
•to assist the Board, as necessary, in reviewing and assessing the Company’s strategies and policies related to human capital management;
•to establish and periodically review stock ownership guidelines for executive officers and monitor compliance with ownership guidelines by executive officers and non-executive Directors;
•to review periodically any hedging and pledging policy applicable to Directors and employees; and
•to review and approve the creation or revision of any clawback policy allowing the Company to recoup compensation paid to executive officers and to administer, modify and/or terminate any such policy.
During fiscal 2025, the Compensation Committee held four meetings. Pursuant to its charter, the Compensation Committee may delegate its authority to one or more subcommittees, members of the Board, the Chair of the Committee or officers of the Company, to the extent permitted by law, as it deems appropriate and in the best interests of the Company. The Compensation Committee has delegated to Messrs. L.K. Murdoch, Nallen and Tomsic the authority to grant equity awards under the 2019 SAP as applicable, within certain prescribed limits to certain eligible persons, other than Section 16 officers. Any awards made by Messrs. L.K. Murdoch, Nallen and Tomsic pursuant to this authority are reported to the Compensation Committee on an annual basis. Further discussion of the processes and procedures for the consideration and determination of the compensation paid to the named executive officers is found in the section titled “Compensation Discussion and Analysis.”
Pursuant to its charter, the Compensation Committee has the sole authority to select, retain, oversee, terminate and approve the fees and other retention terms of any compensation consultants, outside legal counsel and any other experts or advisors as the Committee may deem appropriate in its sole discretion.
The Board has retained Frederic W. Cook & Co., Inc. (“FW Cook”) to advise the Board and the Compensation Committee on its named executive officer and non-executive Director compensation practices and framework. FW Cook does not provide any other services to the Company. In February 2025, the Board considered FW Cook’s independence as the compensation consultant to the Board and the Compensation Committee by taking into account, among other things, the factors prescribed by the Nasdaq listing rules. Based on its evaluation, the Board determined that no conflict of interest exists.
Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of Mr. Ryan, who serves as Chair, and Messrs. Abbott, Burck and Hernandez. The primary responsibilities of the Nominating and Corporate Governance Committee are:
•to manage a succession planning process for the Board, its leadership and its committees;
•to develop, review and recommend to the Board criteria for identifying and evaluating Director candidates;
•to review the qualifications of Director candidates according to criteria approved by the Board and set forth in the Statement of Corporate Governance;
•to maintain procedures for the consideration of Director candidates recommended by the Company’s stockholders;

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•to consider the performance and independence of incumbent Directors in determining whether to nominate them for re-election;
•to recommend to the Board nominees for election or re-election to the Board at each annual meeting of stockholders or as necessary to fill vacancies and newly created directorships;
•to advise and make recommendations to the Board on corporate governance matters;
•to review communications from the Company’s stockholders;
•to oversee the Company’s stockholder engagement and make recommendations to the Board regarding its involvement in stockholder engagement;
•to oversee, review and monitor the Company’s efforts on sustainability and corporate social responsibility and related risks, including reporting with respect thereto, and provide guidance to the Board on such matters;
•to oversee the Company’s business practice and corporate value of zero tolerance for sexual harassment, race discrimination and all other forms of discrimination; and
•to review and oversee compliance with the Company’s Political Activities Policy, including the annual Political Activities Report.
The Nominating and Corporate Governance Committee also makes recommendations to the Board as to determinations of Director independence and conducts an annual self-evaluation for the Board. During fiscal 2025, the Nominating and Corporate Governance Committee held four meetings.

2025 Proxy Statement	13

CORPORATE CULTURE AND SOCIAL RESPONSIBILITY
The Company delivers the finest in news, sports and entertainment content. We do this by serving all of our stakeholders, from our viewers and creative partners to our employees, distributors and advertisers, in a principled, transparent, respectful and fair manner. We are rooted by lessons learned and legacies built over decades through the energy and ingenuity of many colleagues and leaders. We have defied conventional wisdom and delivered enduring stories and experiences that capture the hearts and minds of audiences.
We undertake our role as a source of news, information, analysis and entertainment as both a responsibility and a privilege. We are purveyors of First Amendment activities and defenders of the U.S. Constitution and its rule of law. Our company will remain steadfast and focused on those core values in building a culture of trust, integrity and ethical behavior. FOX is uncompromisingly committed to being neutral arbiters of timely news, and we consider journalistic independence and editorial integrity to be sacrosanct. Through our opinion programming, we contribute to the marketplace of ideas by providing our audiences with engaging content about virtually everything people care about – from politics to sports, business to health, weather and natural disasters to uplifting stories of courage, hope and humanity. The Company has adopted and published on our website the Standards of Business Conduct and key policies that further integrity and ethics, including our Preventing Harassment, Discrimination and Retaliation Policy, our Insider Trading and Confidentiality Policy, our Supplier and Subcontractor Standards titled “Doing Business with FOX,” our Human Rights Statement, our Political Activities Policy and our Global Anti-bribery and Anti-corruption Policy.
We approach corporate social responsibility as another way to create value — value by investing in our people, our reputation and our brands; value to our colleagues, neighbors and communities; and value in knowing our actions help others and in seeing the impact of our philanthropy. Our most recent Corporate Social Responsibility Report, which provides an overview of our approach to corporate giving and our environmental, social and governance activities during fiscal 2025, and our most recent Employment Information Report (EEO-1) Report are available at foxcorporation.com.

14	2025 Proxy Statement

PROPOSAL NO. 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Subject to stockholder ratification, the Audit Committee has selected Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm to audit the books and accounts of the Company for the fiscal year ending June 30, 2026. EY has audited the books and records of the Company since the fiscal year ended June 30, 2018. A representative of EY is expected to be present at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if the representative desires to do so.

The Board unanimously recommends a vote “FOR” the proposal to ratify Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2026.

Fees Paid to Independent Registered Public Accounting Firm
The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm. Accordingly, the Audit Committee has appointed EY to perform audit and other permissible non-audit services for the Company and its subsidiaries. The Company has formal procedures in place for the pre-approval by the Audit Committee of all services provided by EY. These pre-approval procedures are described below under “Audit Committee Pre-Approval Policies and Procedures.”
The description of the fees for professional services rendered to the Company and its subsidiaries by EY for the fiscal years ended June 30, 2025 and June 30, 2024 is set forth below.

	Fiscal 2025	Fiscal 2024
Audit Fees(1)	$11,731,000	$12,327,000
Audit-Related Fees(2)	$302,000	$455,000
Tax Fees(3)	$233,000	$653,000
All Other Fees	$—	$—
Total Fees	$12,266,000	$13,435,000
(1)Audit fees include: fees rendered in connection with the annual audit of the Company’s consolidated financial statements as of and for the fiscal years ended June 30, 2025 and June 30, 2024; the audit of internal control over financial reporting as of June 30, 2025 and June 30, 2024 (as required by Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”)); reviews of the Company’s unaudited condensed consolidated interim financial statements included in the Company’s regulatory filings; statutory and separate subsidiary audits; and other services normally provided by the independent registered public accounting firm in connection with regulatory filings.
(2)Audit-related fees principally relate to employee benefit plan audits and due diligence related to mergers and acquisitions.
(3)Tax fees include fees for various tax consultations.

Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has established policies and procedures under which all audit and non-audit services performed by the Company’s independent registered public accounting firm must be approved in advance by the Audit Committee. The Audit Committee’s policy provides for pre-approval of audit, audit-related, tax and certain other services specifically described by the Audit Committee on an annual basis. In addition, individual engagements anticipated to exceed pre-established thresholds, as well as certain other services, must be separately approved. The policy also provides that the Audit Committee can delegate pre-approval authority to any member of the Audit Committee provided that the decision to pre-approve is communicated to the full Audit Committee at its next meeting. The Audit Committee has delegated this responsibility to the Chair of the Audit Committee. Management has also implemented internal procedures to ensure compliance with this policy. As required by the Sarbanes-Oxley Act, all audit and non-audit services provided in the fiscal years ended June 30, 2025 and June 30, 2024 have been pre-approved by the Audit Committee in accordance with these policies and procedures. The Audit Committee also reviewed the non-audit services provided by EY during the fiscal years ended June 30, 2025 and June 30, 2024 and determined that the provision of such non-audit services was compatible with maintaining the auditor’s independence.

2025 Proxy Statement	15

REPORT OF THE AUDIT COMMITTEE
The following Report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act or the Exchange Act or incorporated by reference in any document so filed.
In accordance with its written charter, the Audit Committee assists the Board in its oversight of:
•the integrity of the Company’s financial statements and the Company’s financial reporting processes and systems of internal control;
•the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the Company’s corporate auditors and corporate audit function;
•the Company’s compliance with legal and regulatory requirements involving financial, accounting and internal control matters;
•investigations into complaints concerning financial matters;
•the Company’s policies and practices with respect to risk assessment and risk management, including with respect to cybersecurity and the use of artificial intelligence, and oversight of the Company’s major financial and other risk exposures and the steps taken to monitor and control them, and provides guidance to the Board on such matters;
•the review, approval and ratification of transactions with related parties; and
•the content and operation of the Company’s Ethics and Compliance Program, including the Company’s Standards of Business Conduct.
The Audit Committee provides an avenue of communication among management, the independent registered public accounting firm, the corporate auditors and the Board. Management has the primary responsibility for the preparation of the Company’s financial statements and the reporting process, including the system of internal control over financial reporting. The independent registered public accounting firm has the responsibility for the audit of those financial statements and internal control over financial reporting. The Audit Committee is directly responsible for the appointment and oversight of our independent registered public accounting firm, including review of their qualifications, independence and performance and their compensation.
A discussion of the Audit Committee’s composition is included in this proxy statement in the section titled “Committees and Meetings of the Board of Directors.”
In discharging its oversight responsibility as to the audit process, the Audit Committee (i) obtained from the independent registered public accounting firm a report describing all relationships between the independent registered public accounting firm and the Company that might bear on the independent registered public accounting firm’s independence and affirming its independence consistent with applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, (ii) discussed with the independent registered public accounting firm, which documented the discussion, any relationships that may impact the firm’s objectivity and independence, and (iii) considered whether the non-audit services provided to the Company by EY are compatible with maintaining the accountants’ independence. The Audit Committee reviewed with both the independent registered public accounting firm and the corporate auditors their identification of audit risks, audit plans and audit scope. The Audit Committee discussed with management, the independent registered public accounting firm and the corporate auditors the corporate audit function’s organization, responsibilities, budget and staffing.
The Audit Committee also discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Auditing Standards No. 1301, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board. The Audit Committee met with the independent registered public accounting firm and the corporate auditors, both with management present and separately with each in private sessions without management present, to discuss and review the results of the independent registered public accounting firm’s audit of the financial statements, including the independent registered public accounting firm’s evaluation of the accounting principles, practices and judgments applied by management, the results of the corporate audit activities and the quality and adequacy of the Company’s internal controls.
The Audit Committee discussed the interim financial information contained in each of the Company’s Quarterly Reports on Form 10-Q and quarterly earnings announcements with Company management and the independent registered public accounting firm. The Audit Committee also reviewed the audited financial statements of the Company as of and for the fiscal year ended June 30, 2025 with management and the independent registered public accounting firm.
The Audit Committee met with members of management, the independent registered public accounting firm and the corporate auditors to review the fiscal 2025 certifications provided by the Chief Executive Officer and the Chief Financial Officer under the Sarbanes-Oxley Act, the rules and regulations of the SEC and the overall certification process. At these meetings, management reviewed with the Audit Committee each of the Sarbanes-Oxley Act certification requirements including whether there were any (i) significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (ii)

16	2025 Proxy Statement

REPORT OF THE AUDIT COMMITTEE
fraud, whether or not material, involving management or other employees who have a significant role in the Company’s internal control over financial reporting.
The Audit Committee also reviewed any anonymous complaints received through the Alertline reporting system to assist the Audit Committee in administering the anonymous complaint procedures outlined in the Company’s Standards of Business Conduct. The Sarbanes-Oxley Act required the Audit Committee to establish procedures for the confidential submission of employee concerns regarding questionable accounting, internal controls or auditing matters.
Based on the above-mentioned review and discussions with management, the independent registered public accounting firm and the corporate auditors, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2025 for filing with the SEC.
The Audit Committee annually reviews the independent registered public accounting firm’s independence and performance in connection with the Audit Committee’s determination of whether to retain EY or engage another firm. In the course of these reviews, the Audit Committee considers, among other things, such factors as:
•EY’s historical and recent performance on the Company’s audit;
•an analysis of EY’s known legal risks and significant proceedings;
•external data relating to audit quality and performance, including recent Public Company Accounting Oversight Board reports on EY;
•the appropriateness of EY’s fees for audit and non-audit services (for additional information on fees paid to EY please see “Proposal No. 2, Ratification of Selection of Independent Registered Public Accounting Firm”);
•EY’s tenure as our independent registered public accounting firm, and its familiarity with our operations and businesses, accounting policies and practices and internal control over financial reporting (EY has audited the books and records of the Company since the fiscal year ended June 30, 2018);
•EY’s industry expertise;
•EY’s independence; and
•the impact to the Company of changing auditors.
In accordance with the SEC rules and EY’s policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to our Company. For lead partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of the Company’s lead partner pursuant to this rotation policy involves meetings between the Chair and members of the Audit Committee and the candidate for the role, as well as a discussion by the full Audit Committee and with management.
Based on the above-mentioned review, the Audit Committee believes that it is in the best interests of the Company and its stockholders to retain EY to serve as our independent registered public accounting firm.
Accordingly, the Audit Committee also recommended the reappointment, subject to stockholder ratification, of EY as the Company’s independent registered public accounting firm, and the Board concurred in such recommendation.

THE AUDIT COMMITTEE:

Roland A. Hernandez (Chair) Chase Carey Margaret “Peggy” L. Johnson

2025 Proxy Statement	17

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policy for Evaluating Related Person Transactions
The Audit Committee has established a policy (the “RPT Policy”) for the review, approval or ratification of related person transactions (as defined in the RPT Policy). Pursuant to the RPT Policy, the Audit Committee approves, ratifies or disapproves, as appropriate, transactions, arrangements or relationships in which the Company or any of its subsidiaries is a participant, the aggregate amount involved exceeds $120,000, and a Director, Director emeritus, Director nominee, executive officer, 5% holder of the Company’s voting securities or an immediate family member of any of the foregoing has a direct or indirect material interest. A related person transaction does not include a transaction where a related person has an indirect interest solely as a result of being (a) a Director or, together with all other related persons, a less than 10% beneficial owner of an equity interest in another entity, or both, or (b) a limited partner in a partnership in which the related person, together with all other related persons, has an interest of less than 10%. All of the transactions described in this section are reviewed and approved or ratified by the Audit Committee or another authorized committee consisting solely of independent directors in accordance with the RPT Policy.

Arrangements between the Company and Directors or Director-Related Persons or Entities
Directors of the Company, and/or their related persons, from time to time may conduct transactions with the Company and/or its subsidiaries that occur within an ordinary course employee, customer or supplier relationship. These transactions are on terms and conditions that are believed to be no more favorable than those which the Company reasonably expects to occur in the ordinary course of business. Such transactions are subject to the Audit Committee’s procedures as described above.
As previously disclosed, in September 2025, certain trusts established for the benefit of certain beneficiaries of the Murdoch Family Trust (which Murdoch Family Trust held an aggregate of approximately 43.4% of the outstanding Class B Common Stock prior to the offering) completed the offering and sale of approximately 16.8 million shares of Class B Common Stock pursuant to a shelf registration statement, generating total gross proceeds of approximately $900 million to the selling stockholders. Additionally, pursuant to the stockholders agreement entered into on September 8, 2025, by and among the Company, trusts established for the benefit of each of Lachlan K. Murdoch, Grace Murdoch and Chloe Murdoch and his or her respective descendants and charitable organizations (collectively, the “LGC Family Trusts”) and LGC Holdco, LLC (“LGC Holdco”), which continues to hold approximately 36.2% of the Class B Common Stock subsequent to the offering described above, the Company paid fees and expenses incurred by the LGC Family Trusts and LGC Holdco related to certain filings under the Hart-Scott Rodino Act (HSR) in the aggregate amount of approximately $870,000.

18	2025 Proxy Statement

PROPOSAL NO. 3: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
As required pursuant to Section 14A of the Exchange Act, the Company provides our stockholders the opportunity to vote, on an advisory, nonbinding basis, on whether to approve named executive officer compensation.
As described in detail in the “Compensation Discussion and Analysis,” the Compensation Committee seeks to closely align the interests of our named executive officers with the interests of the Company’s stockholders. The Company’s executive compensation program is designed to attract, retain and motivate top executive talent, and support both short-term and long-term value creation for stockholders.
The Board recommends that stockholders indicate their support for the Company’s compensation of its named executive officers. The vote on this resolution, commonly known as a “say on pay” resolution, is not intended to address any specific element of compensation but rather the overall named executive officer compensation program as described in this proxy statement. Although this vote is advisory and not binding on the Company or the Board, the Compensation Committee, which is responsible for developing and administering the Company’s executive compensation philosophy and program, will consider the results as part of its ongoing review of the Company’s executive compensation program.
Accordingly, we ask our stockholders to vote on the following resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2025 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the fiscal year ended June 30, 2025 Summary Compensation Table and the other related tables and disclosure.”

The Board unanimously recommends an advisory vote “FOR” the approval of the compensation of our named executive officers.

2025 Proxy Statement	19

COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers
The Board and the Compensation Committee believe FOX is best served by relying on a lean group of senior executives who each have significant cross-functional responsibilities and are charged with performing multiple roles. To that end, the Board and the Compensation Committee have retained an accomplished group of senior executives to manage the growth of one of the country’s leading news, sports and entertainment companies in a fast-changing competitive environment. Our named executive officers bring unique leadership talent, knowledge and breadth of expertise to the Company.
This Compensation Discussion and Analysis, together with the tables and accompanying descriptions that follow, provides a comprehensive explanation of our compensation design principles and the compensation awarded to or earned by the individuals listed below, who are our named executive officers for fiscal 2025:
•Mr. L.K. Murdoch, the Company’s Executive Chair and Chief Executive Officer, was a 21CF director for 25 years and had served 21CF in a number of executive roles from 1994 to 2005, as well as Executive Chairman since 2015 and Co-Chairman from 2014 to 2015. In addition, he has led a number of international and domestic media companies. With his wealth of knowledge regarding the Company’s operations and the media industry, Mr. L.K. Murdoch supervises all strategic, operational and corporate decisions and oversees the Company’s portfolio of news, sports and entertainment assets in addition to leading our Board.
•Mr. Nallen, the Company’s President and Chief Operating Officer, has been employed by the Company and its predecessors for over 30 years. He previously served as 21CF’s Chief Financial Officer for six years and as an Executive Vice President and Deputy Chief Financial Officer of 21CF for 12 years, overseeing various functional areas, including corporate finance, tax, internal audit, and planning and analysis. He currently oversees the Company’s finance, strategy, business development, distribution, real estate and human capital functions.
•Mr. Tomsic, the Company’s Chief Financial Officer, has been employed by the Company and its predecessors for over 20 years. He previously served as Deputy Chief Financial Officer of 21CF for two years. He currently oversees all of our corporate and operational finance activities, including capital markets and merger and acquisition transactions, treasury, risk management, tax, financial planning and analysis, accounting and external reporting.
•Mr. Ciongoli, the Company’s Chief Legal and Policy Officer, has been employed by the Company since 2023. He previously served as Executive Vice President, General Counsel and Chief Sustainability, Corporate Responsibility and Governance Officer at Campbell Soup Company where he was also a member of the Operating Committee. He currently oversees all legal, compliance, and regulatory matters and directs government affairs.
Consistent with our philosophy of a leanly-staffed executive team, our four named executive officers for fiscal 2025 are also all of the executive officers of the Company.

Compensation Design Principles
The Compensation Committee evaluates the compensation program for our named executive officers with the aim of (a) creating a holistic program to align the interests of our named executive officers with those of our stockholders, (b) maintaining the Company’s competitive position as a best-in-class employer and (c) encouraging retention of key talent who are uniquely positioned to drive performance and deliver results for our key stakeholders. In light of these goals, the Compensation Committee designs a compensation program for our named executive officers in accordance with the following principles:

Drive performance without encouraging unnecessary or excessive risk-taking
•A major portion of target compensation of our named executive officers is variable and performance-based.
•Our compensation program features a balanced combination of annual and long-term elements along with fixed and performance-based components.
•We cap payouts for annual and long-term performance-based incentives and incorporate risk mitigation features into our compensation program.

Ensure policies and practices support long-term value creation for stockholders
•The majority of our named executive officers’ annual pay is at risk and tied to financial, strategic, and share price-related goals, as well as shareholder return.
•Long-term performance-based incentives awarded to our named executive officers are based on challenging three-year performance objectives.
•We maintain robust stock ownership guidelines for named executive officers and non-executive Directors.
•We regularly review stock utilization and overhang.

20	2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Structure packages to attract, retain and motivate top executive talent
•We compete to recruit and retain executives against a relatively small number of large, complex, diversified and publicly traded broadcasting, cable and satellite, and entertainment companies.
•The extensive tenure and diverse skill set of our named executive officers makes them uniquely susceptible to outreach from competitors both within our industry and adjacent to it.
•Our goal is to provide compensation packages that are competitive with prevailing practices in our industry.

Follow compensation best practices
•We closely link pay to performance.
•We use diversified performance metrics and set rigorous short- and long-term goals for our named executive officers.
•We maintain a clawback policy covering performance-based compensation that goes beyond the SEC rules and Nasdaq listing standards.

Prohibit activities inconsistent with stockholder interests
•We do not provide any “single trigger” change in control severance benefits.
•We do not pay excise tax gross-ups associated with change in control benefits.
•We do not pay dividends on unvested equity awards.
•We prohibit all of our Directors and employees, including our named executive officers, from engaging in short sales of FOX securities and investing in FOX-based derivative securities.
•We prohibit all of our Directors and employees, including our named executive officers, from pledging any FOX securities they hold directly, hedging any FOX securities they hold directly or indirectly, or hedging or pledging equity compensation.
In adherence to these compensation design principles, the significant majority of fiscal 2025 compensation for our named executive officers is at risk, as follows:

Average of the Named Executive Officers as a Group	Percentage of Target Direct Compensation	At Risk?	Rationale
Base Salary	19%	No	Attract and retain quality executive talent
Annual Incentive	32%	Yes	Motivate achievement of pre-specified annual goals
Performance-based Stock Units	12%	Yes	Drive the achievement of: (1) long-term (three-year) operational, strategic goals that promotes the creation of sustainable stockholder value, and (2) relative stockholder return
Performance Stock Options	12%	Yes	Incentivize sustained share price growth by having the award vest only if FOX’s stock price achieves pre-specified goals within three years of grant; the value of the award increases in line with incremental stockholder value creation
Restricted Stock Units	25%	Yes	Support retention and the alignment of interests with long-term stockholders
Total Direct Compensation	100%	81%	81% of our named executive officers’ Total Direct Compensation is at risk, and 85% of our CEO’s Total Direct Compensation is at risk, meaning that realizable pay is conditioned on the achievement of short-and long-term goals
The table above represents target amounts approved by the Compensation Committee for fiscal 2025 for our named executive officers. The aggregate cost of our fiscal 2025 target total direct compensation for our named executive officers is significantly below the median of our Peer Group (as defined below), which the Compensation Committee believes appropriately balances our need to engage an elite group of executives and our need to provide value to our stockholders. For further information, please see “Use of Information on Peer Companies and Industry Trends” below.

2025 Proxy Statement	21

COMPENSATION DISCUSSION AND ANALYSIS

Fiscal 2025 Business and Management Review
FOX once again delivered strong operational and financial results in fiscal 2025, including record annual revenue, Adjusted EBITDA and Free Cash Flow. The Company focuses on producing and distributing quality news, sports and entertainment content that engages and informs audiences and deepens consumer relationships through its iconic brands, including FOX News Media, FOX Sports, Tubi Media Group, FOX Entertainment and FOX Television Stations. FOX also continued to focus on its long-term growth in fiscal 2025, investing in organic initiatives, while delivering meaningful returns of capital to stockholders.
During the fiscal year, FOX continued to reach and, in some cases, exceed its strategic goals, all pursuant to its fundamental priorities of delivering quality live and on-demand programming to large and engaged audiences, securing value for its market-leading brands and content and positioning itself for long-term growth. Fiscal 2025 highlights include:
•FOX News finished fiscal 2025 as the #1 cable network in Monday to Friday primetime and total day viewing among total viewers for the tenth consecutive year. For the fiscal year, FOX News delivered primetime total viewership that exceeded the combined viewership of other cable news channels, delivered ratings that were comparable to ratings delivered by the four broadcast networks in weekday primetime viewing, and was the #1 rated news network among all major political parties among adults 25-54. FOX Business finished as the most-watched business network among total business day viewers during fiscal 2025. Additionally, FOX News Media continued to enhance its digital footprint through the FOX Nation subscription video-on-demand (“SVOD”) service, which grew subscribers by over 34% compared to the prior year, and the FOX Weather free advertising-supported streaming television (“FAST”) service, which doubled its total view time (the total number of hours watched) compared to the prior year. FOX News Digital remained the most-engaged brand in digital news, leading in total views, minutes spent and social interactions in fiscal 2025.
•FOX Sports was the industry leader in live events during the fiscal year with over 250 billion minutes of live sports event viewing on the FOX Network. During the fiscal year, the NFL regular season on FOX averaged over 18 million viewers, while the three NFC postseason games on FOX averaged over 38 million viewers, and Super Bowl LIX averaged nearly 128 million viewers across all platforms, making it the most-watched telecast in U.S. history. FOX’s America’s Game of the Week ranked as the #2 program on television among total viewers. The 2024 World Series on FOX averaged over 15 million viewers, the most watched World Series in seven years. In college football, the Michigan versus Ohio State game continues to stand as FOX’s most-watched regular season college football game. FOX’s inaugural broadcast of the Indy 500 drew over 7 million viewers, the highest for the race in 17 years. FOX’s Summer of Soccer featuring UEFA EURO 2024 and CONMEBOL Copa América 2024 was the most watched in U.S. English language TV history. Additionally, FOX aired the most-watched regular season women’s college basketball game on any network in the 2024-2025 season.
•In fiscal 2025, Tubi delivered record revenues, which grew 29% compared to the prior fiscal year and exceeded $1 billion for the first time. Total view time reached approximately 11 billion hours over the course of fiscal 2025, a record and an increase of 13% compared to the prior fiscal year. According to Nielsen’s The Gauge, Tubi finished the fiscal year among the most-watched free ad-supported streaming services in the U.S., reaching approximately 2.2% of all television viewing. Tubi partnered with FOX Sports to simulcast Super Bowl LIX, which averaged nearly 14 million Tubi viewers, setting a record for Super Bowl streaming viewership while peaking at 15.5 million concurrent streaming viewers. Tubi expanded its content offerings to nearly 300,000 movies and television episodes, including the premiere of over 70 new original titles throughout the fiscal year. Tubi also grew its linear streaming offerings to supplement its on-demand service with the launch of 40 sports, entertainment and local news channels to bring its total offering to over 320 channels as of the end of fiscal 2025.
•FOX Entertainment remained a leader in programming during the 2024-2025 broadcast season. In the key Adults 18-49 demographic, the FOX Network also featured the season’s #1 comedy program Universal Basic Guys, #1 unscripted debut Extracted, #1 game show The Floor, and television’s three highest-rated and most watched cooking shows with Gordon Ramsay’s Next Level Chef, Hell’s Kitchen and Kitchen Nightmares. The premiere of FOX Entertainment’s new hit medical drama Doc delivered 18 million viewers across platforms, ranking it as FOX Entertainment’s most-watched debut in five years. In addition, FOX Entertainment Studios produced or co-produced original content for third parties, including many of the leading SVOD services (Netflix, Amazon Prime Video, Hulu and Apple TV+).
•FOX Television Stations remains a leader in local news coverage, producing over 1,350 hours of local news coverage each week across 18 markets, including 14 of the top 15 Nielsen-designated market areas (“DMAs”). In fiscal 2025, FOX Television Stations achieved record political advertising revenues from the 2024 presidential election cycle. During the fiscal year, FOX Television Stations grew and enhanced its digital offerings through the continued rollout of local news content on connected televisions and FAST services in a number of markets as well as the expansion and success of the FOX Local Extension (FLX) digital advertising platform. FOX Television Stations’ total view time through connected televisions for the fiscal year grew 90% compared to the prior fiscal year and LiveNOW from FOX grew approximately 200% compared to the prior fiscal year. These initiatives led to Fox Television Stations digital advertising revenue growth of 29% as compared to the prior fiscal year.
•The Company generated healthy affiliate fee revenue growth of 5% due to higher average rates per subscriber and fees received from television stations that are affiliated with the FOX Network. Additionally, the Company’s key networks continue to be distributed on all major traditional and virtual multi-channel video programming distributor (“MVPD”) services, reflecting the highly coveted nature of the Company’s content.

22	2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
•The Company generated robust advertising revenue growth of 26% as its portfolio of leading live news and sports brands continued to deliver engaged, real-time audiences at scale. During the fiscal year, the Company saw record revenues from both the U.S. presidential election cycle and the broadcast of Super Bowl LIX.
•The Company ended the fiscal year with approximately $5.4 billion of cash and cash equivalents on its balance sheet while returning approximately $1.25 billion of capital to its stockholders through the Company’s cash dividend and its stock repurchase program and retiring $600 million of debt in fiscal 2025. As of June 30, 2025, the Company has repurchased approximately $6.6 billion (approximately 190 million shares) under the stock repurchase program since the program’s launch in November 2019, with approximately $1 billion repurchased during fiscal 2025.
•FOX continues to broaden and deepen its corporate social responsibility efforts, with a focus on local community engagement. Our recent environmental, social and governance achievements are highlighted in FOX’s annual Corporate Social Responsibility Report, published in August 2025.

Use of Information on Peer Companies and Industry Trends
A competitive compensation program is essential to attract and retain talented executives with the requisite skills and experience to successfully manage the Company’s businesses. The Company competes against a relatively small number of large, complex, diversified and publicly traded broadcasting, cable and satellite, and entertainment companies. The Compensation Committee considers the compensation practices of a peer group of companies (the “Peer Group”), FOX’s performance relative to the performance of members of the Peer Group, as well as evolving broad market practices to ensure that it remains informed of current developments when making compensation decisions. Because of the complex mix of industries and markets in which the Company operates, the Compensation Committee does not target any element of compensation or total compensation to a specific level relative to the Peer Group. The goal of the Compensation Committee is to provide total compensation packages that are competitive with prevailing practices in our industry and are reflective of FOX’s performance in our industry relative to the Peer Group.
The Compensation Committee, with advice from FW Cook, its independent compensation consultant, annually reviews the Peer Group and approves updates to its composition as necessary to better reflect the Company’s competitive landscape and account for any corporate changes and reorganizations among members of the Peer Group as well as changes in relative size. For fiscal 2025, no changes were made to the Peer Group, which consisted of AMC Networks Inc., Charter Communications, Inc., Comcast Corporation, Liberty Global plc, Live Nation Entertainment, Inc., Netflix, Inc., Nexstar Media Group, Inc., Paramount Global, Sinclair Broadcast Group, Inc., Sirius XM Holdings, Inc., Warner Bros. Discovery, Inc. and The Walt Disney Company. When reviewing and approving the fiscal 2025 base salary, target non-equity incentive compensation and target long-term incentive compensation for our named executive officers, the Compensation Committee considered the compensation practices of the Peer Group.
In addition, the Compensation Committee considered the cost to FOX for the compensation provided to our four named executive officers in the aggregate, relative to the aggregate cost of the four highest-paid named executive officers of our Peer Group. In light of FOX’s unique named executive officer structure, the cross-functional roles assumed by each named executive officer and the significant tenure and history of many of our named executive officers, the Compensation Committee believes that evaluating the aggregate cost of compensation paid to our named executive officers relative to the aggregate cost borne by Peer Group companies appropriately assesses FOX’s compensation expenditures while avoiding comparisons among individual named executive officers that may not align with their roles or contributions to our business. While the Compensation Committee does not target the aggregate cost of named executive officer compensation to a specific range within the Peer Group, the aggregate cost of our fiscal 2025 target total direct compensation of our named executive officers is significantly below the median of our Peer Group, which the Compensation Committee believes appropriately balances our need to recruit, retain and motivate an elite group of executives and our need to provide value to our stockholders.

Elements of Compensation
The key elements of our executive compensation program for our named executive officers are (1) base salary that provides market-competitive, fixed compensation appropriate for each such executive’s experience and responsibilities; (2) annual non-equity incentive compensation that is based on an evaluation of Company, individual and group performance; (3) long-term incentive awards that support alignment with the interests of our long-term stockholders and are contingent on the achievement of long-term share price, relative total shareholder return, and financial performance goals; and (4) retirement benefits that attract and retain talented executives with post-employment security. In establishing the elements of our named executive officers’ compensation, the Compensation Committee considered each named executive officer’s management experience, cross-functional duties and responsibilities with the Company; each named executive officer’s duration of service to the Company and its predecessors; the industry and peer group in which the Company competes for talent; and, in certain instances, the compensation required to recruit and retain the named executive officer into a role with the Company. For fiscal 2025, 85% of the Chief Executive Officer’s target total direct compensation and 81% of all named executive officers’ target total direct compensation was “at risk”.

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COMPENSATION DISCUSSION AND ANALYSIS
Annual Base Salary
One element of compensation needed to attract and retain an employee in any organization is annual base salary. Annual base salary is the fixed element of a named executive officer’s compensation and does not vary with performance. The annual base salary provided for by the respective employment agreements of Messrs. L.K. Murdoch, Nallen, Tomsic, and Ciongoli were approved by the Compensation Committee in the context of each named executive officer’s particular position; the responsibilities associated with that position; his experience, expertise, knowledge and qualifications; market factors; the industry in which we operate and compete; recruitment and retention factors; and the Company’s overall compensation principles. Set forth below are the base salaries for each of the named executive officers for fiscal 2025, which did not increase from the fiscal 2024 base salaries for any named executive officer.

Named Executive Officer	Annual Base Salary
Lachlan K. Murdoch	$3.0 million
John P. Nallen	$2.0 million
Steven Tomsic	$1.75 million
Adam Ciongoli	$1.75 million
The Compensation Committee annually reviews the annual base salary of each of the named executive officers, subject to the terms of any applicable employment agreements. Annual base salary may be adjusted if the Compensation Committee determines that an adjustment is warranted or that a different mix of compensation elements may more appropriately compensate the individual named executive officer in light of the Company’s compensation objectives.
Annual Incentive Compensation
The named executive officers have a direct influence on our operations and strategy. The Compensation Committee believes that a significant portion of each named executive officer’s total compensation opportunity should be based on the Company’s financial and operating performance and progress against strategic goals and individual and group contributions. This framework fosters a performance-driven, pay-for-performance culture that aligns our named executive officers’ interests with those of our stockholders while also rewarding the named executive officers for superior individual and group achievements.
The Compensation Committee thoroughly reviewed the fiscal 2024 annual non-equity incentive compensation program (the “Annual Incentive Compensation”) and, following this review, the Compensation Committee elected not to change the performance metrics under which the fiscal 2025 Annual Incentive Compensation would be assessed. Consistent with the prior fiscal year, the Compensation Committee determined that 75% of the fiscal 2025 Annual Incentive Compensation would be based on the Company’s achievement of Adjusted EBITDA1 versus the budgeted Adjusted EBITDA goal, and 25% of the Annual Incentive Compensation would be based on qualitative factors, including each named executive officer’s contributions to the Company’s financial and non-financial objectives, individually and as a group. The Compensation Committee believes that Adjusted EBITDA is widely used by investors and stockholders to measure the Company’s performance and is a material driver in stockholder returns and therefore is the appropriate quantitative metric against which our named executive officers’ performance should be assessed. The target range of the Adjusted EBITDA metric established by the Compensation Committee is designed to drive total stockholder return for our stockholders by providing our named executive officers with a rigorous, but achievable, short-term Company performance metric.
The Compensation Committee approved the following target and maximum Annual Incentive Compensation opportunities for each named executive officer for fiscal 2025.

Named Executive Officer	Fiscal 2025 Target Annual Incentive Opportunity	Fiscal 2025 Maximum Annual Incentive Opportunity
Lachlan K. Murdoch	200% of Base Salary	200% of Target
John P. Nallen(a)	150% of Base Salary	200% of Target
Steven Tomsic	157% of Base Salary	200% of Target
Adam Ciongoli	157% of Base Salary	200% of Target
(a)Pursuant to his amended employment agreement, beginning July 1, 2025, Mr. Nallen is entitled to receive target Annual Incentive Compensation Opportunities equal to 200% of Base Salary. For additional information on this arrangement, please see the section titled “Employment Arrangements” in “Executive Compensation” below.
(1) “Adjusted EBITDA” is defined as revenues less operating expenses and selling, general and administrative expenses. Adjusted EBITDA does not include amortization of cable distribution investments, depreciation and amortization, restructuring, impairment and other corporate matters, equity earnings (losses) of affiliates, interest expense, net, non-operating other, net and income tax expense. Adjusted EBITDA is the aggregation of the Segment EBITDA of each of the Company’s operating segments. For a discussion of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA, see pages 40-41 of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025.

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COMPENSATION DISCUSSION AND ANALYSIS
Quantitative Element of Annual Incentive Compensation
For fiscal 2025, the Compensation Committee set the threshold and maximum performance levels and target performance range for Adjusted EBITDA for the quantitative element of the Annual Incentive Compensation opportunities in the table below:

Performance Level	Adjusted EBITDA (in billions)	Performance Goal as a Percentage of Target Adjusted EBITDA	Payout as a Percentage of Financial Performance Portion of Annual Incentive Compensation
Maximum	$3.74	120%	200%
Target	$3.07 - $3.17	100%	100%
Threshold	$2.50	80%	50%
A narrow target range is used, rather than a fixed dollar goal, to address challenges associated with setting performance goals with precision and to avoid unintended windfalls or shortfalls in actual payouts to the named executive officers. The target range for the Annual Incentive Compensation was designed around a midpoint that reflects the Adjusted EBITDA target for FOX’s company-wide operating plan, which was reviewed and approved by the Compensation Committee in August 2024. No quantitative portion of the Annual Incentive Compensation is payable below the threshold performance level and no additional amount is payable above the maximum performance level.
The Company’s fiscal 2025 Adjusted EBITDA of $3.624 billion fell between the target range and maximum performance and therefore the Compensation Committee determined that the quantitative portion of the Annual Incentive Compensation was earned at 179% of target.
The quantitative portion of the fiscal 2025 Annual Incentive Compensation was calculated as follows:

Calculation Step	Amount Achieved	Target	($ amounts in millions)
Subtract Target from the Amount Achieved	$3,624	$3,170	A	$454
Calculate difference between Maximum and Target	$3,744	$3,170	B	$574
Divide result by the difference between Maximum and Target to yield percentage of Maximum to Target achieved			A/B = C	79%
Multiply by difference in payout opportunity between Maximum and Target	200%	100%	D	100%
Percentage of payout multiplier earned			C*D = E	79%
Plus percentage earned by achieving Target			F	100%
Adjusted EBITDA payout multiplier earned			E+F	179%
The table below illustrates the calculation of the 75% quantitative portion of our named executive officers’ Annual Incentive Compensation opportunity:

Named Executive Officers	75% of Target (Quantitative Portion)	Adjusted EBITDA Payout Multiplier	Annual Incentive Compensation Earned based on Quantitative Performance
Lachlan K. Murdoch	$4,500,000	179%	$8,055,000
John P. Nallen	$2,250,000	179%	$4,027,500
Steven Tomsic	$2,062,500	179%	$3,691,875
Adam Ciongoli	$2,062,500	179%	$3,691,875
Qualitative Element of Annual Incentive Compensation
Additionally, when determining each named executive officer’s Annual Incentive Compensation, the Compensation Committee also considered the named executive officers’ performance, individually and collectively as a group, against the qualitative factors and related evaluation metrics established in advance by the Compensation Committee for fiscal 2025, as well as other factors the Compensation Committee in its discretion deemed relevant to the achievement of the qualitative element of the Annual Incentive Compensation. This assessment comprised 25% of the Annual Incentive Compensation determination.

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COMPENSATION DISCUSSION AND ANALYSIS
The performance factors underpinning this component of the Annual Incentive Compensation help focus the named executive officers on cross-functional strategic initiatives that are imperative to the Company’s continued long-term success. In order to evaluate the extent to which the performance factors were achieved for fiscal 2025, the Compensation Committee undertook a qualitative assessment of the Company’s performance and the performance of our named executive officers, individually and collectively as a group, taking into account the following qualitative factors and fiscal 2025 achievements:

Qualitative Performance Factor	Fiscal 2025 Achievements
On-screen leadership
•FOX News finished fiscal 2025 as the #1 cable network in Monday to Friday primetime and total day viewing among total viewers for the tenth consecutive year. For the fiscal year, FOX News delivered primetime total viewership that exceeded the combined viewership of other cable news channels, delivered ratings that were comparable to ratings delivered by the four broadcast networks in weekday primetime viewing, and was the #1 rated news network among all major political parties among adults 25-54. FOX Business finished as the most-watched business network among total business day viewers during fiscal 2025.
•FOX Sports was the industry leader in live events during the fiscal year with over 250 billion minutes of live sports event viewing on the FOX Network. During the fiscal year, the NFL regular season on FOX averaged over 18 million viewers, while the three NFC postseason games on FOX averaged over 38 million viewers, and Super Bowl LIX averaged nearly 128 million viewers across all platforms, making it the most-watched telecast in U.S. history. FOX’s America’s Game of the Week ranked as the #2 program on television among total viewers. The 2024 World Series on FOX averaged over 15 million viewers, the most watched World Series in seven years. In college football, the Michigan versus Ohio State game continues to stand as FOX’s most-watched regular season college football game. FOX’s inaugural broadcast of the Indy 500 drew over 7 million viewers, the highest for the race in 17 years. FOX’s Summer of Soccer featuring UEFA EURO 2024 and CONMEBOL Copa América 2024 was the most watched in U.S. English language TV history. Additionally, FOX aired the most-watched regular season women’s college basketball game on any network in the 2024-2025 season.
•Total view time at Tubi reached approximately 11 billion hours over the course of fiscal 2025, a record and an increase of 13% compared to the prior fiscal year. According to Nielsen’s The Gauge, Tubi finished the fiscal year among the most-watched free ad-supported streaming services in the U.S., reaching approximately 2.2% of all television viewing.
•FOX Entertainment featured the season’s #1 comedy program Universal Basic Guys, #1 unscripted debut Extracted, #1 game show The Floor, and television’s three highest-rated and most watched cooking shows with Gordon Ramsay’s Next Level Chef, Hell’s Kitchen and Kitchen Nightmares.
•FOX Television Stations was the #1 or #2 rated local news provider in the hours of 5am-9am in the majority of the markets in which it operates among adults 25-54.

Continued expansion and support for our growth and digital businesses
•In fiscal 2025, Tubi delivered record revenues, which grew 29% compared to the prior fiscal year and exceeded $1 billion for the first time. Tubi expanded its content library to nearly 300,000 movies and television episodes, including the premiere of over 70 new original titles throughout the fiscal year. Tubi also grew its linear streaming offerings to supplement its on-demand library with the launch of 40 sports, entertainment and local news channels to bring its total offering to over 320 channels as of the end of fiscal 2025. Tubi partnered with FOX Sports to simulcast Super Bowl LIX, which averaged nearly 14 million Tubi viewers, setting a record for Super Bowl streaming viewership while peaking at 15.5 million concurrent streaming viewers.
•The FOX Weather FAST service doubled its total view time compared to the prior fiscal year.
•FOX News Digital remained the most-engaged brand in digital news, leading in total views, minutes spent and social interactions.
•The FOX Nation subscription video-on-demand (“SVOD”) service grew subscribers by over 34% compared to the prior year.
•Fox Television Stations digital advertising revenue grew 29% as compared to the prior fiscal year led by strong total view time on connected televisions and LiveNOW from FOX.

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COMPENSATION DISCUSSION AND ANALYSIS

Qualitative Performance Factor	Fiscal 2025 Achievements
Execute Strategic and Commercial Priorities
•The Company completed multi-year distribution and content licensing agreement renewals with key distribution partners.
•The Company completed a multi-year content partnership deal with Hulu which will allow Hulu to retain the streaming rights for FOX’s extensive programming slate.
•The Company acquired Red Seat Ventures, a leading business in the creator economy that powers talent across a range of genres enabling FOX to further expand its direct-to-consumer media businesses.
•The Company announced plans for FOX One, its direct-to-consumer subscription streaming service incorporating all of FOX's linear programming across sports, news, and entertainment, which launched in August 2025.
•The Company acquired Caliente TV, through which FOX will develop a multi-platform business that will include the launch of a new pay TV channel and an SVOD platform that will join the Tubi AVOD service, producing and distributing more than 3,000 hours of original sports content in Latin America.

Corporate culture and furthering our commitment to our environmental, social and governance agenda
•Continued to provide training to all of our employees on FOX’s Standards of Business Conduct and other key policies that further integrity and ethics, including FOX’s Preventing Harassment, Discrimination and Retaliation Policy.
•Promoted culture and belonging through our approach to talent recruitment, development and retention, fostered employee career growth through increased enrollment in FOX leadership training programs and investment in our early career development and mentorship programs to build the pipeline of next generation of leaders and storytellers, and welcomed approximately 550 students to the FOX Internship Program in fiscal 2025.
•Provided ongoing oversight of the Company’s risk management framework covering various risk factors, such as defamation, with enterprise-level training and compliance processes in place to support the Company’s consistent and existing high standards.

In order to determine the extent to which the qualitative portion of the Annual Incentive Compensation was achieved, the Compensation Committee evaluated the previously-established qualitative performance factors against the fiscal 2025 achievements described above, as well as other factors that emerged over the course of the fiscal year that impacted the Company’s performance. The Compensation Committee weighted each qualitative performance factor equally when evaluating the achievement of such performance factor as a part of the entire qualitative portion of the Annual Incentive Compensation. In addition, the Compensation Committee determined that each of our named executive officers contributed equally to the achievements described above for each qualitative performance factor, and therefore the extent to which the qualitative performance factors were achieved was applied uniformly to the Annual Incentive Compensation of each named executive officer. The Compensation Committee determined that the named executive officers, individually and as a group, significantly exceeded the qualitative performance objectives defined at the start of the year. This strong performance contributed to robust shareholder returns in fiscal 2025 and, as a result, the Compensation Committee awarded 175% of the target qualitative portion of the Annual Incentive Compensation to the named executive officers.
In light of the Compensation Committee’s consideration of these factors, the Compensation Committee confirmed the payout multiples set forth below and calculated the Annual Incentive Compensation, which was paid in cash, as follows:

	Quantitative Performance			Qualitative Performance			Total
Named Executive Officers	75% of Target	Multiple	Subtotal	25% of Target	Multiple	Subtotal
Lachlan K. Murdoch	$4,500,000	179%	$8,055,000	$1,500,000	175%	$2,625,000	$10,680,000
John P. Nallen	$2,250,000	179%	$4,027,500	$750,000	175%	$1,312,500	$5,340,000
Steven Tomsic	$2,062,500	179%	$3,691,875	$687,500	175%	$1,203,125	$4,895,000
Adam Ciongoli	$2,062,500	179%	$3,691,875	$687,500	175%	$1,203,125	$4,895,000
Long-Term Equity-Based Incentive Awards
The Compensation Committee believes that granting long-term equity-based incentive awards to our named executive officers aligns their compensation with the long-term performance of the Company and thereby links the named executive officers’ interests directly to those of the Company’s long-term stockholders. The Company’s compensation design principles are to drive performance without encouraging unnecessary risk taking, support long-term value creation for stockholders, and attract, retain and motivate top executive talent. Consequently, in August 2024, the Compensation Committee granted for fiscal 2025 a mix of long-term equity-based incentive awards focused on performance with the primary goal of enhancing alignment with the Company’s

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COMPENSATION DISCUSSION AND ANALYSIS
stockholders while also serving to reward performance and support retention. The mix of long-term equity-based incentive awards granted for fiscal 2025 is as follows:
•Twenty-five percent (25%) of a named executive officer’s target long-term incentive award was granted as performance-based stock options with a three-year performance period (the “PSOs”). PSOs granted to our named executive officers will vest at the end of the three-year performance period and have a term of seven years thereafter. PSOs granted to our named executive officers vest only if, at any point during the three-year performance period, the closing price of the Class A Common Stock exceeds the exercise price of the PSO by at least 15% for at least 30 consecutive calendar days (the “Stock Hurdle”). The Stock Hurdle for the PSOs granted in August 2024 has been met.
•Twenty-five percent (25%) of a named executive officer’s target long-term incentive award was granted as performance-based restricted stock units (“PSUs”) with a three-year performance period. PSUs granted to our named executive officers will vest after three years based on achievement of targets for the following performance metrics:
(a)Average annual adjusted earnings per share (“EPS”) growth, weighted 15%;
(b)Average annual adjusted free cash flow (“FCF”) growth, weighted 15%; and
(c)The Company’s three-year total stockholder return as measured against the three-year total stockholder return of the companies that comprise the Standard & Poor’s 500 Index (“Relative TSR”), weighted 70%.
•Fifty percent (50%) of a named executive officer’s target long-term incentive award was granted as time-vested restricted stock units (“RSUs”) that will vest in equal annual installments over a three-year period.
The Compensation Committee believes that allocating 50% of FOX’s long-term equity-based incentive awards as performance-based compensation appropriately aligns our named executive officers’ interests with those of FOX’s stockholders and is broadly consistent with practices within the Peer Group. Collectively, the Compensation Committee allocated (a) 15% of the grant value of the performance-based portion of each named executive officer’s target long-term incentive award to Company financial performance and (b) 85% of the grant value to TSR. We refer to TSR and the Stock Hurdle collectively as the hurdled stock performance measures. The Compensation Committee selected the hurdled stock performance measures to strengthen the alignment of interests between the named executive officers and our stockholders.
Company financial performance is measured through EPS and FCF. The Compensation Committee selected these metrics because it believes they support the Company’s long-term creation of stockholder value. EPS is one of the primary measures used by FOX’s investors and analysts to assess FOX’s and our management’s performance, and FCF gives a clear view of the Company’s ability to generate cash that can be used for investments in the business, returns to stockholders and other actions that enhance stockholder value. The Company adjusts EPS and FCF to ensure that the measurement of performance reflects factors that management can directly control and is not artificially inflated or diminished by factors unrelated to the ongoing operation of the business. This is intended to ensure that our named executive officers neither benefit from nor are penalized for unexpected or uncontrollable events or strategic decisions that are in the long-term interest of stockholders, but may have a negative or neutral effect on our named executive officers’ compensation and thus might drive decision-making that is not aligned with our stockholders’ interests.
For the fiscal 2025-2027 performance period, in August 2024 each of our named executive officers received long-term equity-based incentive awards in the following aggregate target amount:

Named Executive Officer	Fiscal 2025-2027 Target Long-Term Incentive Award Opportunity
Lachlan K. Murdoch	367% of Base Salary
John P. Nallen(a)	250% of Base Salary
Steven Tomsic	171% of Base Salary
Adam Ciongoli	171% of Base Salary
(a)Pursuant to his amended employment agreement, beginning July 1, 2025, Mr. Nallen is entitled to receive long-term equity-based incentive awards in an aggregate target amount equal to $6,500,000. For additional information on this arrangement, please see the section titled “Employment Arrangements” in “Executive Compensation” below.
The grant date for the fiscal 2025 long-term equity-based incentive awards, as approved by the Compensation Committee, was more than one full trading day following each of (i) the Company’s announcement of earnings for the previously completed quarter, and (ii) the filing of its Form 10-K for the fiscal year ended June 30, 2024, with the exercise price of stock options set as the volume-weighted average price of the Class A Common Stock on Nasdaq on the date of grant and the number of RSUs and PSUs underlying each award determined based on the 20-day trailing average of the closing price of the Class A Common Stock as of the last day of the fiscal year.
Vesting of Performance-Based Long-Term Equity-Based Incentive Awards for Fiscal 2023-2025 Performance Period
As previously disclosed in our proxy statement filed in connection with our 2022 Annual Meeting of Stockholders, in August 2022, the Compensation Committee granted long-term equity-based incentive awards that include PSUs (the “fiscal 2023 PSUs”) for the three-year performance period ended June 30, 2025 (the “fiscal 2023-2025” performance period). The fiscal 2023 PSUs vested

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COMPENSATION DISCUSSION AND ANALYSIS
based on the extent to which average annual adjusted EPS2 growth (15%), average annual adjusted FCF3 growth (15%), and the Company’s Relative TSR (70%) (collectively referred to as the “performance metrics”) were achieved over the fiscal 2023-2025 performance period.
In August 2022, the Compensation Committee established the following performance levels and weightings for the fiscal 2023 PSUs’ performance metrics:

	Fiscal 2023 – 2025 PSU Performance Metrics
Performance Levels	Adjusted EPS Growth (15% Weighting)	Adjusted FCF Growth (15% Weighting)	TSR (70% Weighting)(a)	Payout as a % of Target Opportunity
Maximum	22%	22%	≥75th Percentile	200%
Target	12%	12%	50th Percentile	100%
Threshold	2%	2%	<25th Percentile	0%
(a)TSR has a 50% payout at the 25th Percentile.
In August 2025, the Compensation Committee evaluated the average annual adjusted EPS growth, the average annual adjusted FCF growth and the Company’s three-year Relative TSR and approved the weighted payout of the three performance metrics (the “Final Performance Factor”) as set forth below.

Performance Metrics	Target Performance	Actual Performance	Weighted Contribution
Adjusted EPS Growth	12%	20.96%	28%
Adjusted FCF Growth	12%	36.40%	30%
Relative TSR	50th Percentile	77.2th Percentile	140%
Final Performance Factor			198%
The weighted contribution disclosed in the table above reflects the percentage of the aggregate fiscal 2023 PSU performance achievement, factoring in the extent to which the applicable performance metric was achieved and the weighting placed on the applicable performance metric by the Compensation Committee. Based on the Company’s performance, the Compensation Committee determined a Final Performance Factor of 198% of target. As a result, the fiscal 2023 PSUs vested at 198% of the sum of the target number of shares of Class A Common Stock originally granted under such award plus the amount of dividend equivalents accrued on the award during the performance period. Our named executive officers received shares of Class A Common Stock in respect of the fiscal 2023 PSUs determined by multiplying the target number of fiscal 2023 PSUs awarded (including accrued dividend equivalents) by the Final Performance Factor as follows:

Named Executive Officers	Fiscal 2023 Target PSU Award Opportunity (# Shares)	Final Performance Factor	Fiscal 2023 Final PSU Award Shares Earned (# Shares)(a)
Lachlan K. Murdoch	87,303	198%	172,859
John P. Nallen	39,682	198%	78,570
Steven Tomsic	23,808	198%	47,139
(a)The number of shares earned with respect to the 2023 PSU Awards includes additional shares of Class A Common Stock that reflect dividend equivalents accrued and settled at the time the underlying PSUs vested.
(2) “Adjusted EPS” is calculated by dividing adjusted net income by the number of shares of stock (or stock equivalents) of the combined classes of the Company’s common stock used in the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2025 included in its Annual Report on Form 10-K (the “Financial Statements”) for the applicable fiscal year in determining diluted earnings per share, after adjusting for new share issuances and the effect of corporate reorganizations such as stock splits. Adjusted net income is determined by excluding net income effects of restructuring, impairment and other corporate matters, adjustments to equity earnings (losses) of affiliates, non-operating other, net, tax provisions and noncontrolling interest adjustments. The determination of Adjusted EPS may reflect such other adjustments that the Compensation Committee deems appropriate so that the measurement of performance against the performance metric is not distorted. The Compensation Committee did not make any such additional adjustments to Adjusted EPS in determining Adjusted EPS growth for the fiscal 2023-2025 performance period.

(3) “Adjusted FCF” is calculated as net cash provided by operating activities as reported in the Financial Statements, less capital expenditures; comparable adjustments made to net income as reported in the Financial Statements in connection with the determination of adjusted net income will be made to FCF to the extent such adjustments impact FCF. The determination of Adjusted FCF may reflect such other adjustments to FCF that the Compensation Committee deems appropriate so that the measurement of performance against the performance metric is not distorted. The Compensation Committee did not make any such additional adjustments to FCF in determining Adjusted FCF growth for the fiscal 2023-2025 performance period.

2025 Proxy Statement	29

COMPENSATION DISCUSSION AND ANALYSIS
Retirement Benefits
In conjunction with 21CF’s spin-off of FOX and the establishment of FOX as a standalone public company in March 2019 (the “Transaction”), the Company adopted and maintains certain legacy retirement benefits in which certain of our named executive officers participate. The Compensation Committee believes maintaining these legacy retirement benefits continues to serve as an important retention tool for long-tenured executives. For additional information on these arrangements, please see the “Pension Benefits as of June 30, 2025” table and the “Potential Payments Upon Termination” table, together with the accompanying footnotes, and the section titled “Description of Pension Benefits” in “Executive Compensation” below.
Perquisites
Our named executive officers are provided with limited types of perquisites and other personal benefits that the Compensation Committee determined are reasonable and consistent with the overall compensation philosophy. Perquisites generally constitute a small percentage of each named executive officer’s total compensation package. The perquisites received by each named executive officer in fiscal 2025, as well as their incremental cost to the Company, are reported in the Summary Compensation Table and its accompanying footnotes below.
Some perquisites are generally intended to serve a specific business need for the benefit of the Company, including the safety and security of our named executive officers. Our named executive officers must adhere to a security plan developed with the assistance of a third-party consultant and assessed annually by our Compensation Committee based on the high visibility of our Company, the named executive officers’ positions and work locations, and a review of the judgments and recommendations of internal and external security experts. The Compensation Committee, with guidance from our third-party security consultant, has determined that these security-related costs are necessary to reduce the risk to the Company associated with our named executive officers’ positions and affiliation with our business. In particular, a core aspect of our business involves broadcasting extensive news coverage of elections, sociopolitical events and public controversies and related opinion programming, which sometimes produces strong reactions from viewers and critics. In addition, the FOX brand may be subject to significant publicity related to the Company or its operations, content and individuals associated with its content, management, employees, business partners and culture, among others. Due to their tenure and prominence in our industry, certain of our named executive officers — particularly our Executive Chair and Chief Executive Officer — are synonymous with the FOX brand and face enhanced personal risk from being viewed as extensions of the FOX brand. In light of the risk inherent in their roles and the potential adverse impact this risk could have on the Company, the Compensation Committee approved the security plan and associated costs and considers our named executive officers’ adherence to this plan within the best interests of the Company and its stockholders.

Framework for Fiscal 2026 Long-Term Equity-Based Incentive Awards
In order to maintain our pay for performance principles, the Compensation Committee granted equity-based awards for fiscal 2026 in a form consistent with those granted for fiscal 2025, as follows:
•Twenty-five percent (25%) of a named executive officer’s target long-term incentive award was granted as PSOs with a three-year performance period. PSOs granted to our named executive officers will vest at the end of the three-year performance period and have a term of seven years thereafter. PSOs granted to our named executive officers vest only if, at any point during the three-year performance period, the closing price of the Class A Common Stock exceeds the exercise price of the PSO by at least 15% for at least 30 consecutive calendar days.
•Twenty-five percent (25%) of a named executive officer’s target long-term incentive award was granted as PSUs with a three-year performance period. PSUs granted to our named executive officers will vest after three years based on achievement of targets for the following performance metrics:
(a)Average annual adjusted EPS growth, weighted 15%;
(b)Average annual adjusted FCF growth, weighted 15%; and
(c)The Company’s Relative TSR, weighted 70%.
•Fifty percent (50%) of a named executive officer’s target long-term incentive award was granted in time-vested RSUs that will vest in equal annual installments over a three-year period.
Collectively, the Compensation Committee allocated (a) 15% of the grant value of the performance-based portion of each named executive officer’s fiscal 2026 target long-term incentive award to Company financial projections and (b) 85% of the grant value to hurdled stock performance measures. Consistent with prior PSUs and PSOs granted to our named executive officers, the PSU and PSO performance metrics for the fiscal 2026 program are designed to align to stockholder value creation while maintaining 50% of the award as performance-based compensation. The Compensation Committee believes maintaining 50% of FOX’s long-term equity-based incentive awards as performance-based compensation for fiscal 2026 appropriately aligns our named executive officers’ interests with those of FOX’s stockholders and is broadly consistent with peer practice.

Employment Arrangements, Severance and Change in Control Arrangements
The Compensation Committee believes that employment agreements, which are broadly used in the media industry, are important tools to attract and retain executive talent. The Company and its subsidiaries maintain employment agreements with each of Messrs. L.K. Murdoch, Nallen, Tomsic and Ciongoli, the terms of which conclude on June 30, 2026 for Messrs. L.K. Murdoch and Tomsic, on November 30, 2026 for Mr. Ciongoli, and on June 30, 2028 for Mr. Nallen.

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COMPENSATION DISCUSSION AND ANALYSIS
The employment agreements generally provide for base salary, target Annual Incentive Compensation and target grants of long-term incentive awards for each year of the term of the respective agreement. The employment agreements also provide for severance protection in the event of a termination of the named executive officer’s employment during the term and bind the named executive officers to restrictive covenants in favor of the Company. None of the named executive officers’ employment agreements or other arrangements contain provisions that guarantee a payment upon a change in control of the Company or otherwise provide for any single-trigger change in control benefits. The employment agreements and severance arrangements contained therein are further described below in the sections titled “Employment Arrangements” and “Potential Payments Upon Termination.”

Engagement with Stockholders and Compensation Committee’s Annual Review of its Compensation Practices
At the 2024 Annual Meeting of Stockholders, the Company’s stockholders voted to approve, on an advisory basis, the compensation of our named executive officers as described in the Company’s 2024 proxy statement. The Company’s 2024 executive compensation program received the support of 93% of the votes cast. Our Board and our Compensation Committee carefully considered the results of the 2024 say-on-pay vote and senior management engaged with every stockholder who accepted an invitation to speak with us.
During fiscal 2025, senior management actively and regularly engaged with our stockholders to offer them an opportunity to provide feedback regarding the Company’s performance. As part of this engagement, over 25 meetings were conducted with our largest stockholders who collectively held approximately 29% of the unaffiliated Class B Common Stock. Members of the Board, as well as members of senior management, participated in certain of these conversations. Senior management also participated in a number of meetings with individual and group investors at investor and industry conferences, including question-and-answer sessions. Our investor relations group separately responded to retail investor emails and telephone inquiries, which also provided access to our representatives and a forum for providing feedback. Finally, senior management also engages with proponents of stockholder proposals as part of the Company’s annual proxy process.
This continued effort allowed senior management and Board members to exchange perspectives and receive input from stockholders on a number of topics. The majority of investors commented positively on the opportunity to furnish input on the issues important to them and shared their appreciation for the work of our named executive officers and, in certain instances, our compensation program and its alignment with stockholders’ interests.
The Compensation Committee considered feedback from stockholders obtained in these meetings as part of its evaluation of the effectiveness of the Company’s compensation program, including the compensation program for our named executive officers, and whether the compensation program reflects the interests of various stakeholders, including stockholders and employees. The Compensation Committee also shared the feedback from these meetings with the Board.
The Compensation Committee will continue to consider feedback from and engage with stockholders and monitor trends and developments to ensure that the Company’s executive compensation programs remain competitively positioned for executive talent and aligned with the interests of various stakeholders, including stockholders and employees.

Recoupment of Previously Paid Named Executive Officer Compensation
To comply with the clawback rules adopted under the Exchange Act and the associated SEC rules and Nasdaq listing standards, the Company maintains the Clawback Policy, which provides for the mandatory recovery of erroneously awarded incentive-based compensation (if any) from Covered Officers in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws. Under the Clawback Policy, the Company will seek recovery of any such erroneously awarded incentive-based compensation received by Covered Officers during the three-year fiscal year period prior to the date the Company is required to prepare any such accounting restatement. The recovery of such compensation under the Clawback Policy applies regardless of whether a Covered Officer engaged in misconduct or otherwise caused or contributed to the accounting restatement. In addition, the Clawback Policy goes beyond the SEC rules and Nasdaq listing standards and provides the Compensation Committee with the discretion to require reimbursement of all or any portion of any bonus paid to the Covered Officers with respect to the period in which the executive engaged in harassment, discrimination and/or retaliation, including the failure to respond to allegations or complaints of such behaviors.

Prohibition on Hedging and Pledging of FOX Stock
The Company prohibits all Directors and employees, including our named executive officers (and their family members and controlled entities that are subject to its Insider Trading and Confidentiality Policy) from engaging in short sales of the Company’s securities and investing in Company-based derivative securities. In addition, the Company prohibits all Directors and employees, including our named executive officers, from pledging any Company securities that they hold directly, hedging any Company securities that they hold directly or indirectly (including through the purchase of financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds that hedge or offset, or are designed to hedge or offset, any decrease in the market value of FOX’s securities) or hedging or pledging equity compensation.

2025 Proxy Statement	31

COMPENSATION DISCUSSION AND ANALYSIS

Executive Stock Ownership Guidelines
The Compensation Committee believes that the named executive officers of the Company should have an appropriate equity ownership in the Company to more closely align their economic interests with those of other Company stockholders. The Board has adopted stock ownership guidelines that require the named executive officers to own equity securities of the Company equal in value to at least a defined multiple of the named executive officer’s base salary as follows:

Named Executive Officer	Ownership Guideline
Lachlan K. Murdoch	6 times base salary
John P. Nallen	2 times base salary
Steven Tomsic	2 times base salary
Adam Ciongoli	2 times base salary
As of the end of fiscal 2025, each of our named executive officers has achieved the appropriate ownership level in accordance with the ownership guidelines. All fully owned shares held by the named executive officer or direct family members, vested shares held in retirement and deferred compensation accounts, shares held by the named executive officer or direct family members in trust, and all unvested restricted shares or time-based RSUs count for purposes of assessing an executive’s ownership level. No portion of unexercised stock options (such as the current “in the money” value) nor any portion of unearned performance awards count for purposes of assessing an executive’s ownership level under the ownership guidelines.

Role of Compensation Consultant
The Compensation Committee has retained FW Cook to advise the Compensation Committee on its named executive officer and non-executive Director compensation practices and framework. For information on the Compensation Committee’s consideration of FW Cook’s independence, please see the section titled “Committees and Meetings of the Board of Directors – Compensation Committee.”

Compensation Deductibility Policy
Section 162(m) of the Internal Revenue Code generally prohibits executive compensation in excess of $1 million per year to be deducted by the Company as a compensation expense. The Compensation Committee has approved, and may continue to approve, compensation exceeding the $1 million limitation, including with respect to a portion of base salary, Annual Incentive Compensation and long-term incentives, in order to provide appropriate compensation. While accounting and tax treatment are relevant issues to consider, the Compensation Committee believes that stockholder interests are best served by not restricting flexibility in designing compensation programs, even though such programs may result in nondeductible compensation expenses for tax purposes.

32	2025 Proxy Statement

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed it with the Company’s management. Based on the Compensation Committee’s review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for fiscal 2025 and this proxy statement.

THE COMPENSATION COMMITTEE:

William A. Burck (Chair) Chase Carey Margaret “Peggy” L. Johnson Paul D. Ryan
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During fiscal 2025, the Compensation Committee consisted of the following non-executive Directors: William A. Burck (Chair), Chase Carey, Margaret “Peggy” L. Johnson and Paul D. Ryan, all of whom the Board has determined are independent in accordance with Nasdaq listing rules. There are no interlocking relationships as defined in the applicable SEC rules.
RISKS RELATED TO COMPENSATION POLICIES AND PRACTICES
The Compensation Committee has been delegated the authority to oversee the risk assessment of the Company’s compensation policies and practices. At the direction of the Compensation Committee, members of senior management conducted the risk assessment. Such members gathered and reviewed information regarding pay practices and risk-mitigation factors within the Company’s principal business units and its corporate division. Following an analysis of the data with the Compensation Committee, the Compensation Committee does not believe there are any risks from the Company’s compensation policies and practices for its employees that are reasonably likely to have a material adverse effect on the Company. In addition, the Company’s compensation programs include sufficient risk mitigation features, such as Compensation Committee and senior management discretion and oversight, a balance of annual and long-term incentives for senior executives, the use of multiple performance metrics which are generally set at the beginning of the performance period, award opportunities that are fixed or capped, and recoupment provisions for named executive officers’ performance-based and other bonus compensation in the event of certain financial restatements or in certain other instances. Specifically, the Company’s Clawback Policy provides for the mandatory recovery of erroneously awarded incentive-based compensation (if any) from current and former executive officers of the Company (“Covered Officers”) in the event that the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws. Under the Clawback Policy, the Compensation Committee also has discretion to require reimbursement of all or any portion of any bonus paid to a Covered Officer where, during the period as to which the bonus relates, (a) the Covered Officer engaged in acts or omissions that are determined, by final judicial decision or order from which there is no further right to appeal, to involve intentional misconduct or a knowing violation of law and (b) the Covered Officer engaged in harassment, discrimination or retaliation, including, but not limited to, the failure to respond to allegations or complaints of such behavior. The Compensation Committee annually oversees an assessment of risk related to compensation policies and practices.

2025 Proxy Statement	33

EXECUTIVE COMPENSATION
The following section, and the tables that appear herein, sets forth information with respect to total compensation for the fiscal year ended June 30, 2025, and, with respect to the Summary Compensation Table below, the fiscal years ended June 30, 2024 and June 30, 2023, respectively, for the Company’s Chief Executive Officer, the Chief Financial Officer, the other two most highly compensated executive officers of the Company, (collectively, the “named executive officers”) who served in such capacity during the 2025 fiscal year.

Summary Compensation Table for the Fiscal Year Ended June 30, 2025
The following table, and the accompanying footnotes, set forth information with respect to total compensation for the fiscal years ended June 30, 2025, June 30, 2024 and June 30, 2023, respectively, for our named executive officers.

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards(a)	Option Awards (b)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings(c)	All Other Compensation(d)	Total
Lachlan K. Murdoch Executive Chair and Chief Executive Officer	2025	$3,000,000	$—	$10,594,860	$2,750,000	$10,680,000	$3,958,000	$1,998,094	$32,980,954
	2024	$3,000,000	$—	$9,349,947	$2,750,000	$6,000,000	$904,000	$1,802,078	$23,806,025
	2023	$3,000,000	$—	$9,168,582	$2,750,000	$4,447,500	$646,000	$1,765,820	$21,777,902
John P. Nallen President and Chief Operating Officer	2025	$2,000,000	$—	$4,815,821	$1,250,000	$5,340,000	$1,723,000	$156,141	$15,284,962
	2024	$2,000,000	$—	$4,249,971	$1,250,000	$3,000,000	$1,733,000	$145,356	$12,378,327
	2023	$2,000,000	$—	$4,167,486	$1,250,000	$2,223,750	$924,000	$117,350	$10,682,586
Steven Tomsic Chief Financial Officer	2025	$1,750,000	$—	$2,889,519	$750,000	$4,895,000	$—	$36,988	$10,321,507
	2024	$1,750,000	$—	$2,549,949	$750,000	$2,750,000	$—	$39,185	$7,839,134
	2023	$1,750,000	$—	$2,500,493	$750,000	$1,853,125	$—	$26,461	$6,880,079
Adam Ciongoli Chief Legal and Policy Officer	2025	$1,750,000	$—	$2,889,519	$750,000	$4,895,000	$—	$80,242	$10,364,761
	2024	$1,016,346	$—	$4,630,657	$750,000	$2,750,000	$—	$19,670	$9,166,672
		$—	$—	$—	$—	$—	$—	$—	$—
(a)This amount represents the aggregate grant date fair value of PSUs and RSUs granted during the applicable fiscal year, assuming target performance for all PSUs. Assuming the maximum level of performance, the grant date fair value for the fiscal 2025 PSUs would be $8,656,638 for Mr. L.K. Murdoch; $3,934,816 for Mr. Nallen; and $2,360,911 for both Mr. Tomsic and Mr. Ciongoli. The actual value, if any, that the named executive officers will realize for these awards is a function of the value of the underlying shares if and when these awards vest and the level of attainment of the applicable performance targets. The amount reported for Mr. Ciongoli in 2024 reflects the award of restricted stock units granted to offset the value of awards forfeited from his prior employer.
(b)The amounts set forth in the Option Awards column represent the aggregate grant date fair value of option awards granted during the applicable fiscal year determined on the date of grant using the Monte Carlo simulation model. For stock options granted in fiscal 2025, the option awards will vest only if, at any point during the fiscal 2025-2027 performance period, the closing price of the Class A Common Stock exceeds the exercise price of the option awards by at least 15% for at least 30 consecutive calendar days. For additional information about the assumptions used in these calculations, please see Note 12 “Equity-Based Compensation” to the audited consolidated financial statements of the Company included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed with the SEC on August 6, 2025.
(c)The values reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column are theoretical, as these amounts are calculated pursuant to SEC requirements and are based on a retirement assumption of age 55 or current age, if later with payment timing subject to IRC Section 409A and other assumptions used in preparing the Company’s June 30, 2025 audited consolidated financial statements. The change in actuarial present value for each named executive officer’s accumulated pension benefits under the applicable Company pension plans from year to year as reported in the Summary Compensation Table is subject to interest rate volatility and may not represent, nor does it affect, the value that a named executive officer will actually accrue under the Company’s pension plans during any given fiscal year. The change in pension value in fiscal 2025 was primarily due to the accrual of an additional year of benefits and change in assumptions selected by the Company to prepare the June 30, 2025 audited consolidated financial statements.
(d)All Other Compensation paid in fiscal 2025 is calculated based on the incremental cost to the Company and is comprised of the following:

All Other Compensation	Lachlan K. Murdoch	John P. Nallen	Steven Tomsic	Adam Ciongoli
Personal Use of Corporate Aircraft	$100,728	$89,023	$12,926	$56,180
Personal Use of Corporate Car/Car Allowance	$14,400	$23,400	$—	$—
Company Contributions to 401(k) Plan	$14,000	$14,000	$14,000	$14,000
Life Insurance Premium(1)	$5,382	$29,718	$10,062	$10,062
Residential Security	$1,863,584	$—	$—	$—
Total	$1,998,094	$156,141	$36,988	$80,242
(1)Represents imputed income to the named executive officers under the Company’s executive life insurance program.

34	2025 Proxy Statement

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards During the Fiscal Year Ended June 30, 2025
The following table sets forth information with respect to grants of plan-based awards to the named executive officers during fiscal 2025.

Name	Grant Date		Estimated future payouts under non-equity incentive plan awards ($)			Estimated future payouts under equity incentive plan awards (#)			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($)(c)	Grant Date Fair Value of Stock and Option Awards
			Threshold	Target	Maximum	Threshold	Target	Maximum
Lachlan K. Murdoch			$2,250,000	$6,000,000	$12,000,000
	8/12/2024					28,242	80,692	161,384				$4,328,319
	8/12/2024	(a)							161,384			$6,266,541
	8/12/2024	(b)								235,646	$38.98	$2,750,000
John P. Nallen			$1,125,000	$3,000,000	$6,000,000
	8/12/2024					12,837	36,678	73,356				$1,967,408
	8/12/2024	(a)							73,356			$2,848,413
	8/12/2024	(b)								107,112	$38.98	$1,250,000
Steven Tomsic			$1,031,250	$2,750,000	$5,500,000
	8/12/2024					7,702	22,007	44,014				$1,180,455
	8/12/2024	(a)							44,014			$1,709,064
	8/12/2024	(b)								64,267	$38.98	$750,000
Adam Ciongoli			$1,031,250	$2,750,000	$5,500,000
	8/12/2024					7,702	22,007	44,014				$1,180,455
	8/12/2024	(a)							44,014			$1,709,064
	8/12/2024	(b)								64,267	$38.98	$750,000
(a)Reflects the right to receive shares of Class A Common Stock that vest in equal installments on August 15 of each of 2025, 2026 and 2027 subject to continued employment through the applicable vesting date (unless otherwise accelerated upon certain qualifying terminations of employment).
(b)Reflects stock options that become exercisable on August 12, 2027, based on the attainment of a 15% increase in the price of Class A Common Stock over the exercise price for at least 30 consecutive calendar days during the period from the date of grant to August 12, 2027.
(c)The exercise price of the stock options is the volume-weighted average price of the Class A Common Stock on the date of grant.

2025 Proxy Statement	35

EXECUTIVE COMPENSATION

Employment Arrangements
For fiscal 2025, all of the named executive officers had employment agreements that set forth the terms and conditions of their employment with the Company and its subsidiaries.
Lachlan K. Murdoch
The Company and its subsidiaries maintain employment agreements with Mr. L.K. Murdoch, with a term of employment concluding June 30, 2026.
Pursuant to the terms of his employment agreements, Mr. L.K. Murdoch receives an aggregate base salary of $3.0 million and is eligible to receive an Annual Incentive Compensation award with a target of $6.0 million and a maximum payout of $12.0 million. Mr. L.K. Murdoch is eligible to receive annual awards under the 2019 SAP (the “Annual SAP Awards”) with an annual target award equal to $11.0 million. The criteria for the achievement of the bonus amount are established by the Compensation Committee.
Mr. L.K. Murdoch is entitled to participate in any employee benefit plans maintained by the Company and its subsidiaries available to other comparative executives of the Company. Additionally, Mr. L.K. Murdoch is entitled to legacy retirement benefits that were assumed by FOX in conjunction with the Transaction, which increase Mr. L.K. Murdoch’s retirement benefits above the amounts available under the Company’s broad-based, tax-qualified plan and provide enhanced retirement health and life insurance benefits to Mr. L.K. Murdoch and his spouse.
Mr. L.K. Murdoch is also entitled to certain payments and benefits upon his separation from the Company. For a discussion of these provisions, please see the section titled “Potential Payments Upon Termination.”
John P. Nallen
The Company maintains an employment agreement with Mr. Nallen, with a term of employment concluding June 30, 2028. As disclosed on the Company's Current Report on Form 8-K filed with the SEC on February 10, 2025, the Board approved an amendment to Mr. Nallen's employment agreement to extend the term of the employment agreement and compensatory arrangement with Mr. Nallen through June 30, 2028. Under the terms of the amended employment agreement, Mr. Nallen serves as President and Chief Operating Officer of the Company. Pursuant to the terms of his amended employment agreement, Mr. Nallen receives a base salary of $2.0 million per year and, beginning July 1, 2025, is eligible to receive an Annual Incentive Compensation award with a target of $4.0 million (for fiscal 2025, a target of $3.0 million and a maximum payout of $6.0 million). The criteria for the achievement of the bonus amount are established by the Compensation Committee.
In addition, the amended employment agreement provides that, beginning July 1, 2025, Mr. Nallen is eligible to receive Annual SAP Awards with an annual target award equal to $6.5 million (for fiscal 2025, an annual target award equal to $5.0 million). Mr. Nallen is entitled to participate in any employee benefit plans of the Company available to other comparative executives of the Company. Additionally, Mr. Nallen is entitled to legacy enhanced retirement benefits that were assumed by FOX. The legacy enhanced retirement benefits for Mr. Nallen are substantially similar to the legacy retirement benefits for Mr. L.K. Murdoch.
The employment agreement also provides for certain payments and benefits to Mr. Nallen upon his separation from the Company. For a discussion of these provisions of the employment agreement, please see the section titled “Potential Payments Upon Termination.”
Steven Tomsic
The Company maintains an employment agreement with Mr. Tomsic, with a term of employment concluding June 30, 2026. Under the terms of the employment agreement, Mr. Tomsic serves as Chief Financial Officer of the Company. Pursuant to the terms of his employment agreement, Mr. Tomsic receives a base salary of $1.75 million per year and is eligible to receive an Annual Incentive Compensation award with a target of $2.75 million and a maximum payout of $5.5 million. The criteria for the achievement of the bonus amount are established by the Compensation Committee.
In addition, the agreement provides that Mr. Tomsic is eligible to receive Annual SAP Awards with an annual target award equal to $3.0 million. Mr. Tomsic is entitled to participate in any employee benefit plans of the Company available to other comparative executives of the Company. The employment agreement also provides for certain payments and benefits to Mr. Tomsic upon his separation from the Company. For a discussion of these provisions of the employment agreement, please see the section titled “Potential Payments Upon Termination.”
Adam Ciongoli
The Company maintains an employment agreement with Mr. Ciongoli, with a term of employment concluding November 30, 2026. Under the terms of the employment agreement, Mr. Ciongoli serves as Chief Legal and Policy Officer of the Company. Pursuant to the terms of his employment agreement, Mr. Ciongoli receives a base salary of $1.75 million per year and is eligible to receive an Annual Incentive Compensation award with a target of $2.75 million and a maximum payout of $5.5 million. The criteria for the achievement of the bonus amount are established by the Compensation Committee.
In addition, the agreement provides that Mr. Ciongoli is eligible to receive Annual SAP Awards with an annual target award equal to $3.0 million. Mr. Ciongoli is entitled to participate in any employee benefit plans of the Company available to other comparative executives of the Company. The employment agreement also provides for certain payments and benefits to Mr. Ciongoli upon his separation from the Company. For a discussion of these provisions of the employment agreement, please see the section titled “Potential Payments Upon Termination.”

36	2025 Proxy Statement

EXECUTIVE COMPENSATION

Outstanding Equity Awards at June 30, 2025
The following table sets forth information with respect to each of the named executive officer’s outstanding share-based awards at June 30, 2025.

Name	Option Awards					Stock Awards
	Number of Shares Underlying Unexercised Options (#) Exercisable	Number of Shares Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)(d)	Market Value of Shares of Stock That Have Not Vested ($)(e)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)(f)	Equity Incentive Plan Awards: Market Value of Shares of Stock That Have Not Vested ($)(e)
Lachlan K. Murdoch	576,701	—		$40.26	3/19/2026	507,364	$28,432,679	166,415	$9,325,897
	375,683	—		$36.00	8/5/2026	—	—	—	—
	401,459	—		$26.12	8/3/2030	—	—	—	—
	275,000	—		$34.83	8/3/2031	—	—	—	—
	—	265,188	(a)	$33.50	8/8/2032
	—	264,169	(b)	$34.84	8/9/2033	—	—	—	—
	—	235,646	(c)	$38.98	8/12/2034	—	—	—	—
John P. Nallen	288,350	—		$40.26	3/19/2026	230,617	$12,923,777	75,642	$4,238,978
	170,765	—		$36.00	8/5/2026	—	—	—	—
	125,000	—		$34.83	8/3/2031	—	—	—	—
	—	120,540	(a)	$33.50	8/8/2032	—	—	—	—
	—	120,076	(b)	$34.84	8/9/2033	—	—	—	—
	—	107,112	(c)	$38.98	8/12/2034	—	—	—	—
Steven Tomsic	70,091	—		$40.26	3/19/2026	138,368	$7,754,143	45,384	$2,543,319
	68,306	—		$36.00	8/5/2026	—	—	—	—
	72,992	—		$26.12	8/3/2030	—	—	—	—
	50,000	—		$34.83	8/3/2031
	—	72,324	(a)	$33.50	8/8/2032	—	—	—	—
	—	72,046	(b)	$34.84	8/9/2033	—	—	—	—
		64,267	(c)	$38.98	8/12/2034	—	—	—	—
Adam Ciongoli	—	109,970	(a)	$34.84	8/9/2033	122,142	$6,844,838	22,256	$1,247,226
	—	64,267	(b)	$38.98	8/12/2034	—	$—	—	—
(a)Represents stock options granted pursuant to the 2019 SAP that became exercisable on August 8, 2025, based on (i) the attainment of a 15% increase in the price of Class A Common Stock over the exercise price for at least 30 consecutive calendar days during the period from the date of grant, August 8, 2022, to August 8, 2025 (which was achieved), and (ii) the applicable named executive officer’s continued employment through August 8, 2025.
(b)Represents stock options granted pursuant to the 2019 SAP that may become exercisable on August 9, 2026, based on (i) the attainment of a 15% increase in the price of Class A Common Stock over the exercise price for at least 30 consecutive calendar days during the period from the date of grant, August 9, 2023, to August 9, 2026 (which was achieved), and (ii) the applicable named executive officer’s continued employment through August 9, 2026.
(c)Represents stock options granted pursuant to the 2019 SAP that may become exercisable on August 12, 2027, based on (i) the attainment of a 15% increase in the price of Class A Common Stock over the exercise price for at least 30 consecutive calendar days during the period from the date of grant, August 12, 2024, to August 12, 2027 (which was achieved), and (ii) the applicable named executive officer’s continued employment through August 12, 2027.
(d)This amount, further detailed in the table below, includes the following: (i) FOX PSU Awards earned for the fiscal 2023-2025 performance period that ended on June 30, 2025 based on Company achievement of the Final Performance Factor, which vested on August 15, 2025 (“FOX 23 PSU”) – for further information, please see the discussion under the heading “Vesting of Performance-Based Long-Term Equity-Based Incentive Awards for Fiscal 2023-2025 Performance Period” in Compensation Discussion and Analysis, (ii) FOX RSU Awards granted pursuant to the 2019 SAP that vest in equal installments on August 15 of each of 2023, 2024 and 2025 (“FOX 23 RSU”); (iii) FOX RSU Awards granted pursuant to the 2019 SAP that vest in equal installments on August 15 of each of 2024, 2025 and 2026 (“FOX 24 RSU”) and (iv) FOX RSU Awards granted pursuant to the 2019 SAP that vest in equal installments on August 15 of each of 2025, 2026 and 2027 (“FOX 25 RSU”). In addition, the tables above and below include the additional units representing shares of Class A Common Stock that reflect dividend equivalents accrued with respect to all FOX 23 PSUs, FOX 23 RSUs, FOX 24 RSUs and FOX 25 RSUs. Dividend equivalents will settle when, and only to the extent that, the underlying RSUs and PSUs vest.

2025 Proxy Statement	37

EXECUTIVE COMPENSATION

	Stock Awards
Name	Award Type	Date of Grant	Number of Shares of Stock That Have Not Vested (#)
Lachlan K. Murdoch	FOX 23 PSU	8/8/2022	172,859
	FOX 23 RSU	8/8/2022	58,208
	FOX 24 RSU	8/9/2023	113,082
	FOX 25 RSU	8/12/2024	163,215
John P. Nallen	FOX 23 PSU	8/8/2022	78,570
	FOX 23 RSU	8/8/2022	26,458
	FOX 24 RSU	8/9/2023	51,401
	FOX 25 RSU	8/12/2024	74,188
Steven Tomsic	FOX 23 PSU	8/8/2022	47,139
	FOX 23 RSU	8/8/2022	15,875
	FOX 24 RSU	8/9/2023	30,841
	FOX 25 RSU	8/12/2024	44,513
Adam Ciongoli	FOX 24 Sign-On	12/1/2023	26,632
	FOX 24 RSU	12/1/2023	50,997
	FOX 25 RSU	8/12/2024	44,513
(e)Calculated using the closing price of the Company’s Class A Common Stock as reported on Nasdaq on June 30, 2025 of $56.04.
(f)Represents (i) FOX PSU Awards granted on August 9, 2023 for the fiscal 2024-2026 performance period that will vest on August 15, 2026 (“FOX 24 PSU”) and (ii) FOX PSU Awards granted on August 12, 2024 for the fiscal 2025-2027 performance period that will vest on August 15, 2027 (“FOX 25 PSU”). In addition, the number of FOX 24 PSUs and FOX 25 PSUs presented includes the additional units representing shares of Class A Common Stock that reflect dividend equivalents accrued with respect to all FOX 24 PSUs and FOX 25 PSUs. Dividend equivalents will settle when, and only to the extent that, the underlying PSUs vest.

Stock Vested and Option Exercises During the Fiscal Year Ended June 30, 2025
The following table sets forth information with respect to the vesting of equity awards for each of the named executive officers during fiscal 2025.

	Option Exercises		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Lachlan K. Murdoch	—	—	212,040	$8,282,282
John P. Nallen	182,481	$3,213,782	96,377	$3,764,486
Steven Tomsic	45,249	$681,107	48,862	$1,908,550
Adam Ciongoli	—	—	51,843	$2,497,155

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EXECUTIVE COMPENSATION

Pension Benefits as of June 30, 2025
The following table sets forth information with respect to each Company plan that provides payments in connection with retirement with respect to each of the named executive officers.

Name(a)	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Lachlan K. Murdoch(b)	Qualified Pension Plan(c)	9	$128,000	$—
	Supplemental Executive Retirement Plan	9	$77,000	$—
	Individual Supplemental Executive Retirement Plan	19	$22,546,000	$—
	Total		$22,751,000	$—
John P. Nallen	Qualified Pension Plan(c)	31	$1,810,000	$—
	Supplemental Executive Retirement Plan	31	$767,000	$—
	Individual Supplemental Executive Retirement Plan	41	$24,306,000	$—
	Total		$26,883,000	$—
(a)Messrs. Tomsic and Ciongoli are not entitled to participate in the Company’s pension plans because they were closed to new employees at the time they joined the Company.
(b)If Mr. L.K. Murdoch’s employment is terminated by the Company without cause or by Mr. L.K. Murdoch with good reason, Mr. L.K. Murdoch is entitled to additional age and service credits when calculating his pension benefits. Please see the section titled “Description of Pension Benefits.” The value of this benefit for Mr. L.K. Murdoch as of June 30, 2025 is $3.9 million.
(c)Qualified pension plan includes benefits earned under two legacy pension plans assumed by FOX in connection with the Transaction.
Description of Pension Benefits
FOX maintains legacy pension benefits that were originally established by 21CF and assumed by FOX in connection with the Transaction. These are a legacy qualified pension plan (the “Qualified Pension Plan”), a legacy Supplemental Executive Retirement Plan (the “SERP”) and legacy Individual Supplemental Employee Retirement Agreements (the “ISERAs”) that provide enhanced retirement benefits.
The Qualified Pension Plan is a broad-based, tax-qualified defined benefit plan maintained for employees hired before January 1, 2008, including Messrs. L.K. Murdoch and Nallen. Under the Qualified Pension Plan, participants are generally entitled to receive unreduced benefits upon retirement at age 65 or later, paid in the form of a monthly annuity. The accrued benefit under the Qualified Pension Plan at normal retirement age is generally equal to 1% of monthly compensation times years of service, plus 0.6% of average monthly compensation in excess of average covered compensation times such years of service, up to a maximum of 35 years. The Company pays the entire cost of the benefits provided under the Qualified Pension Plan. Eligible compensation for purposes of the Qualified Pension Plan is limited by federal law.
The SERP provides benefits to employees who participate in the Qualified Pension Plan but whose annual compensation exceeded the compensation limit imposed on the Qualified Pension Plan by the Internal Revenue Service ($350,000 in calendar year 2025), including Messrs. L.K. Murdoch and Nallen. The compensation limit for the SERP is capped at $100,000 in excess of the qualified pension limit imposed by the Internal Revenue Service (SERP cap is $450,000 in calendar year 2025). The benefits provided by the SERP are calculated using the same formula as the Qualified Pension Plan.
Messrs. L.K. Murdoch, and Nallen also each participate in legacy ISERAs. The ISERA compensation limit for fiscal 2025 is between $2.5 million and $3.3 million and varies by individual. The benefit provided under the ISERA is paid as installments as elected by the individuals in lieu of 100% joint and surviving spouse annuity indexed annually at retirement to account for inflation. The amount is unreduced for early retirement beginning at age 55 and payment timing is subject to IRC Section 409A. The ISERA also provides retirement health and life insurance benefits to the participating executives and their spouses.
The SERP and the ISERA are nonqualified plans for tax purposes and are funded using a grantor trust. The assets in the grantor trust are unsecured funds of FOX and can be used to satisfy FOX’s obligations in the event of bankruptcy or insolvency. The assumed retirement age for Mr. Nallen is his current age, as he is currently entitled to unreduced pension benefits under the ISERA, while Mr. L.K. Murdoch’s is the age he is entitled to receive unreduced benefits from the ISERA.

2025 Proxy Statement	39

EXECUTIVE COMPENSATION

Potential Payments Upon Termination
As noted in the section titled “Employment Arrangements,” the applicable employment agreements for Messrs. L.K. Murdoch, Nallen, Tomsic and Ciongoli and the terms and conditions of the Annual SAP Awards provide for certain payments and benefits upon a separation from the Company.
Lachlan K. Murdoch
If Mr. L.K. Murdoch’s employment is terminated during the term of his employment (the “Term”) without cause or by Mr. L.K. Murdoch for good reason other than during the 12-month period following a “change in control” (as defined in the 2019 SAP), or if his employment is terminated during the term of his employment agreement due to Mr. L.K. Murdoch’s death or disability, Mr. L.K. Murdoch will be entitled to receive (i) his accrued base salary through the date of termination; (ii) payment of any bonus earned but not yet paid in respect of any fiscal year or other period ending prior to the date of termination; (iii) reimbursement of any then-unreimbursed expenses; and (iv) other vested benefits, statutory benefits, or other accrued amounts required to be paid by law and in accordance with applicable plans and programs of the Company and its subsidiaries then in effect for similarly situated senior executives, if any (collectively, the “Accrued Benefits”). In addition to the Accrued Benefits, in such events, he will be entitled to receive (i) cash severance equal to the greater of (a) the sum of one year of annual base salary and target bonus for the year in which termination occurs or (b) the remainder of his annual base salary for the remainder of the Term and payment of his target bonus for each remaining bonus period during the Term; (ii) (x) accelerated vesting of any awarded but unvested time-based Annual SAP Awards (y) continued vesting of any awarded but unvested performance-based Annual SAP Awards, subject to the achievement of any applicable performance-based vesting conditions, and (z) the opportunity to exercise any vested option awards during the full option term; and (iii) payments by the Company for the employer portion of the premiums under the Company’s group health, dental and vision insurance plans. If Mr. L.K. Murdoch’s employment is terminated during the Term without cause or by Mr. L.K. Murdoch for good reason, or due to Mr. L.K. Murdoch’s death or disability, in any case, during the 12-month period following a “change in control” (as defined in the 2019 SAP), Mr. L.K. Murdoch will be entitled to receive the Accrued Benefits, as well as benefits described in clauses (i) through (iii) in the preceding sentence, except clause (i) shall be replaced with cash severance equal to the greater of (a) the sum of two years of annual base salary and two times his target bonus for the year in which termination occurs or (b) the sum of his annual base salary for the remainder of the Term and his target bonus for each remaining bonus period during the remainder of the Term. If Mr. L.K. Murdoch’s employment is terminated for cause by the Company, Mr. L.K. Murdoch will be entitled to receive only the Accrued Benefits. If the Company and Mr. L.K. Murdoch have not entered into a subsequent employment agreement as of the conclusion of the Term and Mr. L.K. Murdoch terminates employment promptly thereafter, Mr. L.K. Murdoch will be entitled to receive (a) accelerated vesting of any awarded but unvested time-based Annual SAP Awards and (b) continued vesting of any awarded but unvested performance-based Annual SAP Awards, subject to the achievement of any applicable performance-based vesting conditions.
John P. Nallen, Steven Tomsic and Adam Ciongoli
If Mr. Nallen’s, Mr. Tomsic’s or Mr. Ciongoli’s employment is terminated during the Term without cause or by the applicable executive for good reason other than during the 12-month period following a “change in control” (as defined in the 2019 SAP), or if each executive’s employment is terminated during the Term due to the executive’s death or disability, each executive will be entitled to receive the Accrued Benefits. In addition to the Accrued Benefits, in such events, each executive will be entitled to receive (i) cash severance equal to the greater of (a) the sum of one year of annual base salary and target bonus for the year in which termination occurs or (b) the remainder of the annual base salary for the remainder of the Term and payment of target bonus for each remaining bonus period during the Term; (ii) (x) accelerated vesting of any awarded but unvested time-based Annual SAP Awards (y) continued vesting of any awarded but unvested performance-based Annual SAP Awards, subject to the achievement of any applicable performance-based vesting conditions, and (z) the opportunity to exercise any vested option awards during the full option term; and (iii) payments by the Company for the employer portion of the premiums under the Company’s group health, dental and vision insurance plans. If the executive’s employment is terminated during the Term without cause or by the executive for good reason, or due to the executive’s death or disability, in any case, during the 12-month period following a “change in control” (as defined in the 2019 SAP), each executive will be entitled to receive the Accrued Benefits, as well as benefits described in clauses (i) through (iii) in the preceding sentence, except clause (i) shall be replaced with cash severance equal to the greater of (a) the sum of two years of annual base salary and two times target bonus for the year in which termination occurs or (b) the sum of annual base salary for the remainder of the Term and target bonus for each remaining bonus period during the remainder of the Term.
If the executive’s employment is terminated for cause by the Company or by the executive following the conclusion of the Term, each executive will be entitled to receive the same separation benefits as Mr. L.K. Murdoch’s separation benefits as described above.
Under Mr. Nallen's amended employment agreement, provided that Mr. Nallen is not terminated for cause or due to death or disability during the Term, the Company shall appoint Mr. Nallen as a Special Advisor for a term of three years, commencing as of the completion of his employment Term, for which he shall be compensated $600,000 per year.
Quantification of Payments
The following table sets forth quantitative information with respect to potential payments to each of the named executive officers or their beneficiaries upon termination in various circumstances as described above, assuming termination (with or without the occurrence of a change in control) on June 30, 2025. The amounts included in the table below do not include amounts otherwise due and owing to each applicable named executive officer, such as base salary or Annual Incentive Compensation earned to date, or payments or benefits generally available to all salaried employees of the Company. The amounts presented in the table below

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EXECUTIVE COMPENSATION
are in addition to each of the named executive officer’s vested pension benefits as of June 30, 2025 noted in the Pension Benefits Table above.

	Type of Termination
Name	Retirement	By Company for Cause	By Company without Cause or By Executive with Good Reason	By Executive without Good Reason	By Company without Cause or By Executive with Good Reason Following a Change in Control
Lachlan K. Murdoch
Cash Severance	$—	$—	$9,000,000	$—	$18,000,000
Equity Awards	$—	$9,687,018	$53,356,416	$—	$53,356,416
Health and Other Benefits	$—	$1,500,000	$1,500,000	$1,500,000	$1,500,000
Total	$—	$11,187,018	$63,856,416	$1,500,000	$72,856,416
John P. Nallen
Cash Severance	$—	$—	$18,000,000	$—	$18,000,000
Equity Awards	$24,252,668	$20,013,690	$24,252,668	$24,252,668	$24,252,668
Health and Other Benefits(a)	$1,302,000	$1,302,000	$1,302,000	$1,302,000	$1,302,000
Total	$25,554,668	$21,315,690	$43,554,668	$25,554,668	$43,554,668
Steven Tomsic
Cash Severance	$—	$—	$4,500,000	$—	$9,000,000
Equity Awards	$14,551,415	$12,008,096	$14,551,415	$14,551,415	$14,551,415
Health and Other Benefits	$72,296	$—	$72,296	$—	$72,296
Total	$14,623,711	$12,008,096	$19,123,711	$14,551,415	$23,623,711
Adam Ciongoli
Cash Severance	$—	$—	$6,390,000	$—	$9,000,000
Equity Awards	$—	$—	$11,519,823	$—	$11,519,823
Health and Other Benefits	$—	$—	$103,062	$—	$103,062
Total	$—	$—	$18,012,885	$—	$20,622,885
(a)Mr. Nallen is retirement eligible and is currently entitled to unreduced pension benefits under the ISERA.

CEO Pay Ratio
In accordance with SEC rules, the Company is disclosing the ratio of the annual total compensation of the Chief Executive Officer to the annual total compensation of the Company’s median employee (excluding the Chief Executive Officer). This ratio is a reasonable estimate calculated in a manner consistent with SEC rules. In calculating this ratio, SEC rules allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions reflecting their unique employee populations. Our reported pay ratio may not be comparable to that reported by other companies due to differences in industries, scope of international operations, business models and scale, as well as the different estimates, assumptions and methodologies applied by other companies in calculating their respective pay ratios.
For fiscal 2025, the annual total compensation of the Chief Executive Officer was $32,980,954 and the annual total compensation of the median employee of the Company was $100,889, which resulted in a ratio of 327 to 1. The pay ratio is based on the Company’s payroll and employment records and the following methodology. The Company used May 9, 2025 as the date to determine the median employee. At that date, the Company had approximately 17,300 employees globally consisting of full-time, part-time and temporary employees. In determining the median employee, the Company excluded from its employee population all of its employees located in Canada (1), China (119), India (132), Israel (6), Italy (1) and the United Kingdom (30), which in aggregate represent less than 5% of our workforce under SEC rules. To identify the median employee, the Company reviewed data on base salary plus overtime, incentives and other allowances paid to employees during the fiscal year ended June 30, 2025. Base salaries were adjusted for full-time and part-time employees hired during the measurement period to reflect a full year of service. No cost-of-living adjustments were made in identifying the median employee. We believe that annual base salary plus overtime, incentives and other allowances is a consistently applied compensation measure at the Company and most appropriate for determining the median employee. After the median employee was identified, we calculated such employee’s annual total compensation using the same methodology used for the Company’s named executive officers as set forth in the Summary Compensation Table.

2025 Proxy Statement	41

EXECUTIVE COMPENSATION

Policies and Practices Related to the Timing of Grants of Certain Equity Awards
It is the Compensation Committee’s practice to approve ordinary course annual equity grants at its regularly-scheduled meeting held in August of each year. At this meeting, the Compensation Committee approves the portion of each named executive officer’s annual equity award that will be granted as stock options. Following approval by the Compensation Committee, all annual equity grants for the fiscal year are made following the Company’s announcement of earnings for the previously completed quarter and the filing of its Annual Report on Form 10-K.
The Company does not schedule its equity grants in anticipation of the release of material, non-public information (“MNPI”), nor does the Company time the release of MNPI based on equity grant dates. In the event MNPI becomes known to the Compensation Committee prior to granting an equity award, the Compensation Committee will take the existence of such information into consideration and use its business judgment to determine whether to delay the grant of equity to avoid any impropriety.
During fiscal 2025, no named executive officer received an equity award grant during the period beginning four business days before, and ending one business day after, the filing of a periodic report on Form 10-Q or Form 10-K or the filing or furnishing of a current report on Form 8-K that discloses MNPI.

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EXECUTIVE COMPENSATION

Pay Versus Performance
In accordance with SEC rules, we are providing the following information regarding the relationship between compensation actually paid (as calculated in accordance with SEC rules) and our financial performance for fiscal 2025, 2024, 2023, 2022 and 2021. For further information on FOX’s variable pay-for-performance philosophy and alignment of executive compensation with FOX’s performance, please see “Compensation Discussion and Analysis” beginning on page 20. The following table sets forth additional compensation information for our Chief Executive Officer (our “Principal Executive Officer” or “PEO”) and named executive officers other than our PEO (“Other NEOs”), including the compensation actually paid (“CAP”) to our PEO and the average compensation actually paid (“Average CAP”) to our Other NEOs, as determined in accordance with SEC rules; total shareholder return (“TSR”); net income; and Adjusted EBITDA for the last five completed fiscal years:

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO(a)	Compensation Actually Paid to PEO(b)	Average Summary Compensation Table Total for Other NEOs(c)	Average Compensation Actually Paid to Other NEOs(b)	FOXA Total Shareholder Return	FOX Total Shareholder Return	Peer Group Total Shareholder Return (Compensation)	Net Income ($M)(d)	Company Selected Measure: Adjusted EBITDA ($M)
2025	$32,980,954	$66,319,496	$11,990,410	$22,679,749	$224	$207	$157	$2,263	$3,624
2024	$23,806,025	$19,270,338	$15,576,723	$9,575,879	$136	$127	$105	$1,501	$2,883
2023	$21,777,902	$22,853,700	$12,811,439	$11,604,501	$132	$124	$94	$1,239	$3,191
2022	$21,748,681	$17,353,546	$11,496,427	$9,235,001	$123	$114	$81	$1,205	$2,955
2021	$27,675,399	$37,579,846	$15,863,914	$18,404,816	$140	$133	$142	$2,150	$3,087
(a)Mr. L.K. Murdoch was the PEO for fiscal years ended June 30, 2025, 2024, 2023, 2022 and 2021.
(b)The amounts represent CAP to the PEO and Other NEOs, as computed in accordance with SEC rules. The amounts do not reflect the actual amount of compensation earned by or paid to the PEO and Other NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the PEO and Other NEOs total compensation to determine the CAP:

	PEO	Other NEOs
	2025	2025
Summary Compensation Table Total	$32,980,954	$11,990,410
Less Change in Pension Value in SCT	$(3,958,000)	$(574,333)
Plus Pension Service Cost	$755,000	$0
Less Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(13,344,860)	$(4,448,287)
Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$23,535,505	$7,845,089
Plus Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$25,043,150	$7,334,932
Plus Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$0
Plus Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$1,307,747	$531,938
Less Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0
Compensation Actually Paid	$66,319,496	$22,679,749
(c)The Other NEOs for fiscal year ended June 30, 2025 were Messrs. Nallen, Tomsic and Ciongoli; for fiscal year ended June 30, 2024 were Messrs. K. Rupert Murdoch, Nallen, Viet D. Dinh, Tomsic and Ciongoli; and for fiscal years ended June 30, 2023, 2022 and 2021 were Messrs. K.R. Murdoch, Nallen, Dinh and Tomsic.
(d)For purposes of this table, “$M” means millions of United States dollars.
Company-Selected Measure and Other Financial Performance Measures
For fiscal year ended June 30, 2025, the most important financial performance measures that FOX used to link CAP to the named executive officers are presented in the table to the right, which are described in detail in the “Compensation Discussion and Analysis” beginning on page 20. FOX selected Adjusted EBITDA as the “Company-Selected Measure” as, in our assessment, it represents the most important financial performance measure not otherwise required to be included within the “Pay Versus Performance” table, above.

Tabular List of Financial Performance Measures
Adjusted EBITDA
Adjusted FCF
Adjusted EPS
Relative TSR
Absolute Share Price

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EXECUTIVE COMPENSATION
Relationship of Compensation Actually Paid to Performance Measures
The following charts present the relationship between the CAP to our PEO and Average CAP to our Other NEOs and our TSR, as well as a comparison of our TSR to our Peer Group, net income (loss), and our Company-Selected Measure (Adjusted EBITDA) for each of the fiscal years ended June 30, 2025, 2024, 2023, 2022 and 2021:
Compensation Actually Paid vs. TSR
Compensation Actually Paid vs. Net Income

44	2025 Proxy Statement

EXECUTIVE COMPENSATION
Compensation Actually Paid vs Adjusted EBITDA

2025 Proxy Statement	45

NON-EXECUTIVE DIRECTOR COMPENSATION
Directors’ fees are not paid to Directors who are executives or employees of the Company because the responsibilities of Board membership are considered in determining compensation paid as part of the executives’ normal employment conditions.
The basic fees payable to the Directors who are not executives of the Company (collectively, the “Non-Executive Directors”) are set by the Board. During fiscal 2025, the Compensation Committee reviewed Director compensation against the Company’s peers and considered the appropriateness of the form and amount of Director compensation and recommendations made by FW Cook concerning Director compensation with a view toward attracting and retaining qualified Directors. The Compensation Committee believes that compensation for Non-Executive Directors should be competitive and fairly reflect the work and skills required for a company of FOX’s size and complexity. The Compensation Committee also believes that Non-Executive Director compensation should emphasize equity-based compensation in order to align Directors’ interests with the long-term interests of stockholders.
Taking into account the recommendations of FW Cook, the fact that the Non-Executive Director compensation program had not been changed since the Company's inception in 2019, and the practice of our peers, in June 2024, the Board approved, effective immediately following the Non-Executive Directors' election at the 2024 Annual Meeting of Stockholders (i) an increase in the annual deferred stock unit portion of the Non-Executive Director compensation from $195,000 to $225,000 and (ii) an increase in the additional annual cash retainer for the Audit Committee and Nominating and Corporate Governance Committee Chairs by $5,000 to $30,000 and $20,000, respectively.
During fiscal 2025, the Non-Executive Directors were Mr. Abbott, Mr. Burck, Mr. Carey, Mr. Hernandez, Ms. Johnson and Mr. Ryan. The annual retainers paid to the Non-Executive Directors for service on the Board and its committees for fiscal 2025 and for the upcoming fiscal year are set forth in the table below.

Board and Committee Retainers for the Fiscal Year Ended June 30, 2025

Annual Cash Retainer	$100,000
Annual Stock-Settled Deferred Stock Units (“DSU”) Retainer	$225,000
Audit Committee Chair Annual Retainer	$30,000
Compensation Committee Chair Annual Retainer	$25,000
Nominating and Corporate Governance Committee Chair Annual Retainer	$20,000
Audit Committee Member Annual Retainer	$15,000
Compensation Committee Member Annual Retainer	$15,000
Nominating and Corporate Governance Committee Member Annual Retainer	$10,000
The Class A Common Stock underlying each DSU will be paid to the respective Non-Executive Director at the earlier of (1) the first trading day of the quarter five years following the date of grant or (2) upon a Director’s end of service. There are no fees based upon the number of meetings attended. Non-Executive Directors who first join the Board between annual meetings are entitled to receive a pro rata cash retainer and a prorated award of DSUs based on the number of days of service until the Company’s next annual meeting of stockholders.
In addition, all Non-Executive Directors are reimbursed for reasonable travel and other out-of-pocket business expenses incurred in connection with attendance at meetings of the Board and its committees.
The table below presents the total compensation paid during fiscal 2025 by the Company to each of the Non-Executive Directors.

Director Compensation for the Fiscal Year Ended June 30, 2025

Name	Fees Earned or Paid in Cash ($)	Stock Awards(b)	All Other Compensation	Total
Tony Abbott AC	$110,000	$224,956	N/A	$334,956
William A. Burck	$150,000	$224,956	N/A	$374,956
Chase Carey(a)	$130,000	$224,956	N/A	$354,956
Roland A. Hernandez	$153,084	$224,956	N/A	$378,040
Margaret “Peggy” L. Johnson	$130,000	$224,956	N/A	$354,956
Paul D. Ryan	$143,084	$224,956	N/A	$368,040
(a)Excluded from the table are $1,260,828.01 in pension payments and imputed income under the Company’s executive health and welfare plans of $97,440 arising out of post-employment contractual obligations related to Mr. Carey’s prior service as an executive officer of 21CF, which were assumed by the Company in connection with the Transaction.

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NON-EXECUTIVE DIRECTOR COMPENSATION
(b)The amounts set forth in the Stock Awards column represent the aggregate grant date fair value of stock awards granted during fiscal 2025.
The following table sets forth information with respect to the aggregate outstanding equity awards at June 30, 2025 of each of the Non-Executive Directors who served as Directors during fiscal 2025.

Name	Number of Shares or Units of Stock That Have Not Vested(a)
Tony Abbott AC	11,488
William A. Burck	25,479
Chase Carey	31,348
Roland A. Hernandez	31,348
Margaret “Peggy” L. Johnson	11,488
Paul D. Ryan	31,348
(a)Includes DSUs representing dividend equivalents accrued with respect to DSUs. The DSUs representing the dividend equivalents will be settled in stock upon the settlement of the underlying DSUs. The DSUs will settle in stock on the earlier of (i) the first trading day of the quarter five years following the grant and (ii) the Director’s end of service with the Company.

Non-Executive Director Stock Ownership Guidelines
Non-Executive Directors are expected to have an appropriate level of equity ownership in the Company to more closely align their economic interests with those of other Company stockholders. The Board has adopted stock ownership guidelines that require each Non-Executive Director to own equity securities of the Company equal in value to at least five times the amount of the Non-Executive Director’s annual cash retainer for service on the Board by the fifth anniversary of the Director’s first election to the Board. The Compensation Committee monitors compliance with these requirements on a regular basis and, from time to time, may exercise discretion in light of applicable circumstances. No portion of unexercised options (such as the current “in the money” value) nor any portion of unearned performance awards count for purposes of assessing a Director’s ownership level under the ownership guidelines. As of the end of fiscal 2025, all Non-Executive Directors were in compliance with the ownership guidelines.
The Company prohibits all Directors (and their family members and controlled entities that are subject to its Insider Trading and Confidentiality Policy) from engaging in short sales of the Company’s securities and investing in Company-based derivative securities. In addition, the Company prohibits all Directors from pledging any Company securities that they hold directly, hedging any Company securities that they hold directly or indirectly (including through the purchase of financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds that hedge or offset, or are designed to hedge or offset, any decrease in the market value of FOX’s securities) or hedging or pledging equity compensation.

2025 Proxy Statement	47

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes equity plan information as of June 30, 2025 with respect to the Company’s outstanding equity awards and shares of Class A Common Stock reserved for future issuance under the Company’s equity compensation plan.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, Rights, RSUs and PSUs (a)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders(2)	21,216,445	$35.14	30,552,948
Equity compensation plans not approved by stockholders	—	$—	—
Total	21,216,445	$35.14	30,552,948
(1)Column (a) includes shares of Class A Common Stock underlying outstanding stock options, RSUs and PSUs. Because there is no exercise price associated with RSUs or PSUs, these stock awards are not included in the weighted-average exercise price calculation presented in column (b).
(2)This equity compensation plan, the 2019 SAP, was approved by the Company’s former parent and sole stockholder, 21CF, prior to the Transaction.

48	2025 Proxy Statement

EXECUTIVE OFFICERS OF FOX CORPORATION
The executive officers of the Company as of the date of this proxy statement are set forth in the table below. Unless otherwise noted, each holds the offices indicated until his successor is chosen and qualified at the regular meeting of the Board to be held following the Annual Meeting, or at other meetings of the Board as appropriate.

Name	Age	Position with the Company
Lachlan K. Murdoch(1)	54	Executive Chair and Chief Executive Officer
John P. Nallen	68	President and Chief Operating Officer
Adam Ciongoli	57	Chief Legal and Policy Officer
Steven Tomsic	55	Chief Financial Officer
(1)Information concerning Mr. L.K. Murdoch can be found under the heading “Election of Directors.”
John P. Nallen has been the Chief Operating Officer of the Company since October 2018 and President and Chief Operating Officer since February 2025. He served as 21CF’s Senior Executive Vice President and Chief Financial Officer from 2013 to March 2019 and its Executive Vice President and Deputy Chief Financial Officer from 2001 to 2013. He also served as a Director of Sky plc from 2015 to 2018. Prior to joining 21CF in 1995, he worked for 16 years at Arthur Andersen where he was a partner in its Media and Entertainment Practice.
Adam Ciongoli has been the Chief Legal and Policy Officer of the Company since December 2023. He joined FOX from Campbell Soup Company, where he served from 2015 to December 2023, including most recently as Executive Vice President and General Counsel, Chief Sustainability, Corporate Responsibility and Governance Officer and a member of the Operating Committee. Mr. Ciongoli was the Executive Vice President and General Counsel of Lincoln Financial Group from 2012 to 2015 and Group General Counsel and Secretary of Willis Group Holdings, PLC from 2007 to 2012. Prior to that, Mr. Ciongoli held several public sector roles, including counselor to U.S. Attorney General John Ashcroft.
Steven Tomsic has been the Company’s Chief Financial Officer since October 2018. He served as Deputy Chief Financial Officer of 21CF from 2017 to March 2019 and its Executive Vice President, Corporate Finance from 2015 to 2017. Mr. Tomsic was the Chief Financial Officer of Sky Deutschland AG from 2010 to 2015. Before that, Mr. Tomsic served in various finance roles across 21CF’s European and Asian corporate offices, European channels businesses, Sky Italia and at FOXTEL in Australia. Prior to joining 21CF, Mr. Tomsic worked at the Boston Consulting Group, Nomura and ANZ Bank.

2025 Proxy Statement	49

SECURITY OWNERSHIP OF FOX CORPORATION
The following table sets forth the beneficial ownership of both Class A Common Stock and Class B Common Stock as of September 22, 2025 for the following: (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Class B Common Stock; (ii) each current member of the Board; (iii) each named executive officer (as identified under “Compensation Discussion and Analysis — Named Executive Officers”) of the Company; and (iv) all current Directors and executive officers of the Company as a group.

	Common Stock Beneficially Owned(1)
	Number of Shares Beneficially Owned		Option and Deferred Stock Unit Shares(3)	Percent of Class(4)
Name(2)	Non-Voting Class A Common Stock(5)	Voting Class B Common Stock(6)	Non-Voting Class A Common Stock	Non-Voting Class A Common Stock	Voting Class B Common Stock(6)
Over 5% Beneficial Owners
LGC Holdco, LLC(7) c/o Maupin, Cox & Legoy 4785 Caughlin Parkway Reno, Nevada 89519	19,000	85,372,810	—	*	36.24%
The Vanguard Group(8) 100 Vanguard Blvd. Malvern, PA 19355	28,226,290	15,143,529	—	13.41%	6.43%
Directors and Officers
Lachlan K. Murdoch(9)	1,270,931	85,374,762	1,894,031	1.49%	36.24%
Tony Abbott AC	11,488	—	—	*	—
William A. Burck	25,479	—	—	*	—
Chase Carey(10)	304,999	—	8,084	*	—
Roland A. Hernandez(11)	35,910	—	8,084	*	—
Margaret “Peggy” L. Johnson	11,488	—	—	*	—
Paul D. Ryan	32,910	—	8,084	*	—
John P. Nallen	478,574	—	704,655	*	—
Adam G. Ciongoli	65,875	—	—	*	—
Steven Tomsic	180,556	—	333,713	*	—
All current Directors and executive officers as a group (total of 10)	2,418,210	85,374,762	2,956,651	2.53%	36.24%
*Represents beneficial ownership of less than one percent of the issued and outstanding Class A Common Stock or Class B Common Stock, as applicable, on September 22, 2025.
(1)This table does not include, unless otherwise indicated, any shares of Class A Common Stock or any shares of Class B Common Stock or other equity securities of the Company that may be held by pension and profit-sharing plans of other corporations or endowment funds of educational and charitable institutions for which various Directors and officers serve as directors or trustees.
(2)The address for all Directors and executive officers of the Company is c/o Fox Corporation, 1211 Avenue of the Americas, New York, New York 10036.
(3)The number of option shares reported reflects the number of options currently exercisable or that become exercisable within 60 days following September 22, 2025, and the number of deferred stock unit shares reflects shares of Class A Common Stock that are issuable within 60 days following September 22, 2025 upon the payout of DSUs.
(4)The applicable percentage of ownership is based on 210,519,458 shares of Class A Common Stock and 235,581,025 shares of Class B Common Stock outstanding as of September 22, 2025, for such stockholder or group of stockholders, as applicable.
(5)Beneficial ownership of Class A Common Stock includes (i) for the following Directors DSUs which are paid in Class A Common Stock as of the earlier of the first trading day of the quarter five years following the date of grant and the date of the Director’s end of service: 25,479 DSUs held by Mr. Burck, 11,488 held by Mr. Abbott and Ms. Johnson, and 23,264 DSUs held by each of Messrs. Carey, Hernandez, and Ryan (which number excludes 8,084 DSUs that will pay out within 60 days following September 22, 2025).

50	2025 Proxy Statement

SECURITY OWNERSHIP OF FOX CORPORATION
(6)Beneficial ownership of Class B Common Stock as reported in the above table has been determined in accordance with Rule 13d-3 of the Exchange Act. Unless otherwise indicated, beneficial ownership of Class B Common Stock represents both sole voting and sole investment power.
(7)Beneficial ownership of Class A Common Stock is based on beneficial ownership as of September 10, 2025 as reported on Form 4 filed with the SEC on September 12, 2025. Beneficial ownership of the Class B Common Stock is as of September 10, 2025 as reported on the Form 4 and the Schedule 13D filed with the SEC on September 12, 2025. Cruden 2, LLC, a Nevada limited liability company (“Cruden 2”) is the sole manager of LGC Holdco, LLC (“LGC Holdco”) with the power to vote and to dispose or direct the vote and disposition of the reported Class A Common Stock and Class B Common Stock owned by LGC Holdco. Subject to certain limited expectations, the authority to make decisions with respect to the voting and disposition of the Class A Common Stock and Class B Common Stock held by LGC Holdco resides solely with the managing director of Cruden 2 appointed by Lachlan K. Murdoch, Michael Roberson. As a result, Mr. Roberson may be deemed to have beneficial ownership of the Class A Common Stock and Class B Common Stock held by LGC Holdco; however, Mr. Roberson disclaims the beneficial ownership of such common stock. As a result of his ability to appoint and replace the managing director of Cruden 2 with the sole authority to make decisions with respect to the voting and disposition of the Class A Common Stock and Class B Common Stock held by LGC Holdco, Mr. L.K. Murdoch may be deemed to be the beneficial owner of such common stock; however, Mr. L.K. Murdoch disclaims such beneficial ownership. As of September 10, 2025, 37,002,060 shares of Class B Common Stock are pledged by LGC Holdco as collateral to loans.
(8)Beneficial ownership of Class A Common Stock is based on beneficial ownership as of December 29, 2023 as reported on Schedule 13G/A filed with the SEC by The Vanguard Group on February 13, 2024. Such Schedule 13G/A reported with respect to shares of Class A Common Stock, no sole voting power, shared voting power over 339,667 shares, sole dispositive power over 27,173,173 shares and shared dispositive power over 1,053,117 shares. Beneficial ownership of Class B Common Stock is based on beneficial ownership as of December 29, 2023 as reported on Schedule 13G/A filed with the SEC by The Vanguard Group on February 13, 2024. Such Schedule 13G/A reported, with respect to shares of Class B Common Stock, no sole voting power, shared voting power over 211,685 shares, sole dispositive power over 14,487,704 shares and shared dispositive power over 655,825 shares.
(9)Beneficial ownership includes 19,000 shares of Class A Common Stock and 85,372,810 shares of Class B Common Stock beneficially owned by LGC Holdco. Mr. L.K. Murdoch may be deemed to be a beneficial owner of the shares beneficially owned by LGC Holdco. Mr. L.K. Murdoch, however, disclaims any beneficial ownership of such shares. Beneficial ownership also includes 1,076,407 shares of Class A Common Stock held by the LKM Family Trust, which is administered by an independent trustee for the benefit of Mr. L.K. Murdoch, his immediate family members and certain charitable organizations.
(10)Beneficial ownership includes 45,101 shares of Class A Common Stock held by a charitable foundation of which Mr. Carey holds a trustee interest.
(11)Beneficial ownership includes 3,000 shares of Class A Common Stock held by the Hernandez Family Trust, which is administered by Roland A. Hernandez as trustee for the benefit of himself and his immediate family members.

2025 Proxy Statement	51

PROPOSAL NO. 4: ADVISORY VOTE TO APPROVE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
As required pursuant to Section 14A of the Exchange Act, the Company provides our stockholders the opportunity to vote, on an advisory, nonbinding basis, on whether future advisory votes to approve named executive officer compensation should be held every one, two or three years.
The Board has determined that holding an advisory vote to approve named executive officer compensation every year is the most appropriate alternative for the Company. In reaching this recommendation, the Board considered that holding an annual advisory vote to approve named executive officer compensation allows stockholders to provide direct input on the Company’s compensation philosophy, policies and practices as disclosed in the proxy statement each year. An annual advisory vote also provides the Compensation Committee with the opportunity to evaluate its compensation decisions by taking into account timely feedback provided by stockholders. In addition, the Board recognizes that an annual advisory vote to approve named executive officer compensation is consistent with the Company’s policy of facilitating communications of stockholders with the Board and its various committees, including the Compensation Committee.
Stockholders may vote on their preferred voting frequency by choosing the option of “1 year” for an annual vote (once per year), “2 years” for a biennial vote (once every two years) or “3 years” for a triennial vote (once every three years) or may abstain from voting. Although the Board intends to carefully consider the voting results of this proposal, the vote is advisory and not binding on the Company or the Board. The Board may decide that it is in the best interests of stockholders and the Company to hold an advisory vote to approve named executive officer compensation more or less frequently than the frequency preferred by stockholders.

The Board unanimously recommends an advisory vote for the option of every “1 year” as the preferred frequency for future advisory votes to approve named executive officer compensation.

52	2025 Proxy Statement

PROPOSAL NO. 5: IMPROVE EXECUTIVE COMPENSATION PROGRAM
In accordance with Exchange Act Rule 14a-8, set forth below is a proposal that was submitted to us by a stockholder proponent. The names of co-filing proponents, if any, and address and stock ownership of all proponents will be furnished by the Company to any person, orally or in writing as requested, promptly upon receipt of any oral or written request. The stockholders making these proposals have presented the proposals and supporting statements set forth below, and we are presenting the proposals and the supporting statements as they were submitted to us. The Company and the Board disclaim any responsibility for the content of the proposal and the statement in support of the proposal, which are presented in the form received from the proponent. For the proposal to be voted on at the Annual Meeting, the proponent or a qualified representative of the proponent must attend the meeting and present the proposal.

Stockholder Proposal
Proposal 5 — Improve Executive Compensation Program
Resolved: stockholders recommend that Fox Corporation (our Company) include the CEO pay ratio factor to improve the executive compensation program.
Supporting Statement
America's ballooning executive compensation is not sustainable for the economy, and the increase of disparity of income has a direct negative impact on American social disorder. As shown in our Company's 2024 Proxy Statement (p. 28 - p. 61 of 70 pages), there is no rational methodology to decide the executive compensation; particularly the very important and indicative factor CEO pay ratio 267 to 1 (p.55) was excluded from the process deciding the executive compensation. The Compensation Committee of the Board abandoned its duty by hiring an outside consultant firm to say what the Compensation Committee wanted to hear. The CEO pay ratios of big Japanese and European companies are less than one tenth of 267 to 1, and are about the same level of the CEO pay ratios of big American companies in the late 1970s and early 1980s.
The American corporate boards and executives have become a class of oligarchy, as defined by Aristotle, according to his _Politics_. In this great classic, Aristotle demonstrated that in a stable community (polis), the ratio of the rich citizen's land to the poor citizen's land should not be over 5 to 1.
Human nature has not changed so much since Aristotle. American corporate governance cannot be derailed from human nature and human reason. The Company has the flexibility to reform the Compensation Committee to include the CEO pay ratio factor to improve the executive compensation program.

Statement in Opposition to the Stockholder Proposal to Improve Executive Compensation Program
The Board of Directors has carefully reviewed this stockholder proposal, which requests that the Company include the CEO pay ratio factor to improve the executive compensation program. For the reasons outlined below, the Board recommends that stockholders vote AGAINST this proposal.
Our Executive Compensation Program Is Aligned with Long-Term Value Creation
Our executive compensation program is designed to align the interests of our named executive officers with those of our stockholders, maintain our competitive position as a best-in-class employer and attract, motivate, and retain key talent to drive strong performance and results. The Compensation Committee, which is comprised entirely of independent directors, reviews the structure, metrics, and design principles of the program annually to ensure continued alignment with these objectives. A significant portion of our named executive officers’ total compensation is performance-based and directly linked to the Company’s financial, operational, and strategic results. In fiscal 2025, 85% of our Chief Executive Officer’s total compensation—and 81% of total compensation for our NEOs in aggregate—was variable and at risk.
The Committee also considers the significant cross-functional responsibilities and multiple roles of our executives, their leadership, talent, knowledge, and experience as well as their performance individually and as a group, in its compensation decisions.
A Competitive Program Supports Stockholder Interests
To remain competitive in the market for talented executives with the requisite skills to successfully manage the Company’s businesses, the Committee, with the input of its independent compensation consultant, benchmarks the Company's compensation practices and performance against a carefully selected compensation peer group. In Fiscal 2025, pay levels for our named executive officers were positioned well below the median of our compensation peer group in aggregate, which our Compensation Committee believes appropriately balances our need to recruit, retain and motivate our executives with our commitment to provide value to our stockholders.

2025 Proxy Statement	53

PROPOSAL NO. 5: IMPROVE EXECUTIVE COMPENSATION PROGRAM
CEO Pay Ratio Is Not a Meaningful Metric for Compensation Decisions
While the Compensation Committee reviews the CEO pay ratio disclosure annually, it does not consider the ratio a meaningful or appropriate factor in setting executive compensation. The CEO pay ratio is subject to wide variation across companies due to differences in industry, geographic footprint, employee mix, and calculation methodologies. As a result, it is not a comparable benchmark for compensation design or evaluation.
Stockholders Continue to Strongly Support Our Program
Our stockholders have demonstrated consistent and strong support for our executive compensation practices. Over the past five years, our annual “Say-on-Pay” proposal has received an average of approximately 94% stockholder support. We maintain an active stockholder outreach program through which members of senior management and the Board regularly engage with stockholders for their input on the Company’s performance and other issues important to stockholders, including the pay of our named executive officers. The majority of investors share their appreciation for the work of our named executive officers, and historically, where investors have provided input on executive compensation, they have been supportive of our compensation program and practices.
The Compensation Committee will continue to consider feedback from, and engage with, stockholders, and monitor trends and developments to ensure that the Company’s compensation program remains competitively positioned for executive talent and aligned with the interests of our various stakeholders, including stockholders and employees. For the reasons discussed above, the Board does not believe adoption of the stockholder proposal is necessary or in the best interests of stockholders.

The Board unanimously recommends a vote "AGAINST" the proposal to improve executive compensation program.

54	2025 Proxy Statement

PROPOSAL NO. 6: SIMPLE MAJORITY VOTE
In accordance with Exchange Act Rule 14a-8, set forth below is a proposal that was submitted to us by a stockholder proponent. The names of co-filing proponents, if any, and address and stock ownership of all proponents will be furnished by the Company to any person, orally or in writing as requested, promptly upon receipt of any oral or written request. The stockholders making these proposals have presented the proposals and supporting statements set forth below, and we are presenting the proposals and the supporting statements as they were submitted to us. The Company and the Board disclaim any responsibility for the content of the proposal and the statement in support of the proposal, which are presented in the form received from the proponent. For the proposal to be voted on at the Annual Meeting, the proponent or a qualified representative of the proponent must attend the meeting and present the proposal.

Stockholder Proposal
Proposal No. 6: Simple Majority Vote
Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. This includes making the necessary changes in plain English.
Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to "What Matters in Corporate Governance" by Lucien Bebchuk of the Harvard Law School. Supermajority requirements can used to block proposal supported by most shareholders.
This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy and Macy's. These votes would have been higher than 74% to 88% if more shareholders had access to independent proxy voting advice.
This proposal topic, as a shareholder proposal, received 98%-support at the 2023 annual meetings of American Airlines and The Carlyle Group. This proposal topic also received 98% support each at Domino's Pizza, FMC Corporation, ConocoPhillips, Masco Corporation and Power Integrations in 2024.
The overwhelming shareholder support for this proposal topic at hundreds of major companies raises the question of why Fox Corporation had not initiated this proposal topic on its own.
There is no point to require 65% of FOX shares to pass an improvement in the FOX bylaws when insiders control 40% of FOX stock.
Please vote yes:
Simple Majority Vote - Proposal No. 6

Statement in Opposition to the Stockholder Proposal Regarding Simple Majority Vote
The Board of Directors has carefully reviewed this stockholder proposal requesting the Company amend its governance documents to eliminate supermajority voting provisions and replace all such voting standards with a majority of votes cast standard, where permitted by Delaware law. For the reasons outlined below, the Board recommends that stockholders vote AGAINST this proposal.
Background on the Company's Voting Standards
The Company’s governance documents contain a limited number of provisions that require a supermajority vote of holders representing at least 65% of the outstanding Class B Common Stock. These provisions apply to amendments to certain provisions of our Certificate of Incorporation, including those that govern director elections and limitations on director liability; the ability of the Company to take certain actions when ownership or proposed ownership of the Company’s capital stock could result in a violation of legal requirements applicable to the Company (important considering our television stations' licenses are subject to certain U.S. regulations regarding non-U.S. share ownership); and amendments to our by-laws.

2025 Proxy Statement	55

PROPOSAL NO. 6: SIMPLE MAJORITY VOTE
FOX’s Supermajority Voting Standards Protect Minority Stockholders
The stockholder proposal mistakenly argues that "there is no point" to supermajority voting standards given the Company's ownership structure. The Company has a stockholder that holds approximately 36.2% of the outstanding Class B Common Stock. In a company with a large stockholder, supermajority voting standards serve an important role in protecting the interests of minority stockholders. These provisions ensure that fundamental changes to governance or structure require broad stockholder support and cannot be unilaterally implemented by a single majority holder. Eliminating these safeguards, as the proposal suggests, could reduce the influence of minority stockholders in critical governance decisions. By maintaining supermajority thresholds, minority investors retain the ability to block changes to the Company’s foundational governance framework.
Commitment to Strong Corporate Governance Practices
While the supermajority vote provisions at FOX serve as important safeguards for minority stockholders, they do not preclude strong corporate governance. The Company is committed to maintaining robust governance policies and practices that support effective Board oversight, transparency and sustainable stockholder value. Key elements of our governance framework include:
•Annual Director Elections with Majority Vote Standard: Directors must receive a majority of votes cast in uncontested elections and are required to submit a resignation if they fail to meet that threshold.
•Independent Leadership and Oversight: Independent Directors elect a Lead Independent Director annually with substantive responsibilities and significant authority including over meeting schedules, agendas and information sent to the Board. Executive sessions of independent Directors are held following each regular Board meeting.
•Independent Committees: Our Audit, Compensation, and Nominating and Corporate Governance Committees are composed exclusively of independent Directors.
•Robust Risk Oversight: The Board and its committees actively oversee enterprise risks, including operational, strategic, legal and regulatory, financial, reputational, and sustainability and corporate social responsibility risks.
•The Company Actively and Regularly Engages with Stockholders: Members of senior management and the Board regularly conduct meetings with our largest unaffiliated stockholders as well as individual and group investors to exchange perspectives and receive input on issues important to stockholders.
•Stockholder Rights to Call Special Meetings: Stockholders holding at least 20% of the outstanding Class B Common Stock have the right to call special meetings and submit matters for stockholder action.
The Board believes that the Company’s existing supermajority voting provisions reflect a prudent and balanced approach that protects minority stockholders and promotes thoughtful, long-term governance. These provisions do not impair accountability or responsiveness but instead ensure that any fundamental changes to the Company’s governance framework are supported by a broad consensus of stockholders. For the reasons discussed above, the Board does not believe the adoption of the stockholder proposal is necessary and in the best interests of the Company’s stockholders.

The Board unanimously recommends a vote "AGAINST" the proposal regarding simple majority vote.

56	2025 Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING

Persons Making the Solicitation
This proxy statement is furnished in connection with the solicitation by the Board of proxies for use at the Annual Meeting to be held on November 14, 2025 at 10:00 a.m. (Pacific Standard Time) exclusively via live webcast at www.virtualshareholdermeeting.com/FOX2025 and at any adjournment or postponement thereof.
This proxy statement is first being made available to stockholders on or about September 25, 2025. You are requested to submit your proxy in order to ensure that your shares are represented at the Annual Meeting.
The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mail, but Directors, officers and regular employees of the Company may solicit proxies personally, by telephone or special letter without any additional compensation. Also, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

Outstanding Shares
The Company has two classes of common stock, Class A Common Stock and Class B Common Stock. Holders of Class B Common Stock are entitled to one vote per share on all matters to be presented at the Annual Meeting. Holders of Class A Common Stock are not entitled to vote on the matters to be presented at the Annual Meeting.

Record Date
The Board has fixed the close of business on September 22, 2025 as the record date for determining which of the Company’s stockholders are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof by proxy or at the Annual Meeting (the “Record Date”). If the Annual Meeting is adjourned or postponed, notice of such adjournment or postponement will be provided to all stockholders of record entitled to vote at the Annual Meeting in accordance with applicable law and the By-laws.
Holders of Class A Common Stock are not entitled to vote on the matters to be presented at the Annual Meeting. As of the Record Date, there were 235,581,025 shares of Class B Common Stock outstanding and entitled to vote held by approximately 2,660 holders of record. Each share of Class B Common Stock held as of the Record Date is entitled to one vote per share on all matters to be presented at the Annual Meeting.
If your shares of Class A Common Stock or Class B Common Stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are a stockholder of record, and these proxy materials are being sent directly to you from the Company. As the stockholder of record of Class B Common Stock as of the Record Date, you have the right to grant your voting proxy directly to the Company.
If your shares of Class A Common Stock or Class B Common Stock are held in “street name,” meaning your shares of Class A Common Stock or Class B Common Stock are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of these shares and these proxy materials are being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record with respect to such shares. As the beneficial owner of Class B Common Stock as of the Record Date, you have the right to direct your broker, bank or nominee on how to vote and you will receive instructions from your broker, bank or other nominee describing how to vote your shares of Class B Common Stock. A list of the stockholders of record entitled to vote as of the Record Date will be available at the Company’s principal executive office during the ten days prior to the Annual Meeting.

Internet Availability of Proxy Materials
In accordance with the rules of the SEC, instead of mailing a printed copy of the Company’s proxy statement, annual report and other materials (the “proxy materials”) relating to the Annual Meeting to stockholders, the Company may furnish proxy materials to stockholders on the Internet by providing a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to inform stockholders when the proxy materials are available on the Internet. If you receive the Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. Instead, the Notice of Internet Availability will instruct you on how you may access and review all of the Company’s proxy materials, as well as how to submit your proxy, over the Internet. If you receive a Notice of Internet Availability and would still like to receive a printed copy of the Company’s proxy materials, including a proxy card or voting instruction card, you should follow the instructions for requesting these materials included in the Notice of Internet Availability.
The Company intends to commence distribution of the Notice of Internet Availability to stockholders on or about September 25, 2025.

2025 Proxy Statement	57

INFORMATION ABOUT THE ANNUAL MEETING
The Company will first make available the proxy solicitation materials at www.proxyvote.com on or about September 25, 2025 to all stockholders entitled to vote at the Annual Meeting. You may also request a printed copy of the proxy solicitation materials by any of the following methods: via the Internet at www.proxyvote.com; by telephone at 1-800-579-1639; or by sending an email to sendmaterial@proxyvote.com. Our 2025 annual report to stockholders will be made available at the same time and by the same methods.
Only one copy of this proxy statement is being delivered to multiple stockholders sharing an address unless the stockholders have notified the Company of their desire to receive multiple copies of the proxy statement. The Company will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any stockholder residing at a shared address to which only one copy was mailed. Requests for additional copies of the proxy statement for the current year or future years should be directed to the Corporate Secretary at Fox Corporation, 1211 Avenue of the Americas, New York, New York 10036. Alternatively, additional copies of this proxy statement may be requested via the Internet at www.proxyvote.com, by telephone at 1-800-579-1639 or by sending an email to sendmaterial@proxyvote.com. Stockholders of record residing at the same address and currently receiving multiple copies of the proxy statement may contact the Corporate Secretary to request that only a single copy of the proxy statement be mailed in the future.

Voting and Submission of Proxies
The persons named on the proxy card and on the Company’s voting website at www.proxyvote.com (the “proxy holders”) have been designated by the Board to vote the shares represented by proxy at the Annual Meeting. The proxy holders are officers of the Company. They will vote the shares represented by each valid and timely received proxy in accordance with the stockholder’s instructions, or if no instructions are specified, the shares represented by the proxy will be voted “FOR” Proposals 1, 2 and 3, "1 year" for Proposal 4 and "AGAINST" Proposal 5 and Proposal 6 in accordance with the recommendations of the Board as described in this proxy statement. If any other matter properly comes before the Annual Meeting, the proxy holders will vote on that matter in their discretion.
If you are a holder of Class B Common Stock, telephone and Internet proxy submission is available 24 hours a day through 11:59 p.m. (Eastern Standard Time) on the day before the Annual Meeting date or the applicable cut-off date. If you are located in the United States or Canada and are a stockholder of record, you can submit a proxy for your shares by calling toll-free 1-800-690-6903. Whether you are a stockholder of record or a beneficial owner, you can also submit a proxy for your shares by Internet at www.proxyvote.com. Both the telephone and Internet systems have easy to follow instructions on how you may submit a proxy for your shares and allow you to confirm that the system has properly recorded your proxy. If you are submitting a proxy for your shares by telephone or Internet, you should have in hand when you call or access the website, as applicable, the Notice of Internet Availability or the proxy card or voting instruction card (for those holders who have received, by request, a hard copy of the proxy card or voting instruction card). If you submit a proxy by telephone or Internet, you do not need to return your proxy card to the Company. A telephone or Internet proxy must be received no later than 11:59 p.m. (Eastern Standard Time) on the day before the Annual Meeting date or the applicable cut-off date.
If you have received, by request, a hard copy of the proxy card or voting instruction card, and wish to submit your proxy by mail, you must complete, sign and date the proxy card or voting instruction card and return it in the envelope provided so that it is received prior to the Annual Meeting.
While the Company encourages holders of Class B Common Stock to vote by proxy, you also have the option of electronically voting your shares of Class B Common Stock during the Annual Meeting. This year, the Annual Meeting will be conducted exclusively virtually via live webcast, as further described below under "Participating in the Annual Meeting." If you are a record or beneficial holder of Class B Common Stock that intends to vote at the Annual Meeting, you must have your unique control number, which appears on the Notice of Internet Availability, proxy card or instructions that accompanied the proxy materials, ready when accessing the Annual Meeting. If you beneficially own shares of Class B Common Stock and your proxy materials do not include a control number, you should contact the broker, bank or other nominee that holds your shares with any questions about obtaining a control number (preferably at least five business days before the Annual Meeting).

Revocation of Proxies
A proxy may be changed or revoked by a stockholder at any time prior to the voting at the Annual Meeting:
•if you are a holder of record of Class B Common Stock, by notifying in writing our Corporate Secretary, Laura A. Cleveland, at Fox Corporation, 1211 Avenue of the Americas, New York, New York 10036;
•by attending the virtual Annual Meeting and voting electronically (your attendance at the Annual Meeting will not by itself revoke your proxy);
•by submitting a later-dated proxy card;
•if you submitted a proxy by telephone or Internet, by submitting a subsequent proxy by telephone or Internet; or
•if you have instructed a broker, bank or other nominee to vote your shares, by following the directions received from your broker, bank or other nominee to change those instructions.

58	2025 Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING

Participating in the Annual Meeting
The Annual Meeting will be held exclusively virtually via live webcast at www.virtualshareholdermeeting.com/FOX2025. The Annual Meeting will be held on November 14, 2025 at 10:00 a.m. (Pacific Standard Time). There will be no physical meeting, and you will not be able to attend the Annual Meeting in person.
All holders of the Company's Common Stock as of the Record Date are invited to virtually attend the Annual Meeting. To participate in the Annual Meeting, please visit the Annual Meeting website and enter your unique control number. For more information, see "Control Number" below. Holders of Class B Common Stock may also vote at the Annual Meeting by following the instructions provided on the meeting website during the Annual Meeting. You may log into the meeting platform beginning at 9:45 a.m. (Pacific Standard Time) on November 14, 2025. The meeting will begin promptly at 10:00 a.m. (Pacific Standard Time) on November 14, 2025.
Control Number. If you are a record or beneficial holder of Class B Common Stock that intends to participate in and vote at the Annual Meeting, you must have your unique control number, which appears on the proxy card or instructions that accompanied the proxy materials, ready when accessing the Annual Meeting. If you beneficially own shares of Class B Common Stock and your proxy materials do not include a control number, you should contact the broker, bank or other nominee that holds your shares with any questions about obtaining a control number (preferably at least five business days before the Annual Meeting).
If you do not have your control number, you will be able to log in as a guest, To view the meeting webcast visit the Annual Meeting website at www.virtualshareholdermeeting.com/FOX2025 and register as a guest. If you log in as a guest, you will not be able to vote your shares (in the case of holders of Class B Common Stock) or ask questions during the Annual Meeting.
Questions During the Annual Meeting. The Annual Meeting will include a live webcast Q&A session, during which we intend to answer all questions submitted by holders of Class B or Class A Common Stock in accordance with the guidelines herein and the Rules and Procedures for Conduct (available on the Annual Meeting website), as time permits. Stockholders may submit questions prior to the Annual Meeting at www.proxyvote.com or in real time during the meeting at www.virtualshareholdermeeting.com/FOX2025.
Please note that stockholders will need their unique control numbers in order to ask questions in advance of or live during the Annual Meeting. For more information, see "Control Number" above.
Stockholder questions submitted in accordance with the Rules and Procedures for Conduct will be generally addressed in the order received.
Each stockholder (or proxyholder/qualified representative) is limited to a total of no more than two questions and/or comments that must be related to the business of the Annual Meeting, the business of the Company or the conduct of its operations. Each question or comment should cover only one topic and be as succinct as possible.
The views and questions or comments of all stockholders are welcome. However, the purpose of the Annual Meeting must be observed and we will not address questions that are irrelevant to the business of the Company or the conduct of its operations, related to pending or threatened litigation, derogatory or not otherwise in good taste, related to personal grievances or otherwise inappropriate (as determined by the Chair of the meeting or the Chief Legal and Policy Officer). For additional information, please refer to the Rules and Procedures for Conduct (available on the Annual Meeting website).
Answers to any questions that are not addressed during the Annual Meeting will be published following the meeting in the ‘‘Investor Relations’’ section of the Company’s website at www.foxcorporation.com. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.
If there are matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question posed was not otherwise answered, we provide an opportunity for stockholders to contact us separately after the Annual Meeting through the "Investor Relations" section of the Company's website at www.foxcorporation.com.
Technical Assistance During the Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting webcast, please call the technical support number that will be posted on the Annual Meeting website log-in page beginning at 9:45 a.m. (Pacific Standard Time) on November 14, 2025.
You may vote your shares before the Annual Meeting by following the instructions detailed above under "Voting and Submission of Proxies." You do not need to access the Annual Meeting webcast to vote if you submitted your vote via proxy in advance of the Annual Meeting.
The Annual Meeting may also be accessed live on the Internet at investor.foxcorporation.com/annual-meeting.

2025 Proxy Statement	59

INFORMATION ABOUT THE ANNUAL MEETING

Required Vote
Quorum. In order for the Company to conduct the Annual Meeting, the holders of a majority of the Class B Common Stock outstanding and entitled to vote as of the Record Date must be present in person or represented by proxy at the Annual Meeting. Abstentions and “broker non-votes” will be counted for purposes of establishing a quorum at the Annual Meeting. A “broker non-vote” occurs when you do not give your broker or nominee instructions on how to vote your shares of Class B Common Stock.
Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares of Class B Common Stock by submitting your proxy by telephone or the Internet or, if you requested a hard copy of the proxy card or voting instruction card, by completing and returning the proxy card or voting instruction card as promptly as possible in the accompanying postage-paid envelope prior to the Annual Meeting to ensure that your shares of Class B Common Stock will be represented at the Annual Meeting so that the Company will know as soon as possible that enough votes will be present for the Annual Meeting to be held.
Election of Directors. In an uncontested election, each Director shall be elected by a majority of the votes cast. This means that the number of votes cast “FOR” a Director’s election exceeds the number of votes cast “AGAINST” that Director’s election. Abstentions and broker non-votes will not be counted as a vote cast either “FOR” or “AGAINST” with respect to the Director or Directors indicated. If you do not instruct your broker, bank or other nominee how to vote in the election of Directors, no votes will be cast on your behalf. In a contested election where the number of nominees for Director exceeds the number of Directors to be elected, each Director shall be elected by a plurality of the votes cast. The election of the seven Director nominees at the Annual Meeting will be an uncontested election.
Ratification of Independent Registered Public Accounting Firm. Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2026 requires a majority of the votes cast at the Annual Meeting to be voted “FOR” the proposal. Abstentions and broker non-votes will not be counted as a vote cast either “FOR” or “AGAINST” the proposal. If you do not instruct your broker, bank or other nominee how to vote on this proposal, your broker may vote your shares on the ratification of the appointment of our independent auditors, but may not vote your shares on any of the other proposals.
Advisory Vote to Approve Named Executive Officer Compensation. We will consider this proposal to be approved, on an advisory basis, if a majority of the votes cast at the Annual Meeting is voted “FOR” the proposal. Abstentions and broker non-votes will not be counted as a vote cast either “FOR” or “AGAINST” the proposal. If you do not instruct your broker, bank or other nominee how to vote on this proposal, no votes will be cast on your behalf.
Advisory Vote to Approve the Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation. Stockholders are being asked to vote on a non-binding advisory basis with regard to the frequency with which the advisory vote to approve named executive officer compensation is held, by selecting from the following three options: (i) a vote held every 1 year; (ii) a vote held once every 2 years; and (iii) a vote held once every 3 years. Stockholders may also abstain from voting. We will consider this proposal to be approved, on an advisory basis, if a plurality of the votes cast at the Annual Meeting is voted for “1 year.” Abstentions and broker non-votes will not be counted as a vote cast either “FOR” or “AGAINST” the proposal.
Stockholder Proposals/Other Items. Under the Company’s By-laws and the Nasdaq listing rules, approval of each other proposal to be voted upon at the Annual Meeting requires a majority of the votes cast at the Annual Meeting to be voted “FOR” the proposal. Abstentions and broker non-votes will not be counted as a vote cast either “FOR” or “AGAINST” any such other proposal. If you do not instruct your broker, bank or other nominee how to vote on any such other proposal, no votes will be cast on your behalf.
All shares of Class B Common Stock represented by properly executed proxies which are submitted or returned and not revoked will be voted in accordance with your instructions. If no instructions are provided in a properly executed proxy, the number of shares of Class B Common Stock represented by such proxy will be voted:
•“FOR” the election of each of the Director nominees;
•“FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2026;
•“FOR” on an advisory basis, the approval of the compensation of named executive officers; and
•"1 year," on an advisory basis, as the preferred frequency for future advisory votes to approve named executive officer compensation;
•"AGAINST" the stockholder proposal to improve executive compensation program;
•"AGAINST" the stockholder proposal regarding simple majority vote; and
•in accordance with the holder of the proxy’s discretion as to any other matters raised at the Annual Meeting.
A representative of American Election Services, LLC has been appointed to act as independent Inspector of Elections for the Annual Meeting and will tabulate the votes.

60	2025 Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING

Electronic Delivery of Future Proxy Materials
In an effort to reduce the amount of paper used and mailed to stockholders’ homes, stockholders can elect to receive future Fox Corporation proxy statements, annual reports and related materials electronically instead of by mail. The Company highly recommends that you consider electronic delivery of these documents. If you are interested in participating in this electronic delivery program, you should select the “Electronic Delivery” link in the “Resources” section of the Company’s website at investor.foxcorporation.com. You may resume receiving copies of these documents by mail at any time by selecting the appropriate stockholder link on this enrollment page and canceling your participation in this program.

2025 Proxy Statement	61

ANNUAL REPORT ON FORM 10-K
The Company filed its Annual Report on Form 10-K for the fiscal year ended June 30, 2025 with the SEC on August 6, 2025. The Annual Report on Form 10-K, including all exhibits, can also be found on the Company’s website foxcorporation.com and can be downloaded free of charge. Paper copies of the Annual Report on Form 10-K, including the financial statements and schedules, may be obtained without charge from the Company. Paper copies of exhibits to the Annual Report on Form 10-K are available, but a reasonable fee per page will be charged to the requesting stockholder. Stockholders may make requests in writing to the attention of the Company’s Investor Relations Office by mail at Fox Corporation, 1211 Avenue of the Americas, New York, New York 10036, by telephone at (212) 852-7059 or by email at investor@fox.com.
2026 ANNUAL MEETING OF STOCKHOLDERS
It is currently anticipated that the Company’s 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) will be held on November 4, 2026.
To be considered for inclusion in the Company’s proxy statement for the 2026 Annual Meeting, stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act must be in writing and received by the Company’s Secretary at the Company’s principal executive offices at Fox Corporation, 1211 Avenue of the Americas, New York, New York 10036 no later than May 28, 2026. Such proposals must also comply with the requirements of Rule 14a-8.
Under the By-laws, stockholder proposals made outside the process of Rule 14a-8 and stockholders’ Director nominations for the 2026 Annual Meeting must be in writing and received by the Company’s Secretary at the Company’s principal executive offices between 5:00 p.m. (New York Time) on July 17, 2026 and 5:00 p.m. (New York Time) on August 14, 2026; provided, however, that in the event that the 2026 Annual Meeting is called for a date that is more than 30 days before or more than 70 days after the anniversary date of the 2025 Annual Meeting, notice by stockholders in order to be timely must be delivered not earlier than the Close of Business (as defined in the Bylaws) on the 120th day prior to the date of the 2026 Annual Meeting and not later than the Close of Business on the later of the 90th day prior to the date of the 2026 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2026 Annual Meeting is made. Stockholders are advised to review the By-laws, as they contain additional requirements with respect to advance notice of stockholder proposals and Director nominations. A copy of the By-laws is available on the website of the SEC (www.sec.gov) as Exhibit 3.2 to the Company’s Annual Report on Form 10-K filed with the SEC on August 6, 2025.
To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide the information required by Rule 14a-19 under the Exchange Act no later than September 15, 2026.
OTHER MATTERS
At the time of the preparation of this proxy statement, the Board knows of no other matters that will be acted upon at the Annual Meeting. If any other matters are presented for action at the Annual Meeting or at any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote the shares to which the proxy relates in accordance with their best judgment as determined in their sole discretion.

By Order of the Board of Directors

Adam G. Ciongoli Chief Legal and Policy Officer
New York, NY
September 25, 2025
YOUR VOTE IS IMPORTANT. THEREFORE, PLEASE PROMPTLY VOTE YOUR SHARES BY TELEPHONE OR INTERNET, OR IF YOU HAVE REQUESTED A PAPER PROXY CARD, BY COMPLETING, SIGNING AND DATING THE PROXY CARD AND RETURNING IT IN THE ENVELOPE PROVIDED.

62	2025 Proxy Statement

FOX

FOX CORPORATION
1211 AVENUE OF THE AMERICAS
44TH FLOOR
NEW YORK, NY 10036

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Standard Time on November 13, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to **www.virtualshareholdermeeting.com/FOX2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Standard Time on November 13, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V79788-P37658-Z91243

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FOX CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

		For	Against	Abstain
1.	Proposal to elect 7 directors.			
	1a. Lachlan K. Murdoch	☐	☐	☐
	1b. Tony Abbott AC	☐	☐	☐
	1c. William A. Burck	☐	☐	☐
	1d. Chase Carey	☐	☐	☐
	1e. Roland A. Hernandez	☐	☐	☐
	1f. Margaret "Peggy" L. Johnson	☐	☐	☐
	1g. Paul D. Ryan	☐	☐	☐
2.	Proposal to ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year ending June 30, 2026.	☐	☐	☐
3.	Advisory vote to approve named executive officer compensation.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF 1 YEAR ON PROPOSAL 4.

		1 Year	2 Years	3 Years	Abstain
4.	Advisory vote to approve the frequency of future advisory votes to approve named executive officer compensation.	☐	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS 5 AND 6.

		For	Against	Abstain
5.	Improve Executive Compensation Program.	☐	☐	☐
6.	Simple Majority Vote.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business properly brought before the Annual Meeting and any adjournment or postponement thereof.

NOTE: This Proxy must be signed exactly as your name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V79789-P37658-Z91243

FORM OF PROXY

IMPORTANT NOTICE TO STOCKHOLDERS
of FOX CORPORATION
The Annual Meeting of Stockholders will be held on
November 14, 2025 10:00 a.m. (Pacific Standard Time)

This proxy is solicited on behalf of the Board of Directors of Fox Corporation

The undersigned, a stockholder of Fox Corporation, a Delaware corporation (the "Company"), acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement, a copy of the Company's Annual Report, and revoking any proxy previously given, hereby constitutes and appoints Messrs. Lachlan K. Murdoch, John P. Nallen and Adam G. Ciongoli and each of them his or her true and lawful agents and proxies with full power of substitution in each to vote the shares of Class B common stock of the Company standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on November 14, 2025 at 10:00 a.m. (Pacific Standard Time) exclusively via live webcast at **www.virtualshareholdermeeting.com/FOX2025**, or at any adjournment or postponement thereof, upon the matters set forth in the accompanying Proxy Statement and any other matter that may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. **IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3, "1 YEAR" ON PROPOSAL 4 AND "AGAINST" PROPOSALS 5 AND 6.** IF ANY NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSONS AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

FORM OF PROXY

(Continued and to be signed on reverse side)